                                                                   Exhibit 4.2.1

                                                                  Execution Copy



                            NUMATICS, INCORPORATED

                        CERTAIN BORROWING SUBSIDIARIES


                         -----------------------------



                      AMENDED AND RESTATED LOAN AGREEMENT

                          dated as of March 23, 1998


                           THE LENDERS PARTY HERETO,


                                      and


                       NBD BANK, as Administrative Agent

                   BANKBOSTON, N.A., as Documentation Agent



          Syndication arranged by First Chicago Capital Markets, Inc.

                                 TABLE OF CONTENTS
                                 -----------------

Section                                                                    Page
-------                                                                    ----


     ARTICLE I DEFINITIONS.................................................   1
     1.1   Certain Definitions.............................................   1
     1.2   Other Definitions; Rules of Construction........................  19
     1.3   Accounting Terms and Determinations.............................  20

     ARTICLE II THE COMMITMENTS AND THE ADVANCES...........................  20
     2.1   Commitments of the Lenders......................................  20
     2.2   Termination and Reduction of Commitments........................  20
     2.3   Fees............................................................  23
     2.4   Disbursement of Advances........................................  24
     2.5   Conditions for First Disbursement...............................  26
     2.6   Further Conditions for Disbursement.............................  29
     2.7   Subsequent Elections as to Borrowings...........................  30
     2.8   Limitation of Requests and Elections............................  30
     2.9   Minimum Amounts; Limitation on Number of Borrowings.............  30
     2.10  Security and Collateral.........................................  31

     ARTICLE III PAYMENTS AND PREPAYMENTS OF ADVANCES......................  31
     3.1   Principal Payments..............................................  31
     3.2   Interest Payments...............................................  34
     3.3   Letter of Credit Reimbursement Payments.........................  34
     3.4   Payment Method..................................................  37
     3.5   No Setoff or Deduction..........................................  38
     3.6   Payment on Non-Business Day; Payment Computations...............  38
     3.7   Additional Costs................................................  38
     3.8   Illegality and Impossibility....................................  39
     3.9   Indemnification.................................................  39

     ARTICLE IV REPRESENTATIONS AND WARRANTIES.............................  40
     4.1   Corporate Existence and Power...................................  40
     4.2   Corporate Authority.............................................  40
     4.3   Binding Effect..................................................  40
     4.4   Subsidiaries....................................................  40
     4.5   Litigation......................................................  41
     4.6   Financial Condition.............................................  41
     4.7   Use of Advances.................................................  41
     4.8   Consents, Etc...................................................  41
     4.9   Taxes...........................................................  41
     4.10  Title to Properties.............................................  42
     4.11  ERISA...........................................................  42

LOAN AGREEMENT                                                           Page i

Section                                                                    Page
-------                                                                    ----
     4.12  Disclosure......................................................  42
     4.13  Environmental and Safety Matters................................  42
     4.14  Borrowing Base..................................................  42
     4.15  No Default......................................................  43
     4.16  Intellectual Property...........................................  43
     4.17  No Burdensome Restrictions......................................  43
     4.18  Labor Matters...................................................  43
     4.19  Solvency........................................................  43
     4.20  Not an Investment Company.......................................  43
     4.21  Management Group................................................  43
     4.22  Subordinated Debt Documents.....................................  43

     ARTICLE V COVENANTS...................................................  44
     5.1  Affirmative Covenants............................................  44
     (a)  Preservation of Corporate Existence, Etc.........................  44
     (b)  Compliance with Laws, Etc........................................  44
     (c)  Maintenance of Properties; Insurance.............................  45
     (d)  Reporting Requirements...........................................  45
     (e)  Accounting, Access to Records, Books, Etc........................  46
     (f)  Additional Security and Collateral...............................  47
     (g)  Further Assurances...............................................  47
     5.2  Negative Covenants...............................................  48
     (a)  Fixed Charge Coverage Ratio......................................  48
     (b)  Net Funded Debt to EBITDA........................................  48
     (c)  Interest Coverage Ratio..........................................  48
     (d)  Net Worth........................................................  49
     (e)  Indebtedness.....................................................  49
     (f)  Liens............................................................  49
     (g)  Merger; Acquisitions; Etc........................................  50
     (h)  Disposition of Assets; Etc.......................................  51
     (i)  Nature of Business...............................................  51
     (j)  Dividends and Other Restricted Payments..........................  51
     (k)  Investments, Loans and Advances..................................  52
     (l)  Transactions with Affiliates.....................................  52
     (m)  Contingent Liabilities...........................................  52
     (n)  Inconsistent Agreements..........................................  52
     (o)  Negative Pledge Limitation.......................................  52
     (p)  Subsidiary Dividends.............................................  53
     (q)  Payments and Modification of Subordinated Debt...................  53
     (r)  Additional Covenants.............................................  53
     (s)  Capital Expenditures.............................................  54

     ARTICLE VI DEFAULT....................................................  54
     6.1  Events of Default................................................  54
     6.2  Remedies.........................................................  56
     6.3  Distribution of Proceeds of Collateral...........................  57

LOAN AGREEMENT                                                           Page ii

Section                                                                    Page
-------                                                                    ----
     6.4   Letter of Credit Liabilities....................................  58

     ARTICLE VII THE AGENTS AND THE LENDERS................................  59
     7.1   Appointment and Authorization...................................  59
     7.2   Agents and Affiliates...........................................  59
     7.3   Scope of Agents' Duties.........................................  59
     7.4   Reliance by Agents..............................................  59
     7.5   Default.........................................................  59
     7.6   Liability of Agents.............................................  60
     7.7   Nonreliance on the Agents and Other Lenders.....................  60
     7.8   Indemnification.................................................  60
     7.9   Resignation of Agents...........................................  61
     7.10  Sharing of Payments.............................................  61
     7.11  Withholding Tax Exemption.......................................  62

     ARTICLE VIII MISCELLANEOUS............................................  62
     8.1   Amendments, Etc.................................................  62
     8.2   Notices.........................................................  63
     8.3   No Waiver By Conduct; Remedies Cumulative.......................  63
     8.4   Reliance on and Survival of Various Provisions..................  64
     8.5   Expenses; Indemnification.......................................  64
     8.6   Successors and Assigns..........................................  65
     8.7   Counterparts....................................................  67
     8.8   Governing Law...................................................  68
     8.9   Table of Contents and Headings..................................  68
     8.10  Construction of Certain Provisions..............................  68
     8.11  Integration and Severability....................................  68
     8.12  Independence of Covenants.......................................  68
     8.13  Interest Rate Limitation........................................  68
     8.14  Unification of Certain Currencies...............................  69
     8.15  Year 2000 Problem...............................................  69
     8.16  WAIVER OF JURY TRIAL............................................  69

EXHIBITS
--------
     Exhibit A......................       Borrowing Base Certificate
     Exhibit B......................       Environmental Certificate
     Exhibit C......................       Guaranty
     Exhibit D......................       Pledge Agreement
     Exhibits E-1 and E-2...........       Revolving Credit Notes
     Exhibit E-3....................       Swingline Note
     Exhibits E-4, E-5 and E-6......       Term Loan A Note
     Exhibits E-7 and E-8...........       Term Loan B Note
     Exhibit F......................       Request for Advance and Swingline Loan
     Exhibit G......................       Opinion of Counsel
     Exhibit H......................       Request for Continuation or Conversion of Loan
     Exhibit I......................       Assignment and Acceptance

LOAN AGREEMENT                                                          Page iii

SCHEDULES
---------
     Schedule 4.4.................    Subsidiaries
     Schedule 4.5.................    Litigation
     Schedule 4.16................    Intellectual Property
     Schedule 4.21-A..............    Stock Ownership
     Schedule 4.21-B..............    Shareholder Agreements
     Schedule 4.22-A..............    Notes Documents
     Schedule 4.22-B..............    Harvard Documents
     Schedule 5.2(e)..............    Indebtedness
     Schedule 5.2(f)..............    Liens
     Schedule 5.2(g)..............    Ultra Air Products, Inc. Note
     Schedule 5.2(k)..............    Investments, Loans and Advances

LOAN AGREEMENT                                                           Page iv

     THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of March 23, 1998 (this "Agreement"), is by and among NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), NUMATICS LTD., a corporation organized and existing under the laws of Canada ("Numatics Ltd."), and NUMATICS, GMBH, a corporation organized and existing under the laws of the Federal Republic of Germany ("Numatics GmbH") (the Company, Numatics Ltd. and Numatics GmbH may each be referred to as a "Borrower" and, collectively, as the "Borrowers"), and the LENDERS party hereto (collectively, the "Lenders" and, individually, a "Lender"), NBD BANK, a Michigan banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANKBOSTON, N.A., a national banking association, as documentation agent for the Lenders (in such capacity, the "Documentation Agent", and together with the Administrative Agent, collectively, the "Agents" and, individually, an "Agent").

                                 INTRODUCTION
                                 ------------

     A. The Borrowers, the lenders identified therein (collectively, the "Existing Lenders" and, individually, an "Existing Lender"), The First National Bank of Boston, as managing agent for the Existing Lenders, and NBD Bank, as administrative agent for the Existing Lenders, are parties to that certain Loan Agreement, dated as of January 3, 1996, as amended by the First Amendment to Loan Agreement dated as of March 31, 1996, the Second Amendment to Loan Agreement, dated as of April 15, 1997, the Third Amendment to Loan Agreement, dated as of November 17, 1997, and the Fourth Amendment to Loan Agreement, dated as of March 4, 1998 (the "Existing Loan Agreement"), pursuant to which the Existing Lenders provided to the Borrowers (or certain of the Borrowers as further described therein) a six-year amortizing term loan in the original principal amount of $45,000,000 ("Existing Term Loan A"), an eight-year amortizing term loan in the original principal amount of $45,000,000 ("Existing Term Loan B") and a $30,000,000 six-year revolving credit, including letters of credit (the "Existing Revolving Credit"), all for the purposes, and on the terms and conditions, therein set forth.

     B. The Company is now issuing $115,000,000 in aggregate principal amount of Subordinated Notes (as hereinafter defined), a portion of the proceeds of which will be used, among other things, to repay a portion of Existing Term Loan A and Existing Term Loan B, and in connection therewith the Borrowers desire to refinance the remaining portion of Existing Term Loan A with a new $20,000,000 six-year amortizing term loan, to refinance the remaining portion of Existing Term Loan B with a new $15,000,000 seven and one-half-year amortizing term loan, to replace the Existing Revolving Credit and refinance the indebtedness outstanding thereunder with a new $35,000,000 six-year revolving credit, including letters of credit, to modify the terms of the Existing Loan Agreement in certain other respects, and therefor to amend and restate the Existing Loan Agreement hereby, and the Lenders and the Agents are willing to do so on the terms and conditions herein set forth.

     In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

LOAN AGREEMENT                                                            Page 1

     "Adjusted Prime Rate" shall mean the per annum rate equal to the sum of
(a) the Applicable Margin, plus (b) the Prime Rate in effect from time to time, which Adjusted Prime Rate shall change simultaneously with any change in such Prime Rate.

     "Adjusted Prime Rate Loan" shall mean any Loan which bears interest at the Adjusted Prime Rate.

     "Advance" shall mean any Loan and any Letter of Credit Advance.

     "Affiliate", when used with respect to any person, shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Applicable Lending Office" shall mean, with respect to any Advance made by any Lender or with respect to such Lender's Commitment, the office of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of such Lender in the signature pages hereof or any other office or Affiliate of such Lender or of any Affiliate of such Lender hereafter selected and notified to the Company and the Administrative Agent by such Lender.

     "Applicable Margin" shall mean, with respect to any Adjusted Prime Rate Loan, LIBOR Loan, S/L/C fee and commitment fee, as the case may be, the applicable percentage set forth in the applicable table below based upon the ratio of Net Funded Debt as of the most recent fiscal quarter end of the Company to EBITDA for the period of four fiscal quarters then ending, as adjusted up or down, as the case may be, on the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d) are delivered to the Lenders, and shall remain in effect until the next change to be effected pursuant to this definition, provided, that, if any financial statements referred to above are not delivered within the time period required under
Section 5.1(d), then, until the financial statements are delivered, the ratio of Net Funded Debt to EBITDA as calculated as of the end of the fiscal quarter that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.5 to 1.0:

LOAN AGREEMENT                                                            Page 2

----------------------------------------------------------------------------------------------------------------------
Net Funded Debt to        Each Adjusted        Each Revolving             Term              S/L/C          Commitment
 EBITDA                  Prime Rate Loan       Credit Loan and Term       Loan B             Fee               Fee
                                               Loan A that is a
                                               LIBOR Loan
----------------------------------------------------------------------------------------------------------------------
Less than 2.5:1.0              0.00%                  1.25%                2.50%             1.25%              0.25%
----------------------------------------------------------------------------------------------------------------------
Greater than or                0.00%                  1.50%                2.50%             1.50%             0.375%
equal to 2.5:1.0
but less than
3.0:1.0
----------------------------------------------------------------------------------------------------------------------
Greater than or                0.00%                  1.75%                2.50%             1.75%             0.375%
equal to 3.0:1.0
but less than
3.5:1.0
----------------------------------------------------------------------------------------------------------------------
Greater than or                0.25%                  2.00%                2.50%             2.00%             0.375%
equal to 3.5:1.0
but less than
4.0:1.0
----------------------------------------------------------------------------------------------------------------------
Greater than or                0.50%                  2.25%                2.50%             2.25%              0.50%
equal to 4.0:1.0
but less than
4.5:1.0
----------------------------------------------------------------------------------------------------------------------
Greater than or                0.75%                  2.50%                2.75%             2.50%              0.50%
equal to 4.5:1.0
======================================================================================================================

     "BankBoston" shall mean BankBoston, N.A., a national banking association, including any of its branches and affiliates.

     "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit issuance, of the Lenders to be made to a Borrower, or continuations and conversions of such Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single LIBOR Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advances comprising the related Borrowing, e.g., a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

     "Borrowing Base" shall mean, as of any date, the sum of (a) an amount equal to 85% of the amount of Eligible Accounts Receivable, plus (b) an amount equal to the lesser of (i) 60% of the amount of Eligible Inventory or (ii) $15,000,000; provided, the aggregate value of assets of Numatics Ltd. included in the Borrowing Base shall not exceed $6,000,000.

     "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date and substantially in the form of Exhibit A hereto, certified as true and correct as of such date by a duly authorized officer of the Company.

LOAN AGREEMENT                                                            Page 3

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which (a) banks in Boston, Chicago or Detroit are not open to the public for carrying on substantially all of their banking functions, or (b) if such reference relates to the date for payment or purchase of any amount denominated in any currency other than Dollars, banks are not generally open to the public for carrying on substantially all of their banking functions in the principal financial center of the country issuing such currency.

     "Canadian Dollars" or "CDN$" shall mean the lawful currency of Canada.

     "Capital Expenditures" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries for such period, as the same are (or should be) set forth, in accordance with Generally Accepted Accounting Principles, in consolidated financial statements of the Company and its Subsidiaries for such period.

     "Capital Lease" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

     "Capital Stock" shall mean all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities.

     "Cash and Cash Equivalents" shall mean (i) cash in Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iv) certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $250,000,000 and a Keefe Bank Watch Rating of "B" or better, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having one of the two highest ratings obtained from Moody's or S&P and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (i) through (vi) above.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "C/L/C" shall mean any commercial letter of credit issued hereunder.

     "Commitments" shall mean, collectively, the Revolving Credit Commitments, the Term Loan A Commitments and the Term Loan B Commitments.

LOAN AGREEMENT                                                            Page 4

     "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Consolidated Interest Expense" means, for any period, total interest and related expense (including, without limitation, that portion of any Capitalized Lease obligation attributable to interest expense in conformity with Generally Accepted Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense) paid, payable or accrued during such period, without duplication for any period, with respect to all outstanding Indebtedness of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with Generally Accepted Accounting Principles; provided, however, except as otherwise expressly provided in this Agreement, (a) interest on Subordinated Debt which is not paid in cash or cash equivalents but is paid by the issuance by the Company of a promissory note, (b) amortization of original issue discount relating to such Subordinated Debt and (c) any prepayment premium or fee paid by the Company with respect to the prepayment of any such Subordinated Debt under the Harvard Subordinated Debt Documents (as defined in the Existing Loan Agreement) shall be excluded from the calculation of "Consolidated Interest Expense" hereunder.

     "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles; provided that in determining Consolidated Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (c) the proceeds of any insurance policy, (d) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles,
(e) any other extraordinary or non-recurring gains of the Company or its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, and (f) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Contingent Liabilities" of any person shall mean, as of any date, all contingent obligations of such person or of others for which such person is contingently liable, as obligor, guarantor or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

LOAN AGREEMENT                                                            Page 5

     "Contractual Obligation" shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

     "Current Asset" and "Current Liabilities" of any person shall mean, as of any date, all assets or liabilities, respectively, of such person which, in accordance with Generally Accepted Accounting Principles, should be classified as current assets or current liabilities, respectively, on a balance sheet of such person.

     "Deutschemark" or "DM" shall mean the lawful currency of the Federal Republic of Germany.

     "Dollar Equivalent" shall mean, with respect to each Loan in a Permitted Currency other than Dollars, the sum in Dollars resulting from the conversion of the amount of such Advance from the Permitted Currency in which such Advance is denominated into Dollars at the spot exchange rate determined by the Administrative Agent to be available to it for the purchase of such Permitted Currency with Dollars at approximately 11:00 a.m. local time of the Applicable Lending Office on the date any such Advance is disbursed or rolled over, or on such other date as a determination of the Dollar Equivalent is made.

     "Dollars" and "$" shall mean the lawful money of the United States of America.

     "Domestic Subsidiary" shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

     "EBIT" means, for any period, Consolidated Net Income for such period plus all amounts deducted in determining such Consolidated Net Income on account of
(a) Consolidated Interest Expense (without giving effect to the proviso at the end of such definition) and (b) income taxes and the State of Michigan single business tax, and (c) unrealized foreign currency gains and losses, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "EBITDA" means, for any period, EBIT for such period plus, to the extent deducted in determining such EBIT, (a) depreciation expense, (b) amortization expense (including non-cash amortization of post-retirement health benefits pursuant to FASB 106 and any non-cash amortization of interest in respect of a management deferral compensation plan), and (c) with respect to any such periods (and only such periods) that include any of the fiscal quarters of the Company ending on or about March 31, 1997 ("1st Quarter '97"), June 30, 1997 ("2nd Quarter '97"), September 30, 1997 ("3rd Quarter '97") or December 31, 1997 ("4th Quarter '97"), (i) consulting expense in connection with the Company's "GROWTTH" project, in amounts not exceeding $139,270, $373,442, $585,553 and $41,735 for 1st Quarter '97, 2nd Quarter '97, 3rd Quarter '97 and 4th Quarter '97, respectively, (ii) expenses associated with the aborted acquisition of Univer, S.p.A., in amounts not exceeding $80,914, $140,663, $306,553 and $2,870 for 1st
Quarter '97, 2nd Quarter '97, 3rd Quarter '97 and 4th Quarter '97, respectively, and (iii) relocation and other moving expenses incurred in the relocation of the Company's Actuator business, in amounts not exceeding $0, $0, $293,447 and $13,553 for 1st Quarter '97, 2nd Quarter '97, 3rd Quarter '97 and 4th Quarter '97, respectively, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

LOAN AGREEMENT                                                            Page 6

     "Eligible Accounts Receivable" shall mean, as of any date, those accounts receivable owned by the Company, Numatics Ltd. or any Guarantor which are payable in Dollars or any other freely traded currency and in which the Company, Numatics Ltd. or any Guarantor has granted to the Administrative Agent, for the benefit of the Agents and the Lenders, an enforceable, perfected security interest which is not void or voidable pursuant to a Security Agreement and all representations and warranties pertaining to such accounts receivable in such Security Agreement are true and correct, valued at the face amount thereof less sales, excise or similar taxes outstanding and less returns, discounts, credits and allowances of any nature at any time claimed in writing or issued, owing or granted; but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Company, Numatics Ltd. or any Guarantor, as the case may be, in the ordinary course of business, (b) that is more than 120 days past the original due date, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Administrative Agent under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, but only to the extent of such dispute, contra-account, defense, offset, counterclaim or Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, but only to the extent of such dispute, (e) that is due from any Affiliate or Subsidiary of the Company, Numatics Ltd. or any Guarantor, (f) that is payable by any person located outside the United States (which shall not be deemed to include any territories of the United States) or Canada; provided, however, that such accounts receivable shall be considered Eligible Accounts Receivable in an aggregate amount not exceeding $5,000,000, (g) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity or by any foreign government unless the Company, Numatics Ltd. or such Guarantor, as the case may be, fully complies with the Assignment of Claims Act and executes all documents and agreements and causes all documents and agreements to be executed in connection therewith as requested by the Administrative Agent or any similar foreign statute in the case of accounts receivable payable by a foreign government, (h) that is payable by any person as to which 25% or more of the aggregate amount of such accounts receivable payable by such person to the Company, Numatics Ltd. or any Guarantor, as the case may be, do not otherwise constitute Eligible Accounts Receivable, (i) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors,
(j) which is evidenced by a promissory note or other instrument, or (k) that for any other reason is at any time reasonably deemed by the Administrative Agent to be ineligible, and the Administrative Agent shall give 45 days' prior notice of, and the reason determined by the Administrative Agent in its sole reasonable discretion for, any such determination of ineligibility under this clause to the Company and each Lender.

     "Eligible Inventory" shall mean, as of any date, that inventory owned by the Company, Numatics Ltd. or any Guarantor that constitutes raw materials, work-in-process or finished goods and in which the Company, Numatics Ltd. or such Guarantor has granted to the Administrative Agent, for the benefit of the Lenders, an enforceable, perfected security interest which is not void or voidable pursuant to a Security Agreement and all representations and warranties pertaining to such inventory in such Security Agreement are true and correct, but shall not include any such inventory (a) that does not constitute inventory readily salable or usable in the business of the Company, Numatics Ltd. or any Guarantor, (b) that is located outside the United States (which shall not be deemed to include any

LOAN AGREEMENT                                                            Page 7
territories of the United States) or Canada, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Administrative Agent under the Security Documents), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of the Company, Numatics Ltd. or any Guarantor, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rules or regulation, that could limit or impair the ability of the Administrative Agent to promptly exercise all rights of the Administrative Agent under the security agreements, (g) if such inventory is located on premises not owned by the Company, Numatics Ltd. or any Guarantor and the landlord or other owner of such premises has not waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Administrative Agent to enter such premises pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to Administrative Agent, (h) with respect to which any insurance proceeds are not payable to the Administrative Agent as a loss payee or are payable to any loss payee other than the Administrative Agent, the Company, Numatics Ltd. or any Guarantor, as the case may be, or (i) that for any other reason is at any time reasonably deemed by the Administrative Agent to be ineligible, and the Administrative Agent shall give 45 days' prior notice of, and the reason determined by the Administrative Agent in its sole reasonable discretion for, any such determination of ineligibility under this clause to the Company and each Lender.

     "Environmental Certificate" shall mean an appropriately completed environmental certificate in the form of Exhibit B attached hereto delivered by each of the Borrowers (other than Numatics GmbH) and Guarantors, certified as true and correct as of such date by an executive officer of each Borrower (other than Numatics GmbH) and Guarantor acceptable to the Administrative Agent.

     "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

     "Equivalent" of an amount of one currency (the "first currency") denominated in another currency (the "second currency"), as of any date of determination, shall mean the amount of the second currency which could be purchased with the amount of the first currency at the spot exchange rate quoted by the Administrative Agent (or the Documentation Agent if the Administrative Agent is unable to quote such spot exchange rate) at approximately 11:00 a.m. local time of the Applicable Lending Office on such date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with the Company or any Subsidiary of the Company, would be treated as a single employer under Section 414 of the Code.

     "Event of Default" shall mean any of the events or conditions described in
Section 6.1.

     "Excess Cash Flow" for any period means the total of the following for Company and its Subsidiaries on a consolidated basis: (a) Consolidated Net Income, plus (b) depreciation and amortization for financial reporting purposes, plus (c) increases in deferred income taxes, plus (d)

LOAN AGREEMENT                                                            Page 8
decreases in Working Capital, plus (e) all other noncash charges against Consolidated Net Income, including without limitation all interest and related expense which is not paid in cash, plus (f) tax refunds actually received, plus
(g) to the extent deducted from Consolidated Net Income, unrealized foreign exchange losses, less (h) Capital Expenditures, less (i) scheduled amortization of long term Indebtedness actually paid during such period, less (j) cash dividends paid on Company's capital stock to the extent permitted under Section 5.2(j), less (k) decreases in deferred income taxes resulting from tax payments actually made during such period, less (l) increases in Working Capital, and less (m) to the extent added to Consolidated Net Income, unrealized foreign exchange gains; provided that for purposes of this definition of Excess Cash Flow only, calculations of changes in Working Capital shall exclude cash, cash equivalents and the Revolving Credit Loans.

     "Existing Assignment of Life Insurance" shall mean the Assignment of Policy as Collateral Security, dated January 3, 1996, made by the Company in favor of NBD, as collateral agent, as amended or modified from time to time.

     "Existing Guaranty" shall mean the Guaranty Agreement, dated as of January 3, 1996, made by the Company and the Guarantors in favor of NBD, as administrative agent, as amended or modified from time to time.

     "Existing Letter of Credit" shall mean Irrevocable Letter of Credit No. 500 in the amount of $2,590,411 dated December 16, 1996 issued by NBD in favor of NBD Bank, as trustee, for the account of the Company.

     "Existing Mortgages" shall mean (a) the Tennessee Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents, dated as of January 3, 1996, made by the Company in favor of James G. Lackey III, trustee, for the use and benefit of NBD, for the benefit of the Lenders, recorded on _____________, 1996 in Book _____, Page ______, in the Register's Office for Williamson County, Tennessee, as amended or modified from time to time, (b) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 16, 1993 in Liber 14264, Page 839, in the records of the Oakland County Register of Deeds, as amended or modified from time to time, (c) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 16, 1993 in Liber 14264, Page 822, in the records of the Oakland County Register of Deeds, as amended or modified from time to time, (d) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 14, 1993 in Liber 777, Page 234, in the records of the Shiawassee County Register of Deeds, as amended or modified from time to time, (e) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 13, 1993, in Liber 450, Page 744, in the records of the Sanilac County Register of Deeds, as amended or modified from time to time, (f) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 16, 1993, in Liber 14264, Page 805, in the records of the Oakland County Register of Deeds, as amended or modified from time to time, and (g) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 10, 1993, in Liber 149, Page 202, in the records of the Steuben County Register of Deeds, as amended or modified from time to time.

LOAN AGREEMENT                                                            Page 9

     "Existing Pledge Agreement" shall mean the Pledge Agreement and Irrevocable Proxy, dated as of January 3, 1996, made by the Company in favor of NBD, as collateral agent, as amended or modified from time to time.

     "Existing Security Agreements" shall mean (a) the Security Agreement, dated as of January 3, 1996, made by the Company in favor of NBD, as collateral agent, as amended or modified from time to time, (b) the Subsidiary Security Agreement, dated as of January 3, 1996, made by the Guarantors (other than the Company) in favor of NBD, as collateral agent, as amended or modified from time to time, and (c) the General Security Agreement, dated as of January 3, 1996, made by Numatics Ltd. in favor of NBD, as administrative agent, as amended or modified from time to time.

     "Existing Security Documents" shall mean the Existing Assignment of Life Insurance, the Existing Guaranty, the Existing Mortgages, the Existing Pledge Agreement, the Existing Security Agreements and all existing collateral and security documents made or assumed by Numatics GmbH and on file with NBD's Frankfurt branch, as amended or modified from time to time.

     "Federal Funds Rate" shall mean the per annum rate that is equal to the per annum rate established and announced by the Administrative Agent from time to time as the opening federal funds rate paid by the Administrative Agent in its regional federal funds market for overnight borrowings from other banks; all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

     "Fixed Charge Coverage Ratio" shall mean, as of the end of any fiscal quarter, the ratio of (a) EBITDA for the four fiscal quarters then ending minus Capital Expenditures for such period of four fiscal quarters, to (b) without duplication, Consolidated Interest Expense, plus cash tax payments, plus all payments on Funded Debt (excluding prepayments required pursuant to 3.1(d)), plus all cash dividends paid or required to be paid with respect to any Capital Stock of the Company and all redemptions of any Capital Stock.

     "FNBC" shall mean The First National Bank of Chicago, a national banking association, including any of its branches and affiliates.

     "Foreign Borrower" shall mean any Borrower incorporated or formed in any jurisdiction other than any State of the United States of America or any political subdivision of any such State.

     "Foreign Currency Lenders" shall mean FNBC and NBD Canada.

     "Foreign Currency Loan" shall mean any Revolving Credit Loan, any portion of Term Loan A or any portion of Term Loan B denominated in a Permitted Currency other than Dollars.

     "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

     "Funded Debt" of any person, as of any date, shall mean: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect, other than obligations of the Company for the balance of the purchase price of the stock of Ultra Air Products, Inc., as further described on Schedule 5.2(e) to the extent such obligations do not exceed $603,602; (ii) all liabilities secured by any Lien existing on

LOAN AGREEMENT                                                           Page 10
property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all reimbursements obligations under outstanding letters of credit in respect of drafts which (A) may be presented to the extent the aggregate amount thereof exceeds $4,000,000 or (B) have been presented and have not yet been paid and are not included in clause (i) above.

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lenders.

     "Guaranties" shall mean the Existing Guaranties and each other guaranty entered into by any of the Guarantors for the benefit of the Agents and the Lenders pursuant to this Agreement in substantially the form of Exhibit C hereto, as amended or modified from time to time.

     "Guarantor" shall mean the Company (as guarantor with respect to the Borrowers other than the Company), Micro-Filtration, Inc., a Michigan corporation, Numation, Inc., a Michigan corporation, Numatech, Inc., a Michigan corporation, Ultra Air Products, Inc., a Michigan corporation, Microsmith, Inc., an Arizona corporation, I.A.E. Incorporated, a Michigan corporation, and each future Domestic Subsidiary of the Company.

     "Harvard" shall mean Harvard Private Capital Holdings, Inc., a Massachusetts corporation.

     "Harvard Documents" shall mean the Harvard Securities Purchase Agreement and all agreements and documents executed or delivered in connection therewith, including, without limitation, those agreements and documents identified on
Schedule 4.22-B.

     "Harvard Put Notes" shall mean the Put Notes (as defined in the Harvard Securities Purchase Agreement as in effect on the Effective Date).

     "Harvard Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of January 3, 1996, between the Company and Harvard, as amended by that certain Agreement entered into as of March 23, 1998 between the Company and Harvard, and as further amended or modified from time to time.

     "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures or otherwise, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due within customary payment terms, (e) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (f) all obligations of others similar in character to those described in clauses (a) through (e) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar

LOAN AGREEMENT                                                           Page 11
obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

     "Interest Coverage Ratio" shall mean, as of the end of any fiscal quarter, the ratio of (a) EBITDA for the four fiscal quarters then ending to (b) Consolidated Interest Expense for the four fiscal quarters then ending.

     "Interest Payment Date" shall mean (a) with respect to any LIBOR Loan, the last day of each LIBOR Interest Period with respect to such LIBOR Loan, and, in the case of any LIBOR Interest Period exceeding three months, those days that occur during such LIBOR Interest Period at intervals of three months after the first day of such LIBOR Interest Period and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

     "Lender Indebtedness" shall mean (a) the Advances and any other amounts owing under this Agreement, the Notes, the Security Documents or any other agreement evidencing or relating to the Advances or this Agreement, and (b) all indebtedness, obligations and liabilities of any Borrower to any Lender in respect of any Swaps.

     "Letter of Credit" shall mean a C/L/C or S/L/C having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date, issued by an L/C Issuer on behalf of the Revolving Credit Lenders for the account of the Company or any of its Subsidiaries under an application and related documentation acceptable to the L/C Issuer issuing such Letter of Credit requiring, among other things, immediate reimbursement by the Company or such Subsidiary to such L/C Issuer in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by such L/C Issuer relative thereto. Each Existing Letter of Credit shall for all purposes of this Agreement be deemed a Letter of Credit issued for the account of the existing account party(ies) therefor pursuant to a Letter of Credit Advance under this Agreement.

     "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1 in which each Revolving Credit Lender acquires a pro rata risk participation.

     "Letter of Credit Documents" shall have the meaning ascribed thereto in
Section 3.3(b).

     "L/C Issuer" shall mean NBD or BankBoston.

     "LIBOR" shall mean, with respect to any LIBOR Loan and the related LIBOR Interest Period, the per annum rate that is equal to the sum of:

     (a)  the Applicable Margin, plus

     (b) (i) except as provided in clause (ii) below, the rate per annum obtained by dividing (A) the per annum rate of interest at which deposits in Dollars (or in any Permitted Currency in the case of any Foreign Currency Loan) for such LIBOR Interest Period and in an aggregate amount comparable to the amount of such LIBOR Loan to be made by the Administrative Agent in its capacity as a Lender hereunder (or, in the case of any Revolving Credit Loan, Term Loan A or Term Loan B made to Numatics GmbH, by FNBC) are offered to the Administrative Agent (or FNBC, as the case may be) by other prime banks in the London interbank market at approximately 11:00 a.m. local time in London on

LOAN AGREEMENT                                                           Page 12
the second LIBOR Business Day prior to the first day of such LIBOR Interest Period by (B) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such LIBOR Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

          (ii) with respect to Term Loan A made to Numatics Ltd., the rate per annum at which NBD Canada is able to raise funds in the Canadian interbank market at approximately 11:00 a.m. Detroit time on the Business Day prior to the first day of such LIBOR Interest Period;

all as conclusively determined by the Administrative Agent (or FNBC, as the case may be) or, with respect to rates determined pursuant to clause (ii) above, NBD Canada, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

     "LIBOR Business Day" shall mean, with respect to any LIBOR Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits or, in the case of Foreign Currency Loans in any Permitted Currency other than Dollars, such Permitted Currency deposits are carried out in the London interbank market with respect to such LIBOR Loan.

     "LIBOR Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the day such LIBOR Loan is made or converted to a LIBOR Loan and ending on the date one, two, three or six months thereafter, as a Borrower may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the date one, two, three or six months thereafter, as a Borrower may elect under Section 2.4 or 2.7, provided, however, that (a) the LIBOR Interest Period for all Term Loans shall be three months and the Company shall not have the ability to request any other LIBOR Interest Period with respect to the Term Loans or any portion thereof, (b) any LIBOR Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month, (c) each LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day, and
(d) no LIBOR Interest Period which would end after Maturity Date A with respect to Term Loan A, Maturity Date B with respect to Term Loan B or the Termination Date with respect to any Revolving Credit Loans shall be permitted.

     "LIBOR Loan" shall mean any Loan which bears interest at LIBOR.

     "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

     "Loan" shall mean any Revolving Credit Loan, any Term Loan and any Swingline Loan. Any such Loan or portion thereof may also be denominated as an Adjusted Prime Rate Loan or a LIBOR Loan, and such Adjusted Prime Rate Loans and LIBOR Loans are referred to herein as "types" of Loans.

LOAN AGREEMENT                                                           Page 13

     "Management Group" shall mean all employees of the Company or its Subsidiaries who own Class A Common Stock of the Company (including revocable living trusts of which the employee is the grantor and initial trustee).

     "Management Group Equity Documents" shall mean the Stock Transfer Agreement, the Voting Agreement and the Deferred Compensation Plan applicable to the members of the Management Group as of the Effective Date.

     "Material Adverse Effect" shall mean a material adverse effect on the property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole.

     "Maturity Date A" shall mean the earlier to occur of (a) the date on which the maturity of Term Loan A is accelerated pursuant to Section 6.2 and (b) March 19, 2004.

     "Maturity Date B" shall mean the earlier to occur of (a) the date on which the maturity of Term Loan B is accelerated pursuant to Section 6.2 and (b) September 19, 2005.

     "Mortgages" shall mean the Existing Mortgages each other mortgage or deed of trust entered into by any Borrower or any Guarantor for the benefit of the Agents and the Lenders pursuant to this Agreement substantially in the form of any Existing Mortgage or such other form as approved by the Required Lenders, as amended or modified from time to time.

     "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

     "Net Worth" shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and its Subsidiaries and the amount of any foreign currency translation adjustment account shown as a capital account of the Company and its Subsidiaries, less (b) treasury stock of the Company and its Subsidiaries, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Net Cash Proceeds" shall mean, (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Administrative Agent for the benefit of the Agents and the Lenders) and other customary fees actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

LOAN AGREEMENT                                                           Page 14

     "Net Funded Debt" shall mean all Funded Debt, less all Cash and Cash Equivalents, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "NBD" shall mean NBD Bank, a Michigan banking corporation, including any of its branches and affiliates.

     "NBD Canada" shall mean First Chicago NBD Bank, Canada, a Canadian chartered bank.

     "Note" shall mean any Revolving Credit Note, any Term Loan A Note, any Term Loan B Note or the Swingline Note.

     "Numatics GmbH Borrowing Base" shall mean the borrowing base established by FNBC with respect to the Revolving Credit Loans that may be obtained by Numatics GmbH pursuant to Section 2.1(a)(ii).

     "Overdue Rate" shall mean (a) in respect of principal of Adjusted Prime Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Adjusted Prime Rate, (b) in respect of principal of LIBOR Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current LIBOR Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Adjusted Prime Rate, and (c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Adjusted Prime Rate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Currency" shall mean Canadian Dollars, Deutschemarks or any other foreign currency approved by the Administrative Agent.

     "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

     "Person" or "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate, or by any other person if the Company, any Subsidiary of the Company or any ERISA Affiliate could have liability with respect to such pension plan.

     "Pledge Agreements" shall mean the Existing Pledge Agreements and each other Pledge Agreement entered into by any Borrower or any Guarantor for the benefit of the Agents and the Lenders pursuant to this Agreement substantially in the form attached hereto as Exhibit D, as amended or modified from time to time.

LOAN AGREEMENT                                                           Page 15

     "Prime Rate" shall mean the per annum rate announced by the Administrative Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Administrative Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

     "Remaining Harvard Obligations" shall mean the Warrants (as defined in the Harvard Securities Purchase Agreement as in effect on the Effective Date) and the Harvard Put Notes issued from time to time in accordance with the terms of the Harvard Securities Purchase Agreement as in effect on the Effective Date.

     "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

     "Required Lenders" shall mean Lenders holding not less than 66-2/3% of the Commitments (or 66-2/3% of the Advances if the Commitments have been terminated). For purposes of this definition, the amount of each Commitment and Loan in any currency other than Dollars shall be measured based on the Dollar Equivalent thereof and assuming the spot exchange rate is identical to the spot exchange rate existing on the Effective Date.

     "Required Revolving Credit Lenders" shall mean Revolving Credit Lenders holding not less than 66-2/3% of the Revolving Credit Commitments (or 66-2/3% of the Revolving Credit Advances if the Revolving Credit Commitments have been terminated). For purposes of this definition, the amount of each Commitment and Loan in any currency other than Dollars shall be measured based on the Dollar Equivalent thereof and assuming the spot exchange rate is identical to the spot exchange rate existing on the Effective Date.

     "Requirement of Law" shall mean as to any person, the certificate of incorporation and by-laws or other organization or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

     "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

     "Revolving Credit Commitments" shall mean, with respect to each Lender, the commitment of each such Lender to make Revolving Credit Loans, and to participate in Letter of Credit Advances, in amounts not exceeding in the aggregate principal or face amount outstanding at any time the Revolving Credit Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to Section
8.6. The Revolving Credit Commitments shall be composed of the "Tranche A Revolving Credit Commitments" and "Tranche B Revolving Credit Commitments".

     "Revolving Credit Lenders" shall mean those Lenders which have a Revolving Credit Commitment or, if such Commitments shall have been terminated, have outstanding Revolving Credit Advances.

LOAN AGREEMENT                                                           Page 16

     "Revolving Credit Loan" shall mean any borrowing under Section 2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1(a).

     "Revolving Credit Notes" shall mean the promissory notes of the Company and Numatics GmbH evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit E-1 and E-2, respectively, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Revolving Credit Note" shall mean any one of such Revolving Credit Notes.

     "Revolving Credit Percentage" shall mean, with respect to any Revolving Credit Lender at any time, the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders then constituted by such Revolving Credit Lender's Revolving Credit Commitment.

     "Security Agreements" shall mean the Existing Security Agreements and each other Security Agreement entered into by any Borrower or any Guarantor for the benefit of the Agents and the Lenders pursuant to this Agreement substantially in the form of any Existing Security Agreement, as applicable, as amended or modified from time to time, and any other agreement executed by any Borrower granting a Lien for the benefit of the Agents and the Lenders in form or substance satisfactory to the Administrative Agent, as amended or modified from time to time.

     "Security Documents" shall mean the Mortgages, the Pledge Agreements, the Security Agreements, the Guaranties, the Existing Assignment of Life Insurance, all other Existing Security Documents, any other agreements or documents pledging any life insurance and all other agreements and documents delivered pursuant to this Agreement or otherwise entered into by any person to secure or guaranty the obligations of any Borrower under this Agreement.

     "S/L/C" shall mean any standby letter of credit issued hereunder.

     "Solvent" when used with respect to any person, means that, as of any date of determination, (a) the amount of the "present fair salable value" of the assets of such person will, as of such date, exceed the amount of all "liabilities of such person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair salable value of the assets of such person will, as of such date, be greater than the amount that will be required to pay the liability of such person on its debts as such debts become absolute and matured, (c) such person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

     "Subordinated Debt" shall mean, for any person, (a) all indebtedness, obligations and liabilities of such person under the Remaining Harvard Obligations, (b) all indebtedness, obligations and liabilities of such person under the Subordinates Notes and the Subordinated Notes Indenture, and (c) any other Indebtedness of such person, so long as, in each of such cases (a), (b) and (c), such indebtedness, obligations and liabilities are fully subordinated to all Indebtedness of such person owing to the Agents, the L/C Issuers and the Lenders, by written agreements and documents in form and substance

LOAN AGREEMENT                                                           Page 17
satisfactory to the Required Lenders and are governed by terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Required Lenders.

     "Subordinated Debt Documents" shall mean the Harvard Documents, the Subordinated Notes, the Subordinated Notes Indenture and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Remaining Harvard Obligations, the Subordinated Notes or any other Subordinated Debt, including, without limitation, those agreements and documents identified on Schedule 4.22-A and Schedule 4.22-B.

     "Subordinated Notes" shall mean the 9-5/8% Senior Subordinated Notes due 2008 and all other notes or debt securities, if any, issued pursuant to the Subordinated Notes Indenture at any time.

     "Subordinated Notes Indenture" shall mean the Indenture, dated as of March 23, 1998, among the Company, the Domestic Subsidiaries that provide Subsidiary Guarantees (as defined therein), and First Trust National Association, as trustee.

     "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof.

     "Swaps" shall mean any interest rate or currency swaps, rate caps or similar transactions, provided that such transactions are entered into by the Company or any of its Subsidiaries to protect against fluctuations in interest rates on Indebtedness of the Company and its Subsidiaries or in exchange rates, and not for speculative purposes.

     "Swingline Loan" shall mean any loan under Section 2.4 evidenced by the Swingline Note and made by the Administrative Agent to the Company pursuant to
Section 2.1(e).

     "Swingline Note" shall mean any promissory note of the Company evidencing the Swingline Loans in substantially the form of Exhibit E-3 hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

     "Termination Date" shall mean the earlier to occur of (a) March 19, 2004, and (b) the date on which the Revolving Credit Commitments shall be terminated pursuant to Section 2.2 or 6.2.

     "Term Loan A" shall mean the single borrowing under Section 2.4 evidenced by the Term Loan A Notes and made to the Borrowers pursuant to Section 2.1(b).

     "Term Loan A Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make Term Loan A in an amount not exceeding in the aggregate principal amount outstanding at any time the Term A Commitment amount(s) for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to Section
8.6. The Term Loan A Commitments shall be composed of the "Company Term Loan A Commitments", the "Numatics Ltd. Term Loan A Commitments" and the "Numatics GmbH Term Loan A Commitments".

LOAN AGREEMENT                                                           Page 18

     "Term Loan A Lenders" shall mean those Lenders which have a Term Loan A Commitment or, if such Commitments have been terminated, have an outstanding Term Loan A.

     "Term Loan A Notes" shall mean the promissory notes of each Borrower evidencing the Term Loan A, in substantially the form annexed hereto as Exhibit E-4, E-5 and E-6, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Term Loan A Note" shall mean any one of such Term Loan A Notes.

     "Term Loan B" shall mean the single borrowing under Section 2.4 evidenced by the Term Loan B Notes and made to the Company and Numatics pursuant to
Section 2.1(c).

     "Term Loan B Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make Term Loan B in an amount not exceeding in the aggregate principal amount outstanding at any time the Term B Commitment amount(s) for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to Section
8.6. The Term Loan B Commitments shall be composed of the "Company Term Loan B Commitments" and the "Numatics GmbH Term Loan B Commitments."

     "Term Loan B Lenders" shall mean those Lenders which have a Term Loan B Commitment or, if such Commitments have been terminated, have an outstanding Term Loan B.

     "Term Loan B Notes" shall mean the promissory notes of the Company and Numatics GmbH evidencing the Term Loan B, in substantially the form of Exhibits E-7 and E-8, respectively, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Term Loan B Note" shall mean any one of such Term Loan B Notes.

     "Term Loans" shall mean Term Loan A and Term Loan B.

     "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Generally Accepted Accounting Principles.

     "Unmatured Event" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

     "Working Capital" of any person shall mean, as of any date, the amount, if any, by which Current Assets of such person exceeds the Current Liabilities of such person.

     1.2 Other Definitions; Rules of Construction. As used herein, the terms "this Agreement", "Company", "Numatics Ltd.", "Numatics GmbH", "Borrower", "Borrowers", "Lenders", "Lender", "Administrative Agent", "Documentation Agent", "Agents", "Agent", "Existing Lenders", "Existing Lender", "Existing Loan Agreement", "Existing Term Loan A", "Existing Term Loan B" and "Existing Revolving Credit" shall have the respective meanings ascribed thereto in the initial and introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections"

LOAN AGREEMENT                                                           Page 19
shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     1.3  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with Generally Accepted Accounting Principles; provided that, if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article V for such purpose), then the Borrowers' compliance with such covenants shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective until either such notice is withdrawn or such covenant or any such defined term is amended in a manner satisfactory to the Borrowers and the Required Lenders. Except as otherwise expressly provided herein, all references to a time of day shall be references to Detroit, Michigan time.

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or monthly financial statement under Section 5.1(d) hereof (i) a description in reasonable detail of any material variation between the application or other modification of accounting principles employed in the preparation of such statement and the application or other modification of accounting principles employed in the preparation of the immediately prior annual or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 5.2 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, and September 30 of each year, respectively.

                                  ARTICLE II

                       THE COMMITMENTS AND THE ADVANCES

     2.1  Commitments of the Lenders.

          (a) Revolving Credit Advances. (i) Each Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans denominated in Dollars to the Company pursuant to
Section 2.4 and to participate in Letter of Credit Advances to the Company pursuant to Section 3.3, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(d). The Commitment of each Revolving Credit Lender to make Revolving Credit Advances to the Company under this Section 2.1(a)(i) shall be its "Tranche A Revolving Credit Commitment".

               (ii) FNBC agrees, for itself only, subject to the terms and conditions of this Agreement and other agreements among FNBC and Numatics GmbH, to make Revolving Credit Loans

LOAN AGREEMENT                                                           Page 20
denominated in Deutschemarks to Numatics GmbH pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(d). The Commitment of FNBC to make Revolving Credit Loans to Numatics GmbH under this Section 2.1(a)(ii) shall be its "Tranche B Revolving Credit Commitment."

          (b) Term Loan A. Each Term Loan A Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make a portion of the Term Loan A to the Company, Numatics Ltd. and Numatics GmbH on the Effective Date in an amount equal to its Company Term Loan A Commitment, Numatics Ltd. Term Loan A Commitment and Numatics GmbH Term Loan A Commitment, respectively. Term Loan A shall be comprised of the following three disbursements: (i) a Loan to the Company by the Term Loan A Lenders (in the amount, for each such Term Loan A Lender, of its Company Term Loan A Commitment) denominated in Dollars in an aggregate principal amount equal to $16,000,000; (ii) a Loan by NBD Canada to Numatics Ltd. denominated in Canadian Dollars in an aggregate amount equal to the Dollar Equivalent on the Effective Date of $2,000,000; and (iii) a Loan by FNBC to Numatics GmbH, denominated in Deutschemarks in an aggregate amount equal to the Dollar Equivalent on the Effective Date of $2,000,000.

          (c) Term Loan B. Each Term Loan B Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make a portion of the Term Loan B to the Company and Numatics GmbH on the Effective Date in an amount equal to its Company Term Loan B Commitment and Numatics GmbH Term Loan B Commitment, respectively. Term Loan B shall be comprised of the following two disbursements: (i) a Loan to the Company by the Term Loan B Lenders (in the amount, for each such Term Loan B Lender, of its Company Term Loan B Commitment) in an aggregate principal amount equal to $13,000,000; and (ii) a Loan by FNBC to Numatics GmbH, denominated in Deutschemarks in an aggregate amount equal to the Dollar Equivalent on the Effective Date of $2,000,000.

          (d) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Revolving Credit Advances at any time outstanding to the Company shall not exceed the lesser of (A) the amount of the Borrowing Base as of the most recently received Borrowing Base Certificate and (B) the aggregate amount of the Tranche A Revolving Credit Commitments as of the date any such Advance is made, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $5,000,000, (ii) the Dollar Equivalent of the aggregate principal amount of Revolving Credit Loans at any time outstanding to Numatics GmbH shall not exceed the lesser of (A) the aggregate amount of the Tranche B Revolving Credit Commitments and (B) the amount of the Numatics GmbH Borrowing Base as determined by the Administrative Agent, (iii) the principal amount of the portion of Term Loan A made by each such Lender to the Company shall not exceed the amount of its respective Company Term Loan A Commitment, (iv) the Dollar Equivalent of the principal amount of the portion of Term Loan A made by each such Lender to Numatics Ltd. shall not exceed the amount of its respective Numatics Ltd. Term Loan A Commitment, (v) the Dollar Equivalent of the principal amount of the portion of Term Loan A made by each such Lender to Numatics GmbH shall not exceed the amount of its respective Numatics GmbH Term Loan A Commitment, (vi) the principal amount of the portion of Term Loan B made by each such Lender to the Company shall not exceed the amount of its respective Company Term Loan B Commitment and (vii) the Dollar Equivalent of the principal amount of the portion of Term Loan B made by each such Lender to Numatics GmbH shall not exceed the amount of its respective Numatics GmbH Term Loan B Commitment.

LOAN AGREEMENT                                                           Page 21

          (e) Swingline Loans. (i) The Company may request the Administrative Agent to make, and the Administrative Agent may, in its sole discretion, make Swingline Loans to the Company from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any time the lesser of (A) $5,000,000 (the "Swingline Facility") and (B) the aggregate amount of Revolving Credit Advances that could be but is not borrowed as of such date. Each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based on such Lender's Revolving Credit Commitment) of each Swingline Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Lender, but no Lender's Revolving Credit Commitment, including NBD's, shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a). Swingline Loans shall bear interest at the Adjusted Prime Rate. Within the limits of the Swingline Facility, so long as the Administrative Agent, in its sole discretion, elects to make Swingline Loans, the Company may borrow and reborrow under this Section 2.1(e)(i).


          (ii) The Administrative Agent may at any time in its sole and absolute discretion; provided that the Administrative Agent agrees to do so not less frequently than weekly; provided, further, that the failure of the Administrative Agent to do so with such frequency shall not relieve the Revolving Credit Lenders of their obligations hereunder; require that any Swingline Loan be refunded by a Revolving Credit Loan which is an Adjusted Prime Rate Borrowing from the Revolving Credit Lenders, and upon written notice thereof by the Administrative Agent to the Revolving Credit Lenders and the Company, the Company shall be deemed to have requested a Revolving Credit Loan which is an Adjusted Prime Rate Borrowing in an amount equal to the amount of such Swingline Loan, and such Adjusted Prime Rate Borrowing shall be made to refund such Swingline Loan. Each Revolving Credit Lender shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Revolving Credit Lender's Revolving Credit Commitment) of such Adjusted Prime Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(e)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender has or may have against the Administrative Agent or the Company or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of an Unmatured Event or an Event of Default, subject to Section 2.1(e)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement or any other agreement by any other Lender, any Borrower or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's failure to satisfy any conditions contained in Article II or any other provision of this Agreement). Nothing in this Section shall limit the liability, if any, of the Administrative Agent to any Lender under Section 7.6.

          (iii) If, due to any Event of Default (including without limitation as a result of the occurrence of an Event of Default with respect to the Company or any of its Subsidiaries pursuant to Section 6.1(h)) Adjusted Prime Rate Loans may not be made by the Revolving Credit Lenders as described in Section 2.1(e)(ii), then (A) the Company agrees that each Swingline Loan not paid pursuant to Section 2.1(e)(ii) shall bear interest, payable on demand by the Administrative Agent, at the Overdue Rate, and (B) effective on the date each such Adjusted Prime Rate Loan would otherwise have been made, each Revolving Credit Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Unmatured Event or Event of Default or any other circumstances, in lieu of deemed disbursement of loans, to the extent of such Revolving Credit Lender's Revolving Credit Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in same day funds, the amount of its participation. After such payment to the Administrative Agent, each Revolving Credit Lender shall share on a pro rata basis (calculated by

LOAN AGREEMENT                                                           Page 22
reference to its Revolving Credit Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such participating interest available to the Administrative Agent, such Revolving Credit Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Administrative Agent until the date such amount is paid to the Administrative Agent, at (x) in the case of the Company, the interest rate specified above and (y) in the case of such Lender, the Federal Funds Rate for the first five days after the date of demand by the Administrative Agent and thereafter at the interest rate specified above.

     2.2 Termination and Reduction of Commitments. (a) The Company shall have the right to terminate or reduce the Revolving Credit Commitments at any time and from time to time, provided that (i) the Company shall give notice of such termination or reduction to the Administrative Agent specifying the amount and effective date thereof, (ii) each partial reduction of the Revolving Credit Commitment shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 and shall reduce the Revolving Credit Commitments of all of the Lenders proportionately in accordance with the respective commitment amounts for each such Lender set forth in the signature pages hereof next to name of each such Lender, and shall reduce the Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments proportionately, (iii) no such termination or reduction shall be permitted with respect to any portion of the Revolving Credit Commitments as to which a request for an Advance pursuant to
Section 2.4 is then pending, and (iv) the Revolving Credit Commitments may not be terminated if any Revolving Credit Advances are then outstanding and may not be reduced below the principal amount of Revolving Credit Advances then outstanding. The Revolving Credit Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

          (b) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by an L/C Issuer in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Company.

     2.3 Fees. (a) The Company agrees to pay to the Lenders a commitment fee on the daily average unused amount of the Revolving Credit Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin. For the purpose of calculating the commitment fee under this Section 2.3(a), C/L/Cs shall not be considered usage of the Revolving Credit Commitment. All Letters of Credit shall be considered usage of the Revolving Credit Commitment for all other purposes hereunder, including without limitation calculation of the Borrowing Base. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on March 31, 1998 and on the Termination Date.

          (b) The Company agrees to pay to the Administrative Agent (i) with respect to S/L/Cs, a fee computed at the Applicable Margin calculated on the maximum amount available to be

LOAN AGREEMENT                                                           Page 23
drawn from time to time under a S/L/C, which fee shall be paid annually in advance at the time such S/L/C is issued for the period from and including the date of issuance of such S/L/C to and including the stated expiry date of such S/L/C, which fees shall be for the pro rata benefit of the Revolving Credit Lenders, (ii) with respect to C/L/Cs, fees to be agreed upon between each L/C Issuer and the Company, which fee shall be paid at each time as any C/L/C is presented or drawn upon, in whole or in part, and if any C/L/C or portion thereof is not drawn upon the Company shall pay an expiry fee to be agreed upon between the Company and each L/C Issuer, which fees shall be for the pro rata benefit of the Revolving Credit Lenders, and (iii) with respect to all Letters of Credit, a fee computed at the rate of 1/8 of 1% per annum calculated on the face amount of each Letter of Credit, which fee shall be paid at the time each Letter of Credit is issued and shall be solely for the account of the L/C Issuer issuing such Letter of Credit. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the L/C Issuers, on demand, such other customary administrative fees, charges and expenses of the L/C Issuers in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (c) The Company agrees to pay to the Administrative Agent agency fees for its services as Administrative Agent under this Agreement in such amounts as may from time to time be agreed to in writing by the Company and the Administrative Agent.

     2.4 Disbursement of Advances. (a) With respect to Loans under Section 2.1(a)(i), the Company shall give the Administrative Agent notice of its request for each Revolving Credit Advance in substantially the form of Exhibit F hereto not later than 10:00 a.m. Detroit time (i) three LIBOR Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a LIBOR Borrowing, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) on the Business Day such Advance is requested to be made in all other cases, which notice shall specify whether a LIBOR Borrowing, an Adjusted Prime Rate Borrowing, a Swingline Loan or a Letter of Credit Advance is requested and, in the case of each requested LIBOR Borrowing, the LIBOR Interest Period to be initially applicable to such Borrowing and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Administrative Agent. All notices and other administrative matters with respect to Foreign Currency Loans shall be as agreed between the Foreign Currency Lenders and the Borrowers. Except as provided in Sections 2.8 and 3.8 and the following sentence, the Term Loans shall bear interest at LIBOR and the LIBOR Interest Period applicable to the Term Loans shall be three months. No Borrower shall have the ability to request, under this Section 2.4 or under Section 2.7, that any Term Loan or any portion thereof bear interest at the Adjusted Prime Rate or that such Loans, or any portion thereof, have an applicable LIBOR Interest Period other than three months. The Administrative Agent, not later than 12:00 noon the same Business Day such notice is given, shall provide notice of such requested Advance (other than any Swingline Loan) to each Revolving Credit Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Advance shall be made available to the Borrower requesting such Advance by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by such Borrower at the principal office of the Administrative Agent. Subject to the terms and conditions of this Agreement, the L/C Issuer requested to issue a Letter of Credit shall, on the date such Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Revolving Credit Lenders for the account of the Company. Notwithstanding anything herein to the contrary, an L/C Issuer may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion.

LOAN AGREEMENT                                                           Page 24

          (b) Each Lender, not later than 2:00 p.m. on the date any Borrowing in the form of a Loan for which such Lender has a Commitment is required to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the principal office of the Administrative Agent for disbursement to the Borrower. Unless the Administrative Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this Section 2.4 that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Lender shall not have so made such pro rata portion available to the Administrative Agent, the Administrative Agent may (but shall not be obligated to) make such amount available to the Borrower requesting such Borrowing, and such Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to, in the case of such Borrower, the interest rate applicable to such Borrowing during such period and, in the case of any Lender, at the Federal Funds Rate. If such Lender shall pay such amount to the Administrative Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Administrative Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Administrative Agent on the date of any such Borrowing.

          (c) All Revolving Credit Loans made under this Section 2.4 shall be evidenced by the Revolving Credit Notes, the Term Loan A made under this Section
2.4 shall be evidenced by the Term Loan A Notes, the Term Loan B made under this
Section 2.4 shall be evidenced by the Term Loan B Notes, the Swingline Loans shall be evidenced by the Swingline Note and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender and the Administrative Agent is hereby authorized by each Borrower to record on the schedule attached to the Notes, or in its books and records, the date, and amount and type of each Loan and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Lender or the Administrative Agent to record, or any error in recording, any such information shall not relieve any Borrower of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Advances under this Section 2.4 and under Section 3.3, prepay Revolving Credit Advances pursuant to Section 3.1 and reborrow Revolving Credit Advances but not Term Loans under this Section 2.4.

          (d) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the L/C Issuers have the sole obligation under this Agreement to issue Letters of Credit for the risk of the Lenders. Upon issuance of a Letter of Credit by an L/C Issuer, each Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on its respective Revolving Credit Commitment. If an L/C Issuer shall honor a draft or other demand for payment presented or made under any Letter of Credit, such L/C Issuer shall provide notice thereof to each Lender on the date such draft or demand is honored unless the Company or any of its Subsidiaries shall have satisfied its reimbursement obligation under Section 3.3 by payment to such L/C Issuer on such date. Each Lender, on such date, shall make its pro rata share of the amount

LOAN AGREEMENT                                                           Page 25
paid by such L/C Issuer available in immediately available funds at the principal office of the Administrative Agent for the account of such L/C Issuer. If and to the extent such Lender shall not have made any required pro rata portion available to the Administrative Agent, such Lender and the Company, unconditionally and irrevocably, severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by such L/C Issuer until such amount is so made available to the Administrative Agent at a per annum rate equal to the interest rate applicable during such period to the related Loan disbursed under
Section 3.3 in respect of the reimbursement obligation of the Company. If such Lender shall pay such amount to the Administrative Agent together with such interest, if any, accrued, such amount so paid shall constitute a Revolving Credit Loan by such Lender as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such amount paid by such L/C Issuer available to the Administrative Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Administrative Agent. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that Letters of Credit hereunder may be issued for the account of any of the Subsidiaries of the Company, provided that for all purposes of this Agreement both the Company and such Subsidiary shall be deemed the account party thereon and shall be jointly and severally liable for all obligations in connection therewith and the Company shall have obtained an agreement from such Subsidiary that such Subsidiary shall be bound by all of the terms and provisions of this Agreement with respect to Letters of Credit, such agreement to be in form and substance satisfactory to the L/C Issuers.

     2.5 Conditions for First Disbursement. The obligation of the Lenders, the L/C Issuers or the Administrative Agent, as applicable, to make the first Advance hereunder is subject to receipt by each Lender and the Administrative Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the Administrative Agent:

          (a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower's and each Guarantor's respective jurisdiction of incorporation listing all charter documents of each Borrower or each Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of each Borrower or each Guarantor, respectively, together with copies of such charter documents of each Borrower or each Guarantor certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower or each Guarantor, respectively;

          (b) By-Laws and Corporate Authorizations; Management Group Equity Agreements. Copies of the by-laws of each Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by each Borrower and each Guarantor to authorize the execution, delivery and performance by each Borrower and each Guarantor of this Agreement, the Notes and the Security Documents to which such Borrower or such Guarantor, respectively, is a party and the consummation by such Borrower or such Guarantor, respectively, of the transactions contemplated hereby, and copies of all Management Group Equity Agreements, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower or each Guarantor, respectively;

          (c) Incumbency Certificate. Certificates of incumbency of each Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each Borrower or each Guarantor in connection with this Agreement, the Notes and the Security Documents to which such Borrower and such Guarantor is a party and the consummation by

LOAN AGREEMENT                                                           Page 26
such Borrower or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor;

          (d) Notes. The Notes duly executed on behalf of the Company and each other Borrower, as the case may be, for each Lender;

          (e) Security Documents. The Security Documents duly executed on behalf of the Borrowers and the Guarantors, as the case may be, together with all assignments, amendments, amendments and restatements, confirmations and/or extensions of the Existing Security Documents as the Administrative Agent may reasonably request in connection with the amendment and restatement of the Existing Loan Agreement pursuant to this Agreement, duly executed on behalf of the parties thereto, granting to the Lenders and the Agents the collateral and security intended to be provided pursuant to Section 2.10, together with:

               (i) Recording, Filing, Etc. Recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Administrative Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements, financing statement amendments and assignments and similar documents which the Lenders or the Administrative Agent may deem necessary or appropriate to create, preserve, maintain or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agents thereunder, together with Uniform Commercial Code record searches in such offices as the Lenders or the Administrative Agent may request;

               (ii) Title Insurance. Policies of mortgage title insurance issued by an insurer and in amounts satisfactory to the Lenders and the Administrative Agent, insuring the interest of the Lenders and the Agents under the Mortgages without standard exceptions and without any special exceptions not acceptable to the Lenders and the Administrative Agent and containing such further endorsements, affirmative coverage and other terms as the Lenders and the Administrative Agent may request;

               (iii) Surveys. Surveys of the property subject to the Mortgages made by a land surveyor licensed in the State in which such property is located and acceptable to the Lenders and the Administrative Agent complying with the Minimum Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and the American Congress on Surveying and Mapping and showing such details as the Lenders and the Administrative Agent may request, certified to the Lenders and the Administrative Agent and the issuer of such mortgage title insurance policy in form acceptable to the Lenders and the Administrative Agent, or such surveys recertified by such a surveyor sufficient to permit the issuers of all mortgage title insurance policies to remove their standard exceptions; provided, that, without limiting any of the other terms, conditions or requirements of this Agreement or any of the Security Documents, it shall not be a condition to the first Advance hereunder that the Lenders and the Administrative Agent receive anything described in subparagraph (ii) above or this subparagraph (iii) in addition to that which they have already received in connection with the Existing Loan Agreement;

               (iv) Leased Property; Landlord Waivers. A schedule setting forth all real property leased by each Borrower and each Guarantor, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and an agreement of each landlord under such leases, in form and substance acceptable to the Lender and the Administrative Agent, waiving its distraint, lien and similar rights with respect to any property subject to

LOAN AGREEMENT                                                           Page 27
the Security Documents and agreeing to permit the Lenders and the Administrative Agent to enter such premises in connection therewith;

               (v) Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 5.1(c), paragraph 1(e) of the Security Agreement and paragraph 6 of each Mortgage is in full force and effect; and

               (vi) Keyman Life Insurance. Deliver the original key man life insurance policy with insurers satisfactory to the Administrative Agent covering the life of John H. Welker in the aggregate amount of $7,500,000 (it being acknowledged and agreed by all parties hereto that such key man life insurance may exceed such amount and such amount in excess of $7,500,000 does not need to be subject to a Lien in favor of the Lenders and the Agents provided that such amount in excess of $7,500,000 is not subject to any Lien), and all documents in connection therewith requested by the Administrative Agent, including all agreements and documents evidencing the grant of a first priority security interest therein to the Administrative Agent, for the benefit of the Lenders and the Agents;

          (f) Legal Opinions. The favorable written opinion of counsel for each Borrower and each Guarantor, substantially in the form of Exhibit G attached hereto and as to such other matters as the Lenders and the Administrative Agent may reasonably request;

          (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, certified as true and correct in full force and effect as of the Effective Date by a duly authorized officer of the Company, or if none is required, a certificate of such officer to that effect;

          (h) New Subordinated Debt. Evidence satisfactory to the Administrative Agent that the Company has received Subordinated Debt in an amount equal to or greater than $115,000,000 pursuant to its issuance of the Subordinated Notes, the Company and all other parties thereto shall have executed all Subordinated Debt Documents relating thereto and other documents and agreements satisfactory to the Administrative Agent, and all Subordinated Debt Documents, including, without limitation, those relating to the Subordinated Notes and the Remaining Harvard Obligations, shall have been delivered to the Administrative Agent and the Lenders and approved by the Required Lenders;

          (i) Environmental Certificate. An Environmental Certificate dated no earlier than seven days prior to the Effective Date;

          (j) Stock Purchase and Shareholder Agreements. All agreements and documents relating to the repurchase of the Capital Stock as further detailed on
Schedule 4.21-A to the Existing Loan Agreement and all shareholder agreements and other agreements described on Schedule 4.21-B hereto; and

          (k) Payments. Evidence satisfactory to the Required Lenders that, simultaneously with the first Advance hereunder, all transactions and conditions relating to the repayment in full of all Indebtedness of the Company to Harvard under the Harvard Documents other than the Remaining Harvard Obligations, and to the release by Harvard of all collateral for such Indebtedness and of NBD, as collateral agent with respect to Harvard in connection therewith, and to the repayment in full of all indebtedness and other liabilities pursuant to the Existing Loan Agreement, are being accomplished or

LOAN AGREEMENT                                                           Page 28
have been completed (and it is acknowledged and agreed by the Borrowers that all commitments to lend or make other advances pursuant to the Existing Loan Agreement are terminated as of the Effective Date and that the Advances hereunder refinance and replace the indebtedness and other liabilities pursuant to the Existing Loan Agreement and all liens and security interests pursuant to the Existing Loan Agreement and the Existing Security Documents shall continue in full force and effect and secure all Advances and other indebtedness and obligations pursuant hereto and otherwise secured by the Security Documents); and

          (l) Other Conditions. Such other documents and completion of such other matters, including, without limitation, a subrogation and contribution agreement among the Guarantors, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent or any Lender may reasonably request.

     2.6 Further Conditions for Disbursement. The obligation of the Lenders, the L/C Issuers or the Administrative Agent, as applicable, to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

          (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

          (b) No Event of Default or Unmatured Event shall exist or shall have occurred and be continuing on the date such Advance is made and the making of such Advance shall not cause an Event of Default or Unmatured Event;

          (c) The Administrative Agent shall have received the Borrowing Base Certificate pursuant to Section 5.1(d)(v) as of the close of business on the last day of the month next preceding the date such Advance is made;

          (d) In the case of any Letter of Credit Advance, the Company shall have delivered to the L/C Issuer issuing the related Letter of Credit an application for such Letter of Credit and other related documentation requested by and acceptable to such L/C Issuer appropriately completed and duly executed on behalf of the Company;

          (e) The fact that there shall have been no material adverse change in the business properties, operations, or financial condition of the Company and its Subsidiaries taken as a whole since December 31, 1997 on or prior to the date such Advance is made, continued or converted; and

          (f) The Company is in compliance with the covenant contained in
Section 4.09 of the Subordinated Notes Indenture.

Each Borrower shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section
2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

LOAN AGREEMENT                                                           Page 29

     2.7 Subsequent Elections as to Borrowings. As to Revolving Credit Loans, the Company or Numatics GmbH may elect (a) to continue a LIBOR Borrowing of one type, or a portion thereof, as a LIBOR Borrowing of the then existing type or
(b) may elect to convert a LIBOR Borrowing of one type, or a portion thereof, to a Borrowing of another type or (c) elect to convert an Adjusted Prime Rate Borrowing, or a portion thereof, to a LIBOR Borrowing, in each case by giving notice thereof to the Administrative Agent in substantially the form of Exhibit H hereto not later than 10:00 a.m. Detroit time three LIBOR Business Days prior to the date any such continuation of or conversion to a LIBOR Borrowing is to be effective and not later than 10:00 a.m. Detroit time on the Business Day date such continuation or conversion is to be effective in all other cases, provided that an outstanding LIBOR Borrowing may only be converted on the last day of the then current LIBOR Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a LIBOR Borrowing is requested, such notice shall also specify the LIBOR Interest Period to be applicable thereto upon such continuation or conversion. Except with respect to Foreign Currency Loans, the Administrative Agent, not later than 1:00 p.m. on the Business Day such notice is given, shall provide notice of such election to the Revolving Credit Lenders. If any Borrower shall not timely deliver such a notice with respect to any outstanding LIBOR Borrowing, such Borrower shall be deemed to have elected to convert such LIBOR Borrowing to an Adjusted Prime Rate Borrowing on the last day of the then current LIBOR Interest Period with respect to such Borrowing.

     2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a LIBOR Borrowing pursuant to Section 2.4, or a request for a continuation of a LIBOR Borrowing, or a request for a conversion of an Adjusted Prime Rate Borrowing to a LIBOR Borrowing pursuant to Section 2.7, (a) in the case of any LIBOR Borrowing, deposits in Dollars or the requested Permitted Currency for periods comparable to the LIBOR Interest Period elected are not available to any Lender in the relevant interbank or market, or (b) the applicable interest rate will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related LIBOR Borrowing or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Lender (i) to make or fund the relevant LIBOR Borrowing or (ii) to continue such LIBOR Borrowing or (iii) to convert a Borrowing to such a LIBOR Borrowing, then the Company shall not be entitled, so long as such circumstances continue, to request a LIBOR Borrowing pursuant to Section 2.4 or a continuation of or conversion to a LIBOR Borrowing pursuant to Section 2.7 and the Term Loans shall be converted to Adjusted Prime Rate Borrowings. In the event that such circumstances no longer exist, the Lenders shall again consider requests for LIBOR Borrowings pursuant to Section 2.4, and requests for continuations of and conversions to LIBOR Borrowings of the affected type pursuant to Section 2.7 and the Term Loans shall convert back to LIBOR Borrowings.

     2.9 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Advances and conversions thereof which exhaust the entire remaining amount of the Commitments and (b) payments required pursuant to Section 3.8, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of, in the case of LIBOR Borrowings, $1,000,000 and in integral multiples of $250,000, and in the case of Adjusted Prime Rate Borrowings, $250,000 and in integral multiples of $50,000. No more than four LIBOR Interest Periods shall be permitted to exist at any one time with respect to all Revolving Credit Borrowings outstanding hereunder from time to time.

LOAN AGREEMENT                                                           Page 30

     2.10 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement to the Lenders and the Agents, the Company shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agents Security Documents granting the following:

          (a) Security interests in all present and future accounts, inventory, equipment, fixtures and all other personal property of each Borrower;

          (b) Mortgage liens on all real property and fixtures of the Company and Numatics Ltd.;

          (c) Pledges of 100% of the capital stock of all Domestic Subsidiaries owned by the Company and 66% of all capital stock of all Foreign Subsidiaries of the Company;

          (d) Guarantees of all Domestic Subsidiaries of the Company;

          (e) Security interests in all present and future accounts, inventory, equipment, fixtures and all other personal property of the Guarantors;

          (f) Mortgage liens on all real property and fixtures of the Guarantors;

          (g) Security interests in a key man life insurance policy covering the life of John H. Welker in an aggregate amount of not less than $7,500,000; and

          (h) All other security and collateral described in the Security Documents.


                                  ARTICLE III

                      PAYMENTS AND PREPAYMENTS OF ADVANCES
                      ------------------------------------

     3.1  Principal Payments.

          (a) Unless earlier payment is required under this Agreement, the Company and Numatics GmbH shall severally pay to the Revolving Credit Lenders on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans outstanding to it. If the Revolving Credit Advances at any time exceed the amount allowed pursuant to Section 2.1(d), the Company and Numatics GmbH, as the case may be, shall prepay the Revolving Credit Advances by an amount equal to or greater than such excess.

          (b) Unless earlier payment is required under this Agreement, each Borrower shall severally pay to the Term Loan A Lenders the principal of the Term Loan A in 24 consecutive quarterly installments payable on the last Business Day of each March, June, September and December, commencing with the last Business Day of June, 1998, as follows:

LOAN AGREEMENT                                                           Page 31

============================================================================================
                                          Borrower
--------------------------------------------------------------------------------------------
                                                 Company      Numatics Ltd.    Numatics GmbH
                                                ----------    -------------    -------------
--------------------------------------------------------------------------------------------
Four principal installments on the last         $  400,000      $ 50,000         $ 50,000
Business Day of June, 1998, September, 1998,
December, 1998 and March, 1999 [aggregating
$2,000,000]
--------------------------------------------------------------------------------------------
Four principal installments on the last         $  500,000      $ 62,500         $ 62,500
Business day of June, 1999, September, 1999,
December, 1999 and March, 2000 [aggregating
$2,500,000]
--------------------------------------------------------------------------------------------
Four principal installments on the last         $  600,000      $ 75,000         $ 75,000
Business Day of June, 2000, September, 2000,
December, 2000 and March 2001 [aggregating
$3,000,000]
--------------------------------------------------------------------------------------------
Four principal installments on the last         $  700,000      $ 87,500         $ 87,500
Business Day of June, 2001, September, 2001,
December, 2001 and March, 2002 [aggregating
$3,500,000]
--------------------------------------------------------------------------------------------
Four principal installments on the last         $  800,000      $100,000         $100,000
Business Day of June, 2002, September, 2002,
December, 2002 and March, 2003 [aggregating
$4,000,000]
--------------------------------------------------------------------------------------------
Four principal installments on the last         $1,000,000      $125,000         $125,000
Business Day of June, 2003, September, 2003,
December, 2003 and March, 2004 [aggregating
$5,000,000]
============================================================================================

          (c) Unless earlier payment is required under this Agreement, the Company and Numatics GmbH shall severally pay to the Term Loan B Lenders the principal of the Term Loan B in 30 consecutive quarterly installments payable on the last Business Day of each March, June, September and December, commencing with the last Business Day of June, 1998, as follows:

LOAN AGREEMENT                                                           Page 32

==================================================================================
                                         Borrower
----------------------------------------------------------------------------------
                                                         Company     Numatics GmbH
                                                       ----------    -------------
----------------------------------------------------------------------------------
Twenty-four principal installments on the last         $   32,500       $  5,000
Business Day of June, 1998 and each March, June,
September and December thereafter through and
including March, 2004 [aggregating $900,000]
----------------------------------------------------------------------------------
Six principal installments on the last Business day    $2,036,667       $313,333
of June, 2004 and each March, June, September and
December thereafter through and including
September, 2005 [aggregating $14,100,000]
==================================================================================

          (d) In addition to all other payments required hereunder, the Company shall make a mandatory prepayment of principal on the Term Loans in an amount equal to 50% of the Excess Cash Flow for any fiscal year, commencing with fiscal year 1998, due and payable on or before the date 90 days after each such fiscal year of the Company. Such mandatory prepayments shall be applied pro rata between the Term Loans and applied to installments due thereon in the inverse order of maturities until paid in full, and thereafter applied to other indebtedness and liabilities hereunder in such order as determined by the Required Lenders.

          (e) In addition to all other payments of the Term Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to 100% of all of the Net Cash Proceeds from any sale or other disposition of any assets (other than such Net Cash Proceeds which are used to replace the asset so sold or otherwise disposed of with an asset of comparable value) in excess of $5,000,000 in aggregate amount, which payments shall be due 10 days after the end of each month for all such sales and other dispositions during such month. Such mandatory prepayments shall be applied pro rata between the Term Loans and applied to installments due thereon in the inverse order of maturities until paid in full, and thereafter applied to other indebtedness and liabilities hereunder in such order as determined by the Required Lenders.

          (f) In addition to all other payments of the Term Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to 75% of all Net Cash Proceeds of any Subordinated Debt incurred at any time, excluding the Subordinated Debt incurred on the Effective Date pursuant to the Subordinated Notes. Such mandatory prepayments shall be applied pro rata between the Term Loans and applied to installments due thereon in the inverse order of maturities until paid in full, and thereafter applied to the other indebtedness and liabilities hereunder in such order as determined by the Required Lenders.

          (g) In addition to all other payments of the Term Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to 50% of the Net Cash Proceeds from the issuance or other sale of any Capital Stock of the Company or any of its Subsidiaries up to an amount of $50,000,000 applied to the Term Loans until paid in full and thereafter to the Revolving Credit Loans (provided that any such payments on the Revolving Credit Loans shall also permanently reduce the Revolving Credit Commitments), and 0% of any such Net Cash Proceeds received thereafter. Such

LOAN AGREEMENT                                                           Page 33
mandatory prepayment shall be applied pro rata between the Term Loans and applied to installments due thereon in the inverse order of maturities until paid in full, and thereafter applied to other indebtedness and liabilities hereunder in such order as determined by the Required Lenders.

          (h) The Company may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the Company may not prepay any portion of any Loan as to which an election of or a conversion to a LIBOR Loan is pending pursuant to 2.7, (ii) the Company shall comply with all requirements of Section 3.9 in connection with any payment of any LIBOR Loan, and (iii) all optional prepayments of the Term Loans shall be applied to installments due thereon in the inverse order of maturities.

          (i) Notwithstanding anything herein to the contrary, the percentage set forth in clauses (d), (f) and (g) shall be 100% on or after the later of Maturity Date A or Maturity Date B.

     3.2 Interest Payments. The Borrowers shall pay interest to the Lenders (or the Administrative Agent, in the case of Swingline Loans) on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

          (a) With respect to Revolving Credit Loans:

               (i) During such periods that such Loan is an Adjusted Prime Rate Loan, the Adjusted Prime Rate.

               (ii) During such periods that such Loan is a LIBOR Loan, the LIBOR applicable to such Loan for each related LIBOR Interest Period.

          (b) With respect to the Term Loans, the LIBOR applicable to such Loan for each related LIBOR Interest Period.

          (c) With respect to Swingline Loans, the Adjusted Prime Rate.

Notwithstanding the foregoing paragraphs (a), (b) and (c), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) upon and during the continuance of any Event of Default if required by the Required Lenders.

     3.3 Letter of Credit Reimbursement Payments. (a) (i) The Company agrees to pay to the respective L/C Issuer, not later than 1:00 p.m. Detroit time on the date on which such L/C Issuer shall honor a draft or other demand for payment presented or made under such Letter of Credit, an amount equal to the amount paid by such L/C Issuer in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by such L/C Issuer relative thereto (the "Reimbursement Amount"). The L/C Issuer which issued the relevant Letter of Credit shall, on the date of each demand for payment under any Letter of Credit issued by such L/C Issuer, give the Company notice thereof and of the amount of the Company's reimbursement obligation and liability for expenses relative thereto; provided that the failure of such L/C Issuer to give such notice shall not affect the reimbursement and other obligations of the Company under this Section 3.3. Unless the Company shall have made such payment to such L/C Issuer on such day, upon each such payment by such L/C Issuer, the Company shall be deemed to have elected to satisfy its reimbursement obligation by an Adjusted Prime Rate Borrowing

LOAN AGREEMENT                                                           Page 34
in an amount equal to the amount so paid by such L/C Issuer in respect of such draft or other demand under such Letter of Credit, and such L/C Issuer shall be deemed to have disbursed to the Company, for the account of the Revolving Credit Lenders, the Adjusted Prime Rate Loans comprising such Adjusted Prime Rate Borrowing, and each Revolving Credit Lender shall make its share of each such Adjusted Prime Rate Borrowing available to such L/C Issuer in accordance with this Agreement. Such Adjusted Prime Rate Loans shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan and, to the extent of the Adjusted Prime Rate Loans so disbursed, the reimbursement obligation of the Company under this subsection (a)(i) shall be deemed satisfied.

               (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to
Section 6.1(h)), Adjusted Prime Rate Loans may not be made by the Revolving Credit Lenders as described in subsection (a)(i) of this Section 3.3, then (A) the Company agrees that each Reimbursement Amount not paid pursuant to the first sentence of subsection (a)(i) of this Section 3.3 shall bear interest, payable on demand by such L/C Issuer, at the interest rate then applicable to Adjusted Prime Rate Loans, and (B) effective on the date each such Adjusted Prime Rate Loan would otherwise have been made, each Revolving Credit Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Event of Default or Unmatured Event to the extent of such Revolving Credit Lender's Revolving Credit Percentage, purchase a participating interest in each Reimbursement Amount. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in same day funds, the amount of its participation. Each Revolving Credit Lender shall share on a pro rata basis (calculated by reference to its Commitment percentage) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to such L/C Issuer, such Revolving Credit Lender agrees to pay to such L/C Issuer forthwith on demand such amount together with interest thereon, for each day from the date of demand by such L/C Issuer until the date such amount is paid to such L/C Issuer, at the Federal Funds Rate.

               (iii) Each Revolving Credit Lender shall be obligated, absolutely and unconditionally, to make Adjusted Prime Rate Loans pursuant to Section 3.3(a)(i) and to purchase and fund participation interests in Letters of Credit pursuant to Section 2.4(d) and 3.3(a)(ii) and the obligation shall not be affected by any circumstance whatsoever, including, without limitation, (i) any set off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against either L/C Issuer, the Company or anyone else for any reason whatsoever, (ii) the occurrence of any Event of Default or Unmatured Event, (iii) any adverse change in the condition (financial or otherwise) of the Company or any of their Subsidiaries, (iv) any breach of this Agreement by the Company, any of its Subsidiaries, any Agent, or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, including without limitation any limitation on the Revolving Credit Commitments or any failure to satisfy any conditions precedent to any Loan contained herein or any other provision of this Agreement.

          (b) The reimbursement obligation of the Company under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Lenders hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

               (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

LOAN AGREEMENT                                                           Page 35

               (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

               (iii) The existence of any claim, setoff, defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), either Agent, either L/C Issuer or any Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

               (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) Payment by either L/C Issuer to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

               (vi) Any failure, omission, delay or lack on the part of either L/C Issuer, either Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon either L/C Issuer, either Agent, any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of either L/C Issuer, either Agent, any Lender or any such party; or

               (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against either L/C Issuer, either Agent or any Lender. Nothing in this Section
3.3 shall limit the liability, if any, of either L/C Issuer, either Agent or any of the Lenders to the Company pursuant to Section 3.3(c).

          (c) The Company hereby indemnifies and agrees to hold harmless the Lenders, the L/C Issuers, the Agents and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders, the L/C Issuers, the Agents or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender, the Agents or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by either L/C Issuer to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall

LOAN AGREEMENT                                                           Page 36
not be required to indemnify the Lenders, the L/C Issuers, the Agents and such other persons, and each L/C Issuer shall be severally liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) such L/C Issuer's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by such L/C Issuer to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of the Agent; provided that none of either Agent, any L/C Issuer, any Lender or any such person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. It is understood that in making any payment under a Letter of Credit each L/C Issuer will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of either L/C Issuer in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders, the L/C Issuers or the Agents are alleged to be liable and it shall be a precondition of the assertion of any liability of the Lenders, the L/C Issuers or the Agents under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

     3.4 Payment Method. (a) Except with respect to Foreign Currency Loans, all payments to be made by a Borrower hereunder will be made in Dollars and in immediately available funds to the Administrative Agent for the account of the Lenders (or for the Administrative Agent's account, in the case of Swingline Loans) at its address set forth on the signature pages not later than 1:00 p.m. Detroit time on the date on which such payment shall become due. Payments received after 1:00 p.m. Detroit time shall be deemed to be payments made prior to 1:00 p.m. Detroit time on the next succeeding Business Day. With respect to Foreign Currency Loans, all payments are to be made by the Borrowers as agreed between the Foreign Currency Lenders and the Borrowers. Each Borrower hereby authorizes the Administrative Agent to charge its account with the Administrative Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

          (b) At the time of making each such payment, the Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Administrative Agent that Loan or other obligation of the Borrower hereunder to which such payment is to be applied. In the event that such Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Administrative Agent may apply such payments to the next payment due hereunder or, if applicable, to cure any Event of Default; provided, however, upon acceleration of amounts due hereunder, the Administrative Agent may apply such payments as it may determine in its sole discretion.

          (c) On the day such payments are deemed received, the Administrative Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds, (i) in the case of payments of principal and interest on any Borrowing, determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all the Lenders included in such Borrowing and (ii) in the case of fees paid pursuant to
Section 2.3 and other amounts payable hereunder (other than the Administrative Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Lender under

LOAN AGREEMENT                                                           Page 37

Section 2.4 or 3.7) determined with respect to each such Lender by the ratio which the Commitment of such Lender bears to the Commitments of all the Lenders; provided, however, that notwithstanding anything herein to the contrary, the Administrative Agent shall forward C/L/Cs fees paid by the Company to the Administrative Agent for the benefit of the Revolving Credit Lenders pursuant to Section 2.3(b)(ii) on the last day of March, June, September and December.

     3.5 No Setoff or Deduction. All payments of principal and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

     3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

     3.7 Additional Costs. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or either Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or either Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) directly affect the basis of taxation of payments to any Lender or either Agent of any amounts payable by any Borrower under this Agreement (other than taxes imposed on the overall net income of any Lender or either Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or either Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or either Agent, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing (i.e., (i), (ii) or (iii)) is to increase the cost to any Lender or either Agent, as the case may be, of making, funding or maintaining any LIBOR Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Lender or either Agent, as the case may be, thereon, then the Borrowers shall pay to such Lender or such Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to each Agent) or such Agent, additional amounts sufficient to compensate such Lender or such Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any LIBOR Loan, such Lender or such Agent is not compensated therefor in the computation of the interest rate applicable to such LIBOR Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or such Agent, as the case may be, and submitted by such Lender or such Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

          (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, either L/C Issuer or either Agent, or any interpretation or administration thereof by any governmental authority

LOAN AGREEMENT                                                           Page 38
charged with the interpretation or administration thereof, or compliance by any Lender, either L/C Issuer or either Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender, such L/C Issuer or such Agent (or any corporation controlling such Lender or such Agent) and such Lender, such L/C Issuer or such Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's, such L/C Issuer's or such Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's, such L/C Issuer's or such Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender, such L/C Issuer or such Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender, such L/C Issuer or such Agent to be material, then the Borrowers shall pay to such Lender, such L/C Issuer or such Agent, as the case may be, from time to time, upon request by such Lender or such L/C Issuer (with a copy of such request to be provided to the Agents) or such Agent, additional amounts sufficient to compensate such Lender, such L/C Issuer or such Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender, such L/C Issuer or such Agent reasonably determines to be allocable to the existence of such Lender's, such L/C Issuer's or such Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender, such L/C Issuer or such Agent, as the case may be, and submitted by such Lender, such L/C Issuer or such Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

     3.8 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any LIBOR Loan under this Agreement, each Borrower shall upon receipt of notice thereof from such Lender, in the case of Revolving Credit Loans, repay in full the then outstanding principal amount of each LIBOR Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.9, and, in the case of the Term Loans, be deemed to elect to convert such Term Loans to Adjusted Prime Rate Loans, in each case (a) on the last day of the then current LIBOR Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

     3.9 Indemnification. If any Borrower makes any payment of principal with respect to any LIBOR Loan on any other date than the last day of a LIBOR Interest Period applicable thereto (whether pursuant to Section 3.8, Section 6.2 or otherwise), or if any Borrower fails to borrow any LIBOR Loan after notice has been given to the Lenders in accordance with Section 2.4, or if any Borrower fails to make any payment of principal or interest in respect of a LIBOR Loan when due, such Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to such Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.9 shall be made as though such Lender shall have actually funded or committed to fund the relevant LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such

LOAN AGREEMENT                                                           Page 39

Loan and having a maturity comparable to the related LIBOR Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that such Lender may fund any LIBOR Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     Each of the Borrowers represents and warrants that:

     4.1 Corporate Existence and Power. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not result in any Material Adverse Effect. Each Borrower has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

     4.2 Corporate Authority. The execution, delivery and performance by each of the Borrowers and the Guarantors of this Agreement, the Notes and the Security Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of any Borrower's or any Guarantor's charter or by-laws, or of any contract or undertaking to which any Borrower or any Guarantor is a party or by which any Borrower or any Guarantor or their respective property may be bound or affected or result in the imposition of any Lien except for Permitted Liens. Other than the Company's by-laws and articles of incorporation and the Management Group Equity Documents, there are no other agreements or documents that govern the election of directors of the Company and the direction of its management.

     4.3 Binding Effect. This Agreement and the Security Documents to which any Borrower or any Guarantor is a party are, and the Notes to which it is a party when delivered hereunder will be, legal, valid and binding obligations of the Borrowers and the Guarantors, respectively, enforceable against the Borrowers and the Guarantors in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

     4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not result in any Material Adverse Effect. Each Subsidiary of the Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, except where the failure

LOAN AGREEMENT                                                           Page 40
to have such power could not result in a Material Adverse Effect. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

     4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

     4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1997 and reported on by Ernst & Young, independent certified public accountants, the interim consolidated balance sheet and interim consolidated statements of income, retained earning and cash flows of the Company and its Subsidiaries for the one-month period ended January 31, 1998, and the pro forma projections of consolidated financial results of the Company and its Subsidiaries for each of the fiscal years ended December 31, 1998 through 2002, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to
Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries since December 31, 1997. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

     4.7 Use of Advances. Each Borrower will use the proceeds of the initial Advances hereunder to refinance the remaining portion of such Borrower's corresponding indebtedness outstanding under the Existing Loan Agreement after applying a portion of the proceeds of the Subordinated Notes to such indebtedness, and will use all other Advances for general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

     4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to
Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of any Borrower or Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

     4.9 Taxes. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due and required to be paid

LOAN AGREEMENT                                                           Page 41
including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary.

     4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property reflected in said balance sheet, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien except for Permitted Liens.

     4.11 ERISA. The Company, its Subsidiaries, the ERISA Affiliates and the Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan. None of the Company, any of its Subsidiaries or any of the ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of the respective Plans, if any, other than obligations in the ordinary course of business to make Plan contributions and pay PBGC premiums which have been paid when due, have not incurred any liability to the PBGC or any Plan. Assuming the funds provided by each Lender do not constitute the plan assets of any pension plan, the execution, delivery and performance of this Agreement, the Notes and the Security Documents does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan.

     4.12 Disclosure. No report or other information furnished in writing by or on behalf of any Borrower or any Guarantor to any Lender or either Agent in connection with the negotiation or administration of this Agreement contains to the best of its knowledge any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Lender or either Agent by or on behalf of any Borrower or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to any Borrower or any Guarantor which materially and adversely affects, or which in the future may materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of any Borrower or any Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of any Borrower or any Guarantor in connection with the transactions contemplated hereby.

     4.13 Environmental and Safety Matters. All representations and warranties made by the Borrowers and the Guarantors in the Environmental Certificate delivered pursuant to Section 2.5(i) and Section 5.1(d)(x) are true and correct.

     4.14 Borrowing Base. All trade accounts receivable and inventory of each Borrower and each Guarantor represented or reported by any Borrower to be, or are otherwise included in, Eligible Accounts Receivable and Eligible Inventory comply in all respects with the requirements therefor set forth in the definition thereof, and the computations of the Borrowing Base set forth in each Borrowing Base Certificate are true and correct.

LOAN AGREEMENT                                                           Page 42

     4.15 No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to result in a Material Adverse Effect. No Unmatured Event or Event of Default has occurred and is continuing.

     4.16 Intellectual Property. Set forth on Schedule 4.16 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Company and each of its Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, could not have a Material Adverse Effect.

     4.17 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to the Company or any Subsidiary could have a Material Adverse Effect.

     4.18 Labor Matters. There are no strikes or other labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could have a Material Adverse Effect. All payments due from the Company and each of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company and its Subsidiaries.

     4.19 Solvency. The Company and each Subsidiary is and, after giving effect to the transactions described herein and to the incurrence or assumption of all Indebtedness and obligations being incurred or assumed in connection herewith and therewith, will be Solvent.

     4.20 Not an Investment Company. Neither Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.21 Management Group. The Management Group owns 100% of the issued and outstanding Capital Stock of the Company as described on Schedule 4.21-A, and Harvard owns warrants exercisable for 6% of the Capital Stock of the Company. All shareholder agreements and other agreements relating to the ownership, transfer, control or otherwise relating to the Capital Stock of the Company or any of the Guarantors are listed on Schedule 4.21-B hereto.

     4.22 Subordinated Debt Documents. All representations and warranties of the Company contained in the Subordinated Debt Documents are true and correct in all material respects. The Company will be receiving net proceeds in the approximate amount of $111,837,500 on the Effective

LOAN AGREEMENT                                                           Page 43

Date from its issuance of the Subordinated Notes, all agreements, instruments and documents executed or delivered pursuant to the issuance of the Subordinated Notes are described on Schedule 4.22-A hereto, and all other Subordinated Debt Documents relating to the Subordinated Notes and the Remaining Harvard Obligations are described on Schedule 4.22-A hereto and Schedule 4.22-B hereto, respectively. All Lender Indebtedness is "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the Subordinated Notes Indenture, this Agreement and the other Loan Documents are the "New Credit Facility" as defined in the Subordinated Notes Indenture. Other than the Lender Indebtedness, there is no "Designated Senior Indebtedness" as defined in the Subordinated Notes Indenture. Other than the Lender Indebtedness and "Permitted Debt" as defined in the Subordinate Notes Indenture that is not prohibited under Section 5.2(e) of this Agreement, there is no "Senior Indebtedness" as defined in the Subordinated Notes Indenture. There is no "Default" or "Event of Default" as defined in the Subordinated Notes Indenture. All Lender Indebtedness is "Senior Indebtedness" as defined in the Harvard Put Notes. This Agreement and the other Loan Documents are the "Bank Credit Agreement" as defined in the Harvard Securities Purchase Agreement. Other than the Lender Indebtedness, the Indebtedness of the Company under the Subordinated Notes and the Subordinated Notes Indenture and "Permitted Debt" as defined in the Subordinated Notes Indenture that is not prohibited under Section 5.2(e) of this Agreement, there is no "Senior Indebtedness" as defined in the Harvard Put Notes. There is no "Default" or "Event or Default" as defined in the Harvard Securities Purchase Agreement. Each of the Subordinated Debt Documents is in full force and effect. Other than pursuant to the Subordinated Notes and the Subordinated Notes Indenture and under the Remaining Harvard Obligations, there is no obligation pursuant to any Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company to pay any principal or interest or redeem any of its warrants or other Capital Stock or incur any other monetary obligation.

                                   ARTICLE V

                                   COVENANTS

     5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the later of the Termination Date, Maturity Date A or Maturity Date B and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the requisite Lenders pursuant to Section 8.1 shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

          (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

          (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid,

LOAN AGREEMENT                                                           Page 44
might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of such Borrower or such Subsidiary.

          (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Borrower or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this
Section 5.1(c).

          (d) Reporting Requirements. Furnish to the Lenders and the Agents the following:

               (i) Promptly and in any event within three calendar days after becoming aware of the occurrence of (A) any Unmatured Event or Event of Default,
(B) the commencement of any material litigation against, by or affecting the Company or any of its Subsidiaries, and any material developments therein, or
(C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of the chief financial officer of the Company setting forth details of such Unmatured Event or Event of Default and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

               (ii) As soon as available and in any event within 30 days after the end of each fiscal month of the Company, the consolidated and, after the end of each fiscal quarters, consolidating balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated and, after the end of each fiscal quarter, consolidating, statements of income, statement of changes in financial position and statement of operations for such month or quarter, as the case may be, and for the period commencing at the end of the previous fiscal year and ending with the end of such month, or quarter, as the case may be, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year and the variances, if any, from the business plan delivered pursuant to Section 5.1(d)(ix), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating (A) that no Unmatured Event or Event of Default, has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2 (a), (b), (c) and
(d) hereof is in conformity with the terms of this Agreement;

LOAN AGREEMENT                                                           Page 45

               (iii) As soon as available and in any event within 120 days after the end of each fiscal year of each Borrower, a copy of the consolidated balance sheet of the Company and its Subsidiaries and each other Borrower as of the end of such fiscal year and the related consolidated statements of income and statement of changes in financial position for such fiscal year, with a customary audit report of Ernst & Young, or any of the six largest independent certified public accounting firms in the United States, without qualifications unacceptable to the Required Lenders, together with, in the case of the audit of the Company, a certificate or opinion of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or any Unmatured Event, and, if such an Unmatured Event or Event of Default then exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2 (a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

               (iv) Promptly after the sending or filing thereof, copies of all publicly available reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

               (v) Within 10 Business Days after the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of each month, certified as true and correct by the chief financial officer of the Company;

               (vi) As soon as available and in any event within 45 days after the end of each month, a report containing an aging as of the end of the preceding month of accounts receivable and accounts payable of the Company, in a form satisfactory to each Lender, if requested by any Lender;

               (vii) As soon as available and in any event within 45 days after the end of each month, a report identifying the inventory of the Company, and cost and location thereof as of the end of the preceding month, in a form satisfactory to each Lender, if requested by any Lender;

               (viii) Promptly and in any event within 10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;

               (ix) Between 120 days and 30 days before the end of each fiscal year of the Company, the business plan, budget and projected consolidated financial results prepared by the Company for the Company and its Subsidiaries for the following fiscal year;

               (x) Within 30 calendar days after the end of each fiscal year of the Company, a duly executed Environmental Certificate; and

               (xi) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of each Borrower or any of their respective Subsidiaries as any Lender or the Administrative Agent may from time to time reasonably request.

          (e) Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with

LOAN AGREEMENT                                                           Page 46
the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Lender or the Administrative Agent, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors and officers, and, after notice to the Company, employees and independent auditors, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Lender or the Administrative Agent, and
(ii) permit the Administrative Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, real estate appraisals and site access, at the Company's expense, provided that prior to the occurrence and continuance of an Event of Default the aggregate amount charged for any of the foregoing shall not exceed $10,000 in any calendar year.

          (f) Additional Security and Collateral. Promptly (i) execute and deliver and cause each Domestic Subsidiary and each Guarantor to execute and deliver, additional Security Documents, within 30 days after request therefor by the Lenders and the Administrative Agent, sufficient to grant to the Administrative Agent for the benefit of the Lenders and the Agents liens and security interests in any after acquired property, and (ii) cause each person becoming a Domestic Subsidiary of the Company or any Guarantor from time to time to execute and deliver to the Lenders and the Agents, within 30 days after such person becomes a Domestic Subsidiary, a Guaranty and a Security Agreement, together with other related documents described in Section 2.5 sufficient to grant to the Administrative Agent for the benefit of the Lenders and the Agents liens and security interests in all collateral of the type described in Section
2.10. Each Borrower shall notify the Lenders and the Administrative Agent, within 10 days after the occurrence thereof, of the acquisition of any property by any Borrower or any Guarantor that is not subject to the existing Security Documents, any person becoming a Domestic Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agents with respect to such property pursuant to this Security Document, including without limitation delivering the originals of all promissory notes and other instruments payable to the Company or any Domestic Subsidiary to the Administrative Agent and delivering the originals of all stock certificates or other certificates evidencing any Capital Stock owned by the Company or any Domestic Subsidiary at any time, except for the original stock certificates of Ultra Air Products, Inc. which are currently pledged, provided that the Company shall cause the original stock certificates of Ultra Air Products, Inc. to be delivered to the Administrative Agent promptly upon their release from the existing lien thereon permitted under this Agreement. Upon the occurrence and during the continuance of an Event of Default, the Company shall, upon request of the Required Lenders, (i) promptly cause each Foreign Subsidiary to execute and deliver to the Lenders and the Agents a Guaranty and a Security Agreement, together with other related documents described in Section 2.5 sufficient to grant to the Administrative Agent for the benefit of the Lenders and the Agents liens and security interests in all collateral of the type described in Section 2.10 and (ii) deliver to the Administrative Agent for the benefit of the Lenders and the Agents 100% of the capital stock of each Foreign Subsidiary.

          (g) Further Assurances. Will execute and deliver within 30 days after request therefor by the Lenders and the Administrative Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to give effect to the intent of, and to aid in the exercise and enforcement of the rights and remedies of the Lenders under, this Agreement, the Notes and the Security Documents, including without limitation causing each lessor of real property to any Borrower, any Guarantor or any of their respective Subsidiaries to execute and deliver to the Administrative Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Administrative

LOAN AGREEMENT                                                           Page 47

Agent duly executed on behalf of such lessor waiving any distraint, liens and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Administrative Agent to enter such premises in connection therewith. In addition, each Borrower and each Guarantor agrees to deliver to the Administrative Agent from time to time upon the acquisition or creation of any subsidiary not listed in Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

     5.2 Negative Covenants. Until the later of the Termination Date, Maturity Date A or Maturity Date B and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, each Borrower agrees that, unless the requisite Lenders pursuant to Section 8.1 shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

          (a) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than the respective ratio set forth below as determined as of any fiscal quarter end during the periods indicated:

=======================================================================================
                                   Fixed Charge Coverage Ratio
                                   ---------------------------
---------------------------------------------------------------------------------------
Effective Date to and including March 30, 1999                               1.0 to 1.0
---------------------------------------------------------------------------------------
March 31, 1999 to and including March 30, 2001                              1.05 to 1.0
---------------------------------------------------------------------------------------
March 31, 2001 to and including March 30, 2003                              1.10 to 1.0
---------------------------------------------------------------------------------------
March 31, 2003 and thereafter                                               1.15 to 1.0
=======================================================================================

          (b) Net Funded Debt to EBITDA . Permit or suffer, as of the last day of any fiscal quarter of the Company, the ratio of (i) Net Funded Debt as of the last day of each such fiscal quarter of the Company to (ii) EBITDA as calculated for the four fiscal quarters of the Company then ending, to be greater than the respective ratio set forth below during the periods indicated:

=======================================================================================
                                   Net Funded Debt to EBITDA
                                   -------------------------
---------------------------------------------------------------------------------------
Effective Date to and including December 30, 1998            5.85 to 1.0
---------------------------------------------------------------------------------------
December 31, 1998 to and including March 30, 1999            5.5 to 1.0
---------------------------------------------------------------------------------------
March 31, 1999 to and including September 29, 1999           5.25 to 1.0
---------------------------------------------------------------------------------------
September 30, 1999 to and including March 30, 2000           5.0 to 1.0
---------------------------------------------------------------------------------------
March 31, 2000 to and including March 30, 2001               4.5 to 1.0
---------------------------------------------------------------------------------------
March 31, 2001 to and including March 30, 2002               4.0 to 1.0
---------------------------------------------------------------------------------------
March 31, 2002 and thereafter                                3.5 to 1.0
=======================================================================================

          (c) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio, as calculated as of the last day of each fiscal quarter of the Company for the four fiscal quarters then ending, to be less than the respective ratio set forth below during the periods indicated:

LOAN AGREEMENT                                                           Page 48

=======================================================================================
                                        Interest Coverage Ratio
                                        -----------------------
---------------------------------------------------------------------------------------
Effective Date and to including March 30, 1999               1.75 to 1.0
---------------------------------------------------------------------------------------
March 31, 1999 to and including March 30, 2001               2.0 to 1.0
---------------------------------------------------------------------------------------
March 31, 2001 to and including March 30, 2003               2.25 to 1.0
---------------------------------------------------------------------------------------
March 31, 2003 and thereafter                                2.5 to 1.0
=======================================================================================

          (d) Net Worth. Permit or suffer the Net Worth of the Company to at any time be less than the sum of (i) negative $91,891,000 plus (ii) 50% of net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, added as of the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1998, provided that if such net income is negative in any fiscal year the amount added for such fiscal year shall be zero and shall not reduce the amount added for any other fiscal year.

          (e) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, or permit or suffer any Subsidiary to create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

               (i)   The Advances;

               (ii) The Indebtedness described in Schedule 5.2(e) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

               (iii) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company;

               (iv) Unsecured current Indebtedness constituting obligations for the unpaid purchase price of goods, property or services incurred in the ordinary course of business (A) to a seller of inventory purchased for sale or lease in the ordinary course of business of the Company or any of its Subsidiaries (B) to a seller of other property used in the business of the Company or any of its Subsidiaries or (C) to a provider of services to the Company or any of its Subsidiaries;

               (v)   Swaps;

               (vi) Subordinated Debt in the aggregate principal amount not to exceed $115,000,000 under the Subordinated Notes, the Remaining Harvard Obligations, and reasonable and customary fees currently allowed under the provisions of the Subordinated Debt Documents; and

               (vii) Indebtedness other than (i) through (vi) above not exceeding in aggregate principal amount outstanding (A) for the period from and including the Effective Date to and including December 31, 1998, $3,000,000 ("Base Indebtedness") and (B) for each calendar year thereafter, the Base Indebtedness plus $500,000 to be added to the Base Indebtedness as of each January 1 thereafter, commencing January 1, 1999.

          (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Borrower or any of its Subsidiaries, other than:

LOAN AGREEMENT                                                           Page 49

               (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

               (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

               (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrower or any of its Subsidiaries;

               (iv) Liens created pursuant to the Security Documents and Liens expressly permitted by the Security Documents;

               (v) Each Lien described in Schedule 5.2(f) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted;

               (vi) Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Borrower or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Borrower or such Subsidiary for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by the Borrower or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time;

               (vii) The existing Lien on the Ultra Air Products, Inc. stock securing the obligations of the Company as described on Scheduled 5.2(g) hereto, but no modification of the obligations secured thereby; and

               (viii) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Borrower or its Subsidiary thereunder are not delinquent.

          (g) Merger; Acquisitions; Etc. Purchase or otherwise acquire, or permit or suffer any Subsidiary to purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible

LOAN AGREEMENT                                                           Page 50
or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this Section 5.2(g) shall not prohibit
(i) any merger, acquisition or joint venture if (A) in the case of any such merger or acquisition, the Company shall be the surviving or continuing corporation thereof, and immediately before and after such merger or acquisition or entering into a joint venture no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date hereof (both before and after such merger or acquisition or joint venture is consummated) as if made on the date such merger or acquisition or joint venture is consummated, and prior to the consummation of such merger or acquisition or joint venture, the Company shall have provided to the Lenders an opinion of counsel and a certificate of the chief financial officer of the Company (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition or joint venture complies with this Section 5.2(g) and that any other conditions under this Agreement relating to such transaction have been satisfied, and (B) the purchase price or investment for any such transaction (or aggregate purchase price for any related series of such transactions) does not exceed $5,000,000 and the aggregate purchase price and investment for all such transactions does not exceed $15,000,000 in the aggregate in any fiscal year of the Company, and (ii) the payment by the Company of the obligations due under the documents executed by the Company for the purchase of the stock of Ultra Air Products, Inc. as described on Schedule 5.2(g) hereto.

          (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, and shall not permit or suffer any Subsidiary to do any of the foregoing; provided, however, that this Section 5.2(h) shall not prohibit (A) any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the Effective Date of this Agreement shall be less than $2,000,000 in the aggregate and if, immediately after such transaction, no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing or (B) sales as to which proceeds are used to purchase or construct assets of at least equivalent value to those sold or (C) sales as to which proceeds are used to make optional prepayments on the Term Loans pursuant to
Section 3.1 or (D) the sale of the approximately 31 acre parcel of real property owned by the Company located southeast of the Company's headquarters on Milford Road for the sum of approximately $280,000.

          (i) Nature of Business. Make or suffer any substantial change in the nature of its business from that engaged in on the Effective Date or engage in any other businesses other than those in which it is engaged on the Effective Date.

          (j) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of Capital Stock of the Borrower, provided, however, that, (i) if no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing and no Unmatured Event or Event of Default would result therefrom, the Company may repurchase or redeem Capital Stock of any member of the Management Group in the case of the death, disability,

LOAN AGREEMENT                                                           Page 51
retirement or termination of such member, and (ii) this Section 5.2(j) shall not prohibit the payment by the Company to the Management Group and Harvard to the extent they are then shareholders of a cash dividend in an aggregate amount not exceeding $6,000,000 within 30 days after the Effective Date.

          (k) Investments, Loans and Advances. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; nor permit any Subsidiary to do any of the foregoing; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and
(ii) commercial paper of any Lender or any other United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Ratings Group, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System having a rating of A1 or P1 or better by Standard & Poor's Ratings Group or Moody's Investor Services, respectively, and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 180 days after the acquisition thereof by the Company or any of its Subsidiaries, (iii) acquisitions and investments permitted pursuant to Section 5.2(g), (iv) investments, loans and advances in and to any Subsidiary of the Company, (v) investments, loans and advances after the Effective Date of this Agreement in aggregate amount not exceeding $1,000,000, and (vi) those investments, loans, advances and other transactions described in Schedule 5.2(k) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted.

          (l) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, or permit or suffer any Subsidiary to enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate not included in the consolidated financial statements of the Company delivered to the Administrative Agent pursuant to Section 5.1(d) except in the ordinary course of business and on terms not less favorable to the Borrower or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

          (m) Contingent Liabilities. Create, incur, assume, or in any manner become liable in respect of, or suffer to exist, Contingent Liabilities in excess of $500,000.

          (n) Inconsistent Agreements. Enter into any agreement or permit or suffer any Subsidiary to enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Borrower or any of its Subsidiaries of its obligations in connection therewith; provided that, without limiting any of the other terms, conditions or requirements of this Agreement, this Section 5.2(n) shall not prohibit the Company or any of its Subsidiaries from entering into or being party to the Subordinated Notes Indenture, the Subordinated Notes, the Harvard Documents, the guarantees by the Subsidiaries of the Company contemplated by the foregoing or any of the agreements identified on Schedule 4.21-B hereto, in each case as in effect on the Effective Date.

          (o) Negative Pledge Limitation. Enter into any agreement with any person other than the Lenders pursuant hereto which prohibits or limits the ability of any Borrower or any Subsidiary


LOAN AGREEMENT                                                           Page 52
to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

          (p) Subsidiary Dividends. The Company covenants that it will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's capital stock, (ii) pay any Indebtedness owed to the Company or any of its other Subsidiaries, (iii) make any loans or advances to the Company or any of such other Subsidiaries or (iv) transfer any material portion of its assets to the Company or any of such other Subsidiaries.


          (q) Payments and Modification of Subordinated Debt. Make, or permit any Subsidiary to make, any optional payment, prepayment or redemption of any of its or any of its Subsidiaries' Subordinated Debt or amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Subordinated Debt is issued or created or otherwise related thereto, including, without limitation, the Subordinated Notes, the Subordinated Notes Indenture and the Harvard Debt Documents, or enter into any agreement or arrangement providing for the defeasance of any of its Subordinated Debt, or designate any Indebtedness (other than Lender Indebtedness) as "Designated Senior Indebtedness" under the Subordinated Debt Documents; provided, however, that amendments, modifications, refinancings and other alterations thereof shall be permitted if no more restrictive covenants or terms are imposed thereby, including without limitation any shorter maturities, increased rates or fees or more restrictive covenants or defaults, and the subordination provisions of such Indebtedness are not rendered less favorable to the Lenders thereby, as determined by the Required Lenders; and provided, further, that the form of the Warrant, the Tag-Along Agreement and the Registration Agreement with respect to the Remaining Harvard Obligations may be amended, modified or altered as long as additional monetary obligations of the Company or any of its Subsidiaries are not created by such amendment, modification or alteration. In addition to the ability of the Lenders to block payments on the Subordinated Debt pursuant to the terms of the Subordinated Debt Documents, it is acknowledged and agreed by the Company that all payments due under any of the Harvard Documents which may be prohibited by the terms of this Agreement are hereby prohibited, including without limitation prohibiting any payment in cash or otherwise pursuant to the put rights and other rights under Section 7.2 of Exhibit 7 to the Harvard Securities Purchase Agreement (other than payments by the issuance of Harvard Put Notes, provided that it is acknowledged and agreed that no payments of principal may be paid, directly or indirectly, or be due on any of the Harvard Put Notes until after the final maturity of all indebtedness and obligations pursuant to this Agreement); provided, that nothing in this Section 5.2(q) shall be deemed to prohibit the payment of regularly scheduled quarterly interest payments on the Harvard Put Notes in accordance with the terms thereof other than prohibitions pursuant to the terms of the Harvard Documents.

          (r) Additional Covenants. If at any time any Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrowers shall promptly so advise the Administrative Agent and the Lenders. Thereupon, if the Administrative Agent shall request, upon notice to the Borrowers, the Agents and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same

LOAN AGREEMENT                                                           Page 53
covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Subordinated Debt Documents not substantially provided for in this Agreement or more favorable to the holders of Subordinated Debt issued in connection therewith, all of which shall be listed on a schedule sent by the Administrative Agent to the Company on or prior to the date 60 days after the Effective Date, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

          (s) Capital Expenditures. Make any Capital Expenditures if the aggregate amount thereof made by the Company or any of its Subsidiaries during any fiscal year of the Company would exceed, on a consolidated basis, the amounts set forth below during the respective fiscal year; provided, however, the Company may carry forward to the following fiscal years the excess, if any, of the permitted Capital Expenditures over the actual amount of Capital Expenditures incurred in such fiscal year:

          Fiscal Year            Capital Expenditures
          -----------            --------------------
             1998                    $ 9,000,000
             1999                     10,000,000
             2000                     11,000,000
             2001                     12,000,000
             2002                     14,000,000
             2003                     15,000,000
             2004                     15,000,000
             2005                     15,000,000

                                  ARTICLE VI

                                    DEFAULT
                                    -------

     6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the requisite Lenders pursuant to Section 8.1:

          (a) Nonpayment. Any Borrower shall fail to pay when due any principal of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise), or, within 5 days after becoming due, any interest on the Notes or any fees or any other amount payable hereunder;

          (b) Misrepresentation. Any representation or warranty made by any Borrower or any Guarantor in Article IV hereof or in any Security Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made and such misrepresentation shall not be remedied, if possible, within 5 calendar days after notice thereof shall have been given by the Administrative Agent to the Company;

LOAN AGREEMENT                                                           Page 54

          (c) Certain Covenants. Any Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d),
(f) or (g) or Section 5.2 hereof;

          (d) Other Defaults. Any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Company by the Administrative Agent (or such longer or shorter period of time as may be specified in such Security Document);

          (e) Other Indebtedness. Any Borrower or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $500,000; or if any Borrower or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of such Borrower;

          (f) Judgments. One or more judgments or orders for the payment of money (not fully paid or covered without dispute by insurance) in an aggregate amount of $1,000,000 in any fiscal year shall be rendered against a Borrower or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect a Borrower or any of its Subsidiaries which causes or could cause or could have a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and such Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order;

          (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company, any Subsidiary of the Company or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Subsidiary of the Company or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Subsidiary of the Company or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any Subsidiary of the Company, any ERISA Affiliate to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Subsidiary of the Company or any ERISA Affiliate to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate

LOAN AGREEMENT                                                           Page 55
from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or the Company, any of its Subsidiaries or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Lenders; provided, however, that the aggregate liability caused by any of the foregoing exceeds $250,000;

          (h) Insolvency, Etc.. A Borrower or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against a Borrower or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against such Borrower or such Subsidiary and is being contested by such Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection;

          (i) Security Documents. Any event of default described in any Security Document or any Subordinated Debt Document shall have occurred and be continuing, or any material provision of any Security Document or any Subordinated Debt Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Security Document or any Subordinated Debt Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agents the benefits purported to be created thereby; or

          (j) Control. (A) John Welker (or a person or persons acceptable to the Required Lenders and appointed within 120 days after John Welker shall not have such positions) shall not be the Chief Executive Officer and President of the Company with all responsibilities normally associated with those positions,
(B) John Welker (or a person or persons acceptable to the Required Lenders and appointed within 120 days after John Welker shall not have such ability) shall not have the ability, free of any Lien or other restriction of any kind, to direct the selection of a majority of the directors of the Company, (C) the board of directors of the Company shall not have the same powers and rights as it has on the Effective Date, or (D) the Management Group shall cease to own and control, free and clear of any Liens, at least (x) 75% of the issued and outstanding shares of Capital Stock of the Company, or (y) if the reason the Management Group shall cease to own and control, free and clear of any Liens, at least 75% is due to a primary initial public offering of Capital Stock of the Company, at least 51% of the issued and outstanding shares of Capital Stock of the Company.

     6.2  Remedies.

          (a) Upon the occurrence and during the continuance of any Event of Default, by notice to the Borrowers (i) the Administrative Agent may, and upon being directed to do so by the Required Revolving Credit Lenders shall, terminate the Revolving Credit Commitments or (ii) the Administrative Agent may, and upon being directed to do so by the Required Lenders, shall declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be

LOAN AGREEMENT                                                           Page 56
immediately due and payable, or (iii) the Administrative Agent may, and upon being directed to do so by the Required Lenders, shall demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Revolving Credit Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, as the case may be, provided that in the case of any event or condition described in Section 6.1(h), the Revolving Credit Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Administrative Agent as collateral security for the payment and performance of the Company's obligations under this Agreement to the Lenders and the Agents.

          (b) The Administrative Agent may and, upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by the Administrative Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document.

          (c) Upon the occurrence and during the continuance of any Event of Default, each Lender may, subject to Section 7.10, at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by each Borrower) set off and apply against any and all of the obligations of such Borrower now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or either Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower and any property of the Company from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Lenders agrees to provide notice to such Borrower within a reasonable period of time after the exercise of its set off rights. Each of the Borrowers hereby grants to the Lenders and the Agents a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of such Borrower under this Agreement. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

          (d) In addition to other amounts payable pursuant to this Agreement, each Borrower confirms that it shall further pay, together with any payment of the Term Loans hereunder after the occurrence and during the continuance of any Event of Default, all amounts required to be paid pursuant to Section 3.9. Each Borrower agrees that such amounts are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable as liquidated damages for the loss of bargain and payment of such amount shall not in any way reduce, affect or impair any other obligations of the Borrowers under this Agreement.

     6.3 Distribution of Proceeds of Collateral. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by either Agent or any Lender pursuant

LOAN AGREEMENT                                                           Page 57
to the Guaranties subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Administrative Agent as follows:

          (a) First, to the payment of all costs and expenses, including without limitation all attorneys' fees, of the Administrative Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

          (b) Second, to the payment of all fees, including commitment fees, owing to the Lenders and Agents pursuant to the Lender Indebtedness on a pro rata basis in accordance with the Lender Indebtedness consisting of fees owing to the Lenders and Agents under the Lender Indebtedness, for application to payment of such liabilities;

          (c) Third, to the Lenders and Agents on a pro rata basis in accordance with the Lender Indebtedness consisting of interest owing to the Lenders and Agents under the Lender Indebtedness, for application to payment of such liabilities;

          (d) Fourth, to the Lenders and the Agents on a pro rata basis in accordance with the Lender Indebtedness consisting of principal (including without limitation any cash collateral for any outstanding letters of credit) and obligations and liabilities relating to Swaps owing to the Lenders and the Agents under the Lender Indebtedness, for application to payment of such liabilities;

          (e) Fifth, to the payment of any and all other amounts owing to the Lenders and the Agents on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Lenders and the Agents, for application to payment of such liabilities; and

          (f) Sixth, to the Company, its Subsidiaries or such other person as may be legally entitled thereto.

     6.4 Letter of Credit Liabilities. For the purposes of payments and distributions under Section 6.3, the full amount of Lender Indebtedness on account of any letter of credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Lenders or Agents on account of such Lender Indebtedness under such letters of credit shall be deposited in a separate interest bearing collateral account in the name of and under the control of the Administrative Agent and held by the Administrative Agent first as security for such letter of credit Lender Indebtedness and then as security for all other Lender Indebtedness and the amount so deposited shall be applied to the letter of credit Lender Indebtedness at such times and to the extent that such letter of credit Lender Indebtedness become absolute liabilities and if and to the extent that the letter of credit Lender Indebtedness fail to become absolute Lender Indebtedness because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied to the remaining Lender Indebtedness in the order provided in Section 6.3. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders and Agents, a lien and security interest in all such funds deposited in such separate interest bearing collateral account, as security for all the Lender Indebtedness as set forth above.

LOAN AGREEMENT                                                           Page 58

                                  ARTICLE VII

                          THE AGENTS AND THE LENDERS
                          --------------------------

     7.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agents and the Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

     7.2 Agents and Affiliates. NBD Bank and BankBoston, N.A. in their capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent. NBD Bank and BankBoston, N.A. and their respective Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Subsidiary of the Company as if it were not acting as an Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

     7.3 Scope of Agents' Duties. The Agents shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Lender, beyond the agency created herein and subject to the terms herein, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against either Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actioned under the Notes and the Security Documents), neither Agent shall be required to exercise any discretion or take any action, but the Administrative Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Lenders and may request instructions from the Required Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Lenders, which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; provided, however, that the Administrative Agent shall not be required to act or omit to act if, in the judgment of the Administrative Agent, such action or omission may expose the Administrative Agent to personal liability or is contrary to this Agreement, the Notes or the Security Documents or applicable law.

     7.4 Reliance by Agents. Each Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Each Agent may treat the payee of any Note as the holder thereof. Each Agent may employ agents (including, without limitation, collateral agents) and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     7.5 Default. Neither Agent shall be deemed to have knowledge of the occurrence of any Unmatured Event or Event of Default, unless such Agent has received written notice from a Lender or a

LOAN AGREEMENT                                                           Page 59

Borrower specifying such Unmatured Event or Event of Default and stating that such notice is a "Notice of Default". In the event that either Agent receives such a notice, such Agent shall promptly give written notice thereto to the Lenders.

     7.6 Liability of Agents. Neither of the Agents nor any of their respective directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Lenders or in the absence of its or their own gross negligence or willful misconduct. Neither of the Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Security Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Notes or the Security Documents or any collateral subject thereto or any other instrument or document furnished in connection herewith.

     7.7 Nonreliance on the Agents and Other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. Neither Agent shall be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement, the Notes or the Security Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Borrowers and, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by either Agent hereunder, neither Agent shall have any duty or responsibility to provide any Lender with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of either Agent or any of their respective Affiliates.

     7.8 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against either Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by either Agent under this Agreement, provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any amounts owing to such Agent by the Lenders pursuant to this Section. If the indemnity furnished to either Agent

LOAN AGREEMENT                                                           Page 60
under this Section shall, in the judgment of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity if furnished.

     7.9 Resignation of Agents. Either Agent may resign as such at any time upon thirty (30) days' prior written notice to the Borrowers and the Lenders. In the event of any such resignation, the Required Lenders shall, by an instrument in writing delivered to the Borrowers and the Agents, appoint a successor, with the consent of the Company, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. Each of the other Lenders shall be given the right of first refusal to act as successor, subject to the Company's consent. If a successor is not so appointed or does not accept such appointment before such Agent's resignation becomes effective, such resigning Agent may appoint a temporary successor to act until such appointment by the Required Lenders is made and accepted or if no such temporary successor is appointed as provided above by such resigning Agent, the Required Lenders shall thereafter perform all the duties of such Agent hereunder until such appointment by the Required Lenders is made and accepted. Any successor to such Agent shall execute and deliver to the Borrowers and the Lenders an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as such Agent hereunder. Upon request of such successor Agent, the Borrowers and such resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as such Agent hereunder.

     7.10 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. Each Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agents hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agents in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or Agent shall fail to remit to either Agent or any other Lender an amount payable by such Lender or Agent to such Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to

LOAN AGREEMENT                                                           Page 61
such Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agents that if either Agent shall engage in any other transactions with a Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, such Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

     7.11 Withholding Tax Exemption. Each Lender that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Administrative Agent and the Borrowers, in duplicate, (a) on or before the later of (i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, for each taxable year of such Lender (in the case of a Form 4224) or for each third taxable year of such Lender (in the case of any other form) during which interest or fees arising under this Agreement and the Notes are received, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by any Borrower hereunder, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from Unites States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Lender warrants to any Borrower that the form so filed will be true and complete; provided that such Lender's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve any Borrower of any of its obligations under this Agreement, except as otherwise provided in this Section 7.11.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     8.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders and, to the extent any rights or duties of either Agent may be affected thereby, such Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Administrative Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitments of any Lender set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10 or the definition of Required Lenders, or (iii) release any material amount of the collateral or release any material Guarantor, and provided, further, that no such amendment, modification, termination, waiver or consent, shall, without the consent of the Required Revolving Credit Lenders, allow the Company to obtain a Revolving Credit Advance if it would otherwise be unable to absent such amendment, modification, termination, waiver or consent. All the terms and agreements contained herein are solely for the benefit of the Lenders, and there are no other parties who are intended to be benefited in any way whatsoever by this Agreement.

LOAN AGREEMENT                                                           Page 62

          (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) Notwithstanding anything herein to the contrary, no Lender that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to either Agent, and, for purposes of determining the Required Lenders at any time when any Lenders are in default under this Agreement, the Commitments and Advances of such defaulting Lenders shall be disregarded; provided that no action of a type described in the proviso in Section 8.1(a) shall be binding on a defaulting Lender without its written consent thereto.

     8.2 Notices. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers, the Agents and the Lenders at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by any Borrower, any Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answerback, or, in the case of facsimile notice, upon receipt of a confirmation mechanically produced by the facsimile machine, provided, however, that notices to the Agent shall not be effective until received.

          (b) Notices by a Borrower to the Administrative Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on such Borrower.

          (c) Any notice to be given by a Borrower to the Administrative Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by either Agent or any Lender hereunder, may be given by telephone, and all such notices given by a Borrower must be immediately confirmed in writing in the manner provided in
Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

     8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of either Agent or any Lender, nor any delay or failure on the part of either Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice either Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to either Agent or any Lender under this Agreement, the Notes or any Security Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any Security Document or by applicable law to either Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by either Agent or any Lender and, unless contrary to the express provisions of this Agreement, the Notes or any Security Document, irrespective of the occurrence or continuance of any Unmatured Event or Event of Default.

LOAN AGREEMENT                                                           Page 63

     8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower and any Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower and any Guarantor in connection with the negotiation and modification of this Agreement shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Section 3.7, 3.9 and 8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

     8.5 Expenses; Indemnification. (a) The Company agrees to pay, or reimburse the Administrative Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Administrative Agent, including without limitation the fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman and any other counsel retained by the Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Security Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Administrative Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes, the Security Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Administrative Agent (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Unmatured Event or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any Security Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Administrative Agent (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Administrative Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

          (b) The Company agrees to indemnify each Lender, each Agent and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnified Party in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Party shall be designated a party thereto) (collectively, the "Indemnified Liabilities") at any time relating to or arising out of this Agreement, the Notes, the Security Document or any related agreement or any actual or proposed use of proceeds of Advance hereunder or without limiting the foregoing, any of the following:

               (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

               (ii) the entering into and performance of this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by any Lender not to make any Advance);

LOAN AGREEMENT                                                           Page 64

               (iii) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of any portion of the stock or assets of any Person, whether or not any Indemnified Party is a party thereto;

               (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any release by the Company or any of its Subsidiaries of any Hazardous Material or any violations of Environmental Laws; or

               (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company conducted subsequent to a foreclosure on such property by any Indemnified Party or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

     Provided that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, or any disputes solely amongst the Indemnified Parties or any of them or for any breach by any Indemnified Party of this Agreement.

     8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that a Borrower may not, without the prior consent of all the Lenders, assign its rights or obligations hereunder or under the Notes or any Security Document and the Lenders shall not be obligated to make any Advance hereunder to any entity other than a Borrower.

          (b) Any Lender may sell a participation interest to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Lender's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation, such participant or participants shall have the same rights and benefits against the Borrowers under
Section 6.2(c) as it or they would have had if participation of such participant or participants were the Lender making the Advances to the Borrowers hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or either Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder and (iv) such participation shall in no event be less than $5,000,000 and in integral multiples of $1,000,000 thereafter.

LOAN AGREEMENT                                                           Page 65

The Administrative Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Administrative Agent provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Administrative Agent may from time to time direct that the Borrower provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each of the Borrowers hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Administrative Agent in the same manner as would be required if dealing with the Administrative Agent itself.

          (c) Each Lender may, with the prior written consent of the Borrowers (except in the case of any assignment to another Lender) and the Administrative Agent, which consent from the Borrowers shall not be unreasonably withheld and may not be withheld if any Event of Default has occurred and is continuing, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (except in the case of any assignment to another Lender, in which case no minimum shall apply), and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Borrowers and the Administrative Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Lender shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit I hereto (an "Assignment and Acceptance") and execute such agreements required by the Administrative Agent to become parties to any intercreditor agreement and participation agreement to which the Lenders are a party, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other

LOAN AGREEMENT                                                           Page 66
documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance on either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (e) The Administrative Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the appropriate Borrower(s), at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit I hereto.

          (g) No Borrower shall be liable for any costs or expenses of any Lender in effectuating any participation or assignment under this Section 8.6.

          (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

     8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

LOAN AGREEMENT                                                           Page 67

     8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Borrowers further agrees that any legal action or proceeding with respect to this Agreement, the Notes or any Security Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each of the Borrowers hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such Borrower or by the mailing thereof by registered or certified mail, postage prepaid to such Borrower at its address set forth on the signature pages hereof or as provided pursuant to Section 8.2. Nothing in this paragraph shall affect the right of the Lenders and the Agents to serve process in any other manner permitted by law or limit the right of the Lenders or the Agents to bring any such action or proceeding against a Borrower or property in the courts of any other jurisdiction. Each of the Borrowers hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

     8.11 Integration and Severability. This Agreement embodies the entire agreement and understanding between each of the Borrowers and the Agents and the Lenders, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of a Borrower under this Agreement, the Notes or any Security Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of such Borrower under this Agreement, the Notes or any Security Document in any other jurisdiction.

     8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Unmatured Event or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such an Unmatured Event or an Event of Default if such action is taken or such condition exists.

     8.13 Interest Rate Limitation.    Notwithstanding any provision of this
Agreement, the Notes or any Security Document, in no event shall the amount of interest paid or agreed to be paid by a Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Security Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem

LOAN AGREEMENT                                                           Page 68
applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to such Borrower if such principal and all other obligations of such Borrower to the Lenders have been paid in full.

     8.14 Unification of Certain Currencies. Notwithstanding the commencement of the third stage of European Monetary Union ("EMU") (which as of the date of this Agreement is scheduled to occur on January 1, 1999), all Advances denominated in any Permitted Currency subject to the EMU shall continue to be so denominated, interest rates with respect to Loans denominated in any Permitted Currency subject to the EMU shall continue to be determined by reference to such Permitted Currency in accordance with the procedures specified herein, all calculations with respect to Advances outstanding in such Permitted Currency shall continue to be made in units of such currency, and the obligations of the Borrowers with respect to payments of principal and interest on Advances outstanding in such Permitted Currency shall continue to be payable in such currency, all without regard to the conversion rates or rounding rules referred to in European Council Regulation 96/0249 (CNS). Following the commencement of the third stage of EMU and prior to the first issuance of euro-bank notes by the European Central Bank pursuant to Article 105A(1) of the Treaty Establishing the European Community, as amended (which as of the date of this Agreement is scheduled to occur on January 1, 2002), each of the Borrowers, the Lenders, and the Agents agrees to negotiate in good faith an amendment to this Agreement, satisfactory in form and substance to each of the Borrowers, the Lenders, and the Agents to modify this Agreement in light of EMU.

     8.15 Year 2000 Problem.    The Company and its Subsidiaries have reviewed
the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

     8.16 WAIVER OF JURY TRIAL . THE LENDERS AND THE AGENTS AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER ANY LENDER, EITHER AGENT NOR ANY BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

               [The rest of this page intentionally left blank.]

LOAN AGREEMENT                                                           Page 69

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 23rd day of March, 1998, which shall be the Effective Date of this Agreement.


Address for Notices:                            NUMATICS, INCORPORATED

1450 North Milford Road
Highland, Michigan 48357
Attention: Chief Financial Officer              By: /s/ John H. Welker
Facsimile No.: (810) 887-2142                       --------------------------
                                                Its:  President
                                                     -------------------------

Address for Notices:                            NUMATICS, LTD.


c/o Numatics, Incorporated
1450 North Milford Road                         By: /s/ Robert P. Robeson
Highland, Michigan  48357                           --------------------------
Attn: Chief Financial Officer                   Its:  Secretary
Facsimile No.: (810) 887-2142                        -------------------------


Address for Notices:                            NUMATICS GMBH


c/o Numatics, Incorporated
1450 North Milford Road                         By: /s/ John H. Welker
Highland, Michigan  48357                           --------------------------
Attn: Chief Financial Officer                   Its:  General Manager
Facsimile No.: (810) 887-2142                        -------------------------

                                                By:
                                                    --------------------------
                                                Its:
                                                     -------------------------


LOAN AGREEMENT                                                           Page 70

611 Woodward Avenue                     NBD BANK, as Administrative Agent
Detroit, Michigan 48226                 and as a Lender


Attention: Thomas A. Lakocy             By: /s/ Thomas A. LaKocy
Facsimile No.: (313) 225-2290               -----------------------------
                                              Its: Senior Vice President
Revolving Credit Commitments:                      ----------------------
 (a)  Tranche A Revolving
       Credit Commitment: $16,000,000

 (b)  Tranche B Revolving
       Credit Commitment: $    0


Term Loan A Commitments:
 (a)  Company Term Loan
       A Commitment: $8,000,000

 (b)  Numatics Ltd. Term
       Loan A Commitment: $    0

 (c)  Numatics GmbH Term
       Loan A Commitment: $    0


Term Loan B Commitments:
 (a)  Company Term Loan
       B Commitment: $6,500,000

 (b)  Numatics GmbH Term
       Loan B Commitment: $     0



LOAN AGREEMENT                                                           Page 71

The First National Bank of Chicago            THE FIRST NATIONAL BANK OF CHICAGO
c/o NBD Bank
611 Woodward Avenue
Detroit, Michigan 48226

Attention: Thomas A. Lakocy                   By: /s/ Thomas A. LaKocy
Facsimile No.: (313) 225-2290                     ----------------------------
                                                  Its:  Senior Vice President
                                                       -----------------------
Revolving Credit Commitments:
 (a)  Tranche A Revolving
       Credit Commitment: $   0

 (b)  Tranche B Revolving
       Credit Commitment: $3,000,000

Term Loan A Commitments:
 (a)  Company Term Loan
       A Commitment: $   0

 (b)  Numatics Ltd. Term
       Loan A Commitment: $   0

 (c)  Numatics GmbH Term
       Loan A Commitment: $2,000,000

Term Loan B Commitments:
 (a)  Company Term Loan
       B Commitment: $   0

 (b)  Numatics GmbH Term
       Loan B Commitment: $2,000,000


LOAN AGREEMENT                                                           Page 72

First Chicago NBD Bank, Canada                  FIRST CHICAGO NBD BANK, CANADA
c/o NBD Bank
611 Woodward Avenue
Detroit, Michigan 48226

Attention: R. Ross Matthews                     By: /s/ R. Ross Mathews
Facsimile No.: (313) 225-1689                       --------------------------
                                                     Its: Vice President
                                                          --------------------

Revolving Credit Commitments:
 (a)  Tranche A Revolving
       Credit Commitment: $   0

 (b)  Tranche B Revolving
       Credit Commitment: $   0

Term Loan A Commitments:
 (a)  Company Term Loan
       A Commitment: $   0

 (b)  Numatics Ltd. Term
       Loan A Commitment: $2,000,000

 (c)  Numatics GmbH Term
       Loan A Commitment: $   0

Term Loan B Commitments:
 (a)  Company Term Loan
       B Commitment: $   0

 (b)  Numatics GmbH Term
       Loan B Commitment: $   0

LOAN AGREEMENT                                                           Page 73

BankBoston, N.A.                          BANKBOSTON, N.A.,
100 Federal                               as Documentation Agent and as a Lender
Boston, Massachusetts  02106-2016


Attention: Christopher Holtz              By: /s/ Christopher Holtz
Facsimile No. (617) 434-6685                  --------------------------
                                              Its:  Vice President
                                                   ---------------------

Revolving Credit Commitments:
 (a)  Tranche A Revolving
       Credit Commitment: $16,000,000

 (b)  Tranche B Revolving
       Credit Commitment: $   0

Term Loan A Commitments:
 (a)  Company Term Loan
       A Commitment: $8,000,000

 (b)  Numatics Ltd. Term
       Loan A Commitment: $   0

 (c)  Numatics GmbH Term
       Loan A Commitment: $   0

Term Loan B Commitments:
 (a)  Company Term Loan
       B Commitment: $6,500,000

 (b)  Numatics GmbH Term
       Loan B Commitment: $   0



LOAN AGREEMENT                                                           Page 74

                                                                 EXHIBIT 4(2)(1)


                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE
                           --------------------------

                                     [Date]


NBD Bank, as Administrative Agent for the Lenders
611 Woodward Avenue
Detroit, Michigan 48226

Attention:  Michigan Banking Division

      Reference is made to the Amended and Restated Loan Agreement, dated as of March 23, 1998 (the "Loan Agreement"), among Numatics, Incorporated, a Michigan corporation (the "Company"), Numatics Ltd., a corporation organized and existing under the laws of Canada, Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany, the lenders named therein (the "Lenders"), Bank Boston, N.A., as documentation agent for the lenders, and you, as administrative agent for the lenders. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.

      The Company hereby represents and warrants to the Lenders that the following figures and computations are true and accurate as of the close of business on ___________, 19__:

                                                         Numatics    Numatics
                                      Consolidated        Inc.        Ltd.

Gross Accounts

--------------------------------------------------------------------------------

Less:

Commissions

--------------------------------------------------------------------------------

Net Accounts (A)

Less:

(a)   Accounts which remain unpaid
      more than 120 days after
      invoice date

--------------------------------------------------------------------------------

(b)   Accounts with respect to
      which the customer is an
      Affiliate of Company,
      Numatics Ltd. or any
      Guarantor or a director
      officer, agent, stockholder
      or employee of Company or and
      their respective Affiliates

--------------------------------------------------------------------------------

(c)   Accounts with respect to
      which there is any unresolved
      dispute with the respective
      customer (but only to the
      extent of such dispute),
      except for those included
      above

--------------------------------------------------------------------------------

(d)   Accounts evidenced by an
      instrument (as defined in
      Article 9 of the UCC) not in
      the possession of
      Administrative Agent

--------------------------------------------------------------------------------

(e)   Accounts with respect to
      which the Collateral Agent,
      on behalf of the Lenders,
      does not have a valid, first
      priority and fully perfected
      security interest

--------------------------------------------------------------------------------

(f)   Accounts subject to any lien
      except those in
      favor of Collateral Agent

--------------------------------------------------------------------------------

(g)   Accounts with respect to
      which the customer is the
      subject of any bankruptcy or
      other insolvency proceeding

--------------------------------------------------------------------------------

(h)   Accounts with respect to
      which the customer's
      obligation to pay is
      conditional or subject to a
      repurchase obligation or
      right to return, including
      bill and hold sales,
      guaranteed sales, sale or
      return transactions, sales on
      approval or consignment

--------------------------------------------------------------------------------

      Total ineligible Accounts (B)

--------------------------------------------------------------------------------

Eligible Accounts: (A-B)

--------------------------------------------------------------------------------

Eligible Accounts Borrowing Base:
(C) (80% of Eligible Accounts)

Gross FIFO inventory

--------------------------------------------------------------------------------

Less:

Total Reserves

--------------------------------------------------------------------------------

Net Inventory (D)

Less:

(a)   Finished goods which do not
      meet the specifications of
      the purchase order for such
      goods

--------------------------------------------------------------------------------

(b)   Inventory with respect to
      which Collateral Agent does
      not have a valid, first
      priority and fully perfected
      security interest

--------------------------------------------------------------------------------

(c)   Inventory subject to lien
      except those in favor of
      Collateral Agent

--------------------------------------------------------------------------------

(d)   Inventory produced in
      violation of the Fair Labor
      Standards Act and subject to
      the so called "hot-goods"
      provisions contained in Title
      U.S. 215

--------------------------------------------------------------------------------

Total Ineligible Inventory (E)

--------------------------------------------------------------------------------

Eligible Inventory (D-E)

Eligible Inventory Borrowing Base
(The lesser of 60% of Eligible
Inventory or $15,000,000) (F)

--------------------------------------------------------------------------------

Total Borrowing Base  (C+F)             ====================

                      Determination of Mandatory Prepayment

    1.   Borrowing Base (item C+F above) .....................   $
                                                                  -----------

    2.   Less: Aggregate principal amount of Revolving
         Credit Advances outstanding to or for the
         benefit of the Company pursuant to the
         Tranche A Revolving Credit Commitments ..............   $
                                                                  -----------

    3.   Excess (or deficiency) in Borrowing Base
         (if deficiency, prepayment required in amount
         of deficiency) ......................................   $
                                                                  ===========

      The Company hereby further represents and warrants to the Lenders that as of the close of business on _____________, ______:

      1. The representations and warranties contained in Article IV of the Loan Agreement and in the Security Documents are true and accurate on and as of such date, as if such representations and warranties were made on and as of such date.

      2. No Event of Default or Unmatured Event has occurred and is continuing.


                                  NUMATICS, INCORPORATED


                                  By:___________________________________

                                     Its:_______________________________

                                    EXHIBIT B

                            ENVIRONMENTAL CERTIFICATE
                            -------------------------

      This Environmental Certificate (this "Certificate") is delivered by each of the undersigned pursuant to Section 2.5(i) of the Amended and Restated Loan Agreement dated as of March 23, 1998 (the "Loan Agreement") by and among Numatics, Incorporated, a Michigan corporation (the "Company"), Numatics Ltd., a corporation organized and existing under the laws of Canada ("Numatics LTD"), Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany ("Numatics GmbH", together with the Company and Numatics Ltd., the "Borrowers"), the lenders who are parties thereto (collectively, the "Lenders" and individually, a "Lender"), BankBoston, N.A, a national banking association, as documentation agent for the Lenders, and NBD Bank a Michigan banking corporation, as administrative agent for the Lenders (the "Administrative Agent" and, collectively with the Collateral Agent (as defined below), the "Agents").

      In consideration of and in order to induce the Lenders to loan money or extend credit in connection with certain transactions to the Borrowers, pursuant to the requirements of the Loan Agreement, each of the undersigned makes the representations, warranties and covenants set forth in this Certificate to the Agents and the Lenders with respect to all Property and activities of it and its Subsidiaries.

I. Definitions
   -----------

      A. "Collateral Agent" shall mean NBD Bank, a Michigan banking corporation.

      B. "Governmental Regulation" means any law, regulation, ordinance or similar requirement of the United States, any state, and any county, city or other agency or subdivision of the United States or any state.

      C. "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as
                      -------
amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and
                                  -------
Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the
                                                   -------
regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

      D. "Indebtedness" means all loans made or credit extended to the Borrowers by any of the Lenders or the Agents at any time, including all Loans made, and Letters of Credit issued, pursuant to the Loan Agreement.

      E. "Property" means all property now or hereafter owned, leased, or used by the Company or any of its Subsidiaries, including but not limited to land (including soil, ground water and surface water located on, in or under the Property), buildings, equipment and/or inventory.

      F. Other capitalized terms that are used, but not defined herein, shall have the meanings set forth in the Loan Agreement.

II. Representations and Warranties.
    ------------------------------

      Except as set forth on the attached Schedule A as previously reviewed by the Agents and the Lenders, each of the undersigned represents and warrants to the Agents and the Lenders as follows:

      A. Violation. (1) Neither it nor any of its Subsidiaries has used
         ---------
Hazardous Materials (as defined above) on, from or affecting the Property in any manner which violates any Governmental Regulation governing the use, storage, treatment transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and, to the best of it's knowledge, no prior owner of the Property or any existing or prior tenant or occupant has used Hazardous Materials on, from or affecting the Property in any manner which violates any Governmental Regulation governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; and (2) neither it nor any of its Subsidiaries has any outstanding notice of any violation of any Governmental Regulation governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials at the Property and, to the best of it's and each of its Subsidiary's knowledge, there have been no actions commenced or threatened by any party for noncompliance which affects the Property.

      B. Facilities. The Property has adequate water supply, sewage and waste
         ----------
disposal facilities.

      C. Contamination and Pollution. It shall keep or cause the Property to be
         ---------------------------
kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all applicable Governmental Regulations; and, without limiting the foregoing, it shall not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials, except in compliance with all applicable Governmental Regulations, nor shall it cause or permit, as a result of any intentional or unintentional act or omission on the part of it, any Subsidiary or any tenant, subtenant or occupant, a release, spill, leak or emission of Hazardous Materials onto the Property or onto any other contiguous property.

      D. Clean-up. The Property does not appear on the National Priority List
         --------
(as defined under federal law) or any state listing which identifies sites for remedial clean-up and/or investigatory actions. To the best of it's and each of it's knowledge, information and belief, the


                            ENVIRONMENTAL CERTIFICATE
                            -------------------------

Property has not been contaminated with substances which would give rise to a clean-up obligation under any Governmental Regulation or under common law.

      E. Licenses. All federal, state and local permits, licenses and
         --------
authorizations required for present or past use of the Property or activities of it and each of it's Subsidiary have been obtained, are presently in effect and are listed on the attached Schedule A. There is and has been full compliance with all such permits, licenses or authorizations.

      F. Audit, Remedial Action. The Company shall conduct and complete all
         ----------------------
investigations reasonably requested by the Required Lenders, including a comprehensive environmental audit, studies, sampling, and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on, under, from or affecting the Property as required by all applicable Governmental Regulations and in accordance with the orders and directives of all federal, state and local governmental authorities. Such testing, remedial, removal and other actions shall include those required by federal and state regulations governing underground storage tank systems. If the Company fails to conduct any such investigations or environmental audit required above, then the Agents or the Required Lenders may at their option and at the expense of the Company, conduct such audit.

III. Affirmative covenants.
     ---------------------

      Each of the undersigned shall:
                              -----

      A. Do all things necessary to assure that the representations, warranties and covenants set forth in this Certificate are met and continue to be accurate and correct.

      B. Provide a newly executed copy of this Certificate to the Agents each year within 30 calendar days after the end of each fiscal year of the Company.

      C. Assure that all entities acting on behalf of it are aware of and comply with the obligations of it under this Certificate.

      D. Conduct periodic reviews of the use of the Property and it's activities to assure compliance with it's obligations under this Certificate.

      E. Promptly (i) notify the Agents in writing of any occurrence or development or claim filed by it or against it which would cause any representation, warranty or covenant set forth in this Certificate to be incorrect and (ii) take steps necessary to mitigate the effect of such noncompliance.

IV. Negative Covenant. None of the undersigned shall take any action or allow
    -----------------
the Property to be used in such a manner that any representation, warranty or covenant set forth in this Certificate becomes incorrect or is not complied with.


                            ENVIRONMENTAL CERTIFICATE
                            -------------------------

V. Indemnification. Subject to the limitations set forth below, each of the
   ---------------
undersigned shall defend, indemnify and hold harmless each Agent and each Lender, their employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Property, (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Property, and/or (d) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Agent, which have been disclosed in writing to the Company, which are based upon or in any way related to such Hazardous Materials used on the Property. The indemnity obligations under this paragraph are specifically limited as follows:

      (i) None of the undersigned shall have any indemnity obligations with respect to Hazardous Materials that are first introduced to the Property or any part of the Property subsequent to the date that it's or its Subsidiary's interest in and possession of the Property or any part of the Property shall have ended or have been fully terminated by foreclosure of any mortgage held by the Collateral Agent or acceptance by the Collateral Agent of a deed in lieu of foreclosure or other collateral liquidation procedure;

      (ii) None of the undersigned shall have any indemnity obligation with respect to Hazardous Materials that are first introduced to the Property by any Agent, any Lender, or any of their employees, agents, officers, directors or any of their successors or assigns.

      Each of the undersigned agrees that in the event any mortgage held by the Collateral Agent is foreclosed or any Borrower or any Guarantor tenders a deed in lieu of foreclosure, such Borrower or Guarantor shall deliver the Property to the Collateral Agent free of any and all Hazardous Materials which are then required to be removed (whether over time or immediately) pursuant to applicable Governmental Regulations affecting the Property.

      The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the undersigned may have to the Agents and the Lenders (or any of them) under the Indebtedness, any loan document, and in common law, and shall survive (a) the repayment of all sums due for the Indebtedness, (b) the satisfaction of all of the other obligations of the Borrowers under any loan document, (c) the discharge of any mortgage held by the Collateral Agent or any Lenders and (d) the foreclosure of any mortgage held by the Collateral Agent or any Lender or acceptance of a deed in lieu of foreclosure. It is the intention of the undersigned, the Agents and the Lenders that the indemnity provisions of this paragraph shall only apply to an action commenced against any owner or operator of the Property in which any interest of any


                           ENVIRONMENTAL CERTIFICATE
                           -------------------------

Agent or any Lender is threatened or any claim is made against any Agent or any Lender for the payment of money.

VI. Miscellaneous.
    -------------

      All of the representations, warranties and covenants set forth in this Certificate shall be continuing and shall survive the execution of this Certificate until all of the Indebtedness is fully paid and the Borrowers' obligations to the Agents and the Lenders in connection with the Indebtedness are fully performed.

      This Environmental Certificate is executed on March 23, 1998.


                                               NUMATICS, INCORPORATED

                                               By:__________________________

                                                  Its:______________________


                                               NUMATICS LTD.

                                               By:__________________________

                                                  Its:______________________


                                               MICRO-FILTRATION, INC.

                                               By:__________________________

                                                  Its:______________________


                                               NUMATECH, INC.

                                               By:__________________________

                                                  Its:______________________


                            ENVIRONMENTAL CERTIFICATE
                            -------------------------

                                               NUMATION, INC.

                                               By:__________________________

                                                  Its:______________________


                            ENVIRONMENTAL CERTIFICATE
                            -------------------------

                                               ULTRA AIR PRODUCTS, INC.

                                               By:__________________________

                                                  Its:______________________


                                               MICROSMITH, INC.

                                               By:__________________________

                                                  Its:______________________


                                               I.A.E. INCORPORATED

                                               By:__________________________

                                                  Its:______________________


                           ENVIRONMENTAL CERTIFICATE
                           -------------------------

                                    EXHIBIT C

                     AMENDED AND RESTATED GUARANTY AGREEMENT
                     ---------------------------------------

            THIS AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of March 23, 1998 (this "Guaranty"), made by NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), NUMATION, INC., a Michigan corporation, NUMATECH, INC., a Michigan corporation, MICRO-FILTRATION, INC., a Michigan corporation, ULTRA AIR PRODUCTS, INC., a Michigan corporation, I.A.E. INCORPORATED, a Michigan corporation, and MICROSMITH, INC., an Arizona corporation (each of the above corporations including the Company referred to as a "Guarantor"), in favor of
                                                     ---------
NBD BANK, a Michigan banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the benefit of itself, BANKBOSTON, N.A., a national banking association, as documentation agent (in such capacity, the "Documentation Agent" and, collectively with the Administrative Agent, the "Agents") and the lenders (the "Lenders") now or hereinafter parties to the Loan Agreement described below.

                              W I T N E S S E T H:

            A. The Agents and the Lenders have entered into the Amended and Restated Loan Agreement dated as of March 23, 1998 (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Loan Agreement") with the Company, Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany ("Numatics GmbH"), and Numatics Ltd., a corporation organized and existing under the laws of Canada ("Numatics Ltd." and, collectively with the Company and Numatics GmbH, the "Borrowers") pursuant to which, among other things, the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

            B. The Guarantors and the Borrowers and the Company's other subsidiaries are engaged as an integrated group and the integrated operation requires financing on such a basis that credit supplied to the Borrowers can be made available from time to time to the Company and its subsidiaries, including without limitation the Guarantors, as required for the continued successful operation of the Company and its subsidiaries and the integrated operation as a whole. The Company and the Borrowers have requested that the Lenders lend and make credit available to the Borrowers for the purpose of financing the integrated operations of the Company and its subsidiaries with the Guarantors expecting to derive benefit, directly or indirectly, from the loans and letters of credit extended by the Lenders to the Borrowers, both in their separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of each Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole.

            C. The Guarantors desire that the Agents and the Lenders enter into the Loan Agreement for the purposes described above and are willing to enter into this Guaranty in order to provide inducement to the Lenders to enter into the Loan Agreement, each Guarantor has reviewed and is familiar with the Loan Agreement, the Notes, the Security Documents and all documents, agreements, instruments and certificates evidencing or otherwise pertaining thereto and to any other indebtedness, obligations and liabilities of to Borrowers to the Lenders, being herein collectively referred to as the "Operative Documents") and each Guarantor has determined that it is in its best interest and to its financial benefit that the Borrowers enter into the Loan Agreement and the transactions contemplated thereby, and that it enter into this Guaranty.

            D. This Guaranty amends and restates in full that certain Guaranty Agreement, dated as of January 3, 1996, made by all Guarantors, with the exception of I.A.E. Incorporated, in favor of NBD Bank, a Michigan banking corporation, as administrative agent (the "Original Guaranty").

            NOW, THEREFORE, as an inducement to the Lenders to enter into such transactions with the Borrowers, the parties agree with the Lenders as follows:

            1. Guarantee of Obligations. A. Each Guarantor hereby, jointly and
               ------------------------
severally;

                  (i) guarantees to the Lenders, as principal obligor and not as surety only, the prompt payment, when due, whether by scheduled maturity, acceleration or otherwise, any and all Advances made to the Borrowers pursuant to the Loan Agreement and accrued and unpaid interest thereon (including interest which may otherwise cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) when due, whether by scheduled maturity, acceleration or otherwise, and all other indebtedness of the Borrowers to the Lenders, whether now existing or hereafter arising, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Administrative Agent in connection with enforcing any obligations of any Borrower thereunder, including without limitation the reasonable fees and disbursements of counsel;

                  (ii) guarantees to the Agents and the Lenders the prompt and punctual performance and observance of each and every term, covenant or agreement contained in the Operative Documents, within any grace period applicable thereto, to be performed or observed on the part of the Borrowers;

                  (iii) guarantees to the Lenders the prompt payment of all indebtedness, obligations and liabilities of the Borrowers or any Subsidiary in respect of any interest rate or currency swap agreements or other similar transactions with any Lender;

                  (iv) guarantees to the Lenders the prompt and complete payment of any and all other indebtedness, obligations and liabilities of each of the Borrowers and their respective Subsidiaries to any Agent or any Lender, whether now existing or hereafter arising, direct or indirect (including without limitation, any participation interest acquired by any Lender in such indebtedness, obligations or liabilities of any Borrower to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by any Borrower as principal, surety, endorser, guarantor,


                  AMENDED AND RESTATED GUARANTY AGREEMENT
                  ---------------------------------------
accommodation party or otherwise, including without limitation any increase in the indebtedness, obligations and liabilities guaranteed hereby (and each Guarantor hereby acknowledges and agrees that any such increase shall be guaranteed hereby); and

                  (v) agrees to make prompt payment to the Administrative Agent, on demand, of any and all reasonable costs and expenses incurred by the Administrative Agent in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel.

All of the above-described indebtedness, obligations, liabilities and undertakings are collectively referred to as the "Guaranteed Obligations". It is
                                                  ----------------------
expressly understood and agreed that, for purposes of this Guaranty, references to the Lenders shall include, and the benefit of this Guaranty shall extend to, all foreign branches and all foreign affiliates of each of the Lenders and the Guaranteed Obligations shall include all of the above-described indebtedness, obligations, liabilities and undertakings whether owed to each of the Lenders or to any of such foreign branches or foreign affiliates.

                  (b) If for any reason any duty, agreement or obligation of any Borrower contained in the Operative Documents shall not be performed or observed by any Borrower as provided therein, or if any amount payable under or in connection with the Operative Documents shall not be paid in full when the same becomes due and payable, each Guarantor undertakes, but without duplication, to perform or cause to be performed, within any grace period applicable thereto, each of such duties, agreements and obligations and to pay forthwith each such amount to the Administrative Agent for the benefit of the Lenders regardless of any defense or setoff or counterclaim which any Borrower may have or assert, and regardless of any other condition or contingency.

                  (c) The books and records of each of the Lenders and any certificate delivered by any Lender to the Guarantors in respect thereof, shall be prima facie evidence of the amount owing and unpaid in respect of the Guaranteed Obligations. The failure to record any such information on such books and records shall not, however, limit or otherwise affect the obligations of any Borrower to pay such amount or the obligations of the Guarantors hereunder with respect thereto.

            2. Nature of Guaranty. This Guaranty is an absolute, unconditional
               ------------------
and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Lenders and the Agents and is not contingent upon the pursuit by any Agent or any Lender of any such rights and remedies, such pursuit being hereby waived by each Guarantor. The obligations of each Guarantor under this Guaranty are joint and several with any other guarantor of the Guaranteed Obligations, and such obligations of each Guarantor may be enforced against each Guarantor separately or against any two or more jointly, or against some separately or some jointly.


                  AMENDED AND RESTATED GUARANTY AGREEMENT
                  ---------------------------------------

            3. Waivers and Other Agreements. Each Guarantor hereby
               ----------------------------
unconditionally (a) waives any requirement that the Lenders or the Agents upon the occurrence of any default under any of the Operative Documents by any Borrower, first make demand upon, or seek to enforce remedies against, such Borrower before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrowers contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of the Operative Documents or any limitation on the liability of any Borrower thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any Borrower under or in connection with the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any Borrower to the Lenders which may be required to be returned to any Borrower, or to any representative or to a trustee, custodian or receiver for any Borrower. The obligations of each of the Guarantors hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition whatsoever, precedent or otherwise.

            4. Obligations Absolute. The obligations, covenants, agreements and
               --------------------
duties of each Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantor: (a) any assignment or transfer, in whole or in part, of any of the Guaranteed Obligations or the Operative Documents although made without notice to or consent of the Guarantor, or (b) any waiver by the Lenders or the Agents, or by any other person, of the performance or observance by any Borrower of any of the agreements, covenants, terms or conditions contained in the Operative Documents, or (c) any indulgence in or the extension of the time for payment by any Borrower of any amounts payable under or in connection with the Operative Documents or of the time for performance by any Borrower of any other obligations under or arising out of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Borrower set forth in the Operative Documents (the modification, amendment or waiver from time to time of the Operative Documents being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrower or any of its assets, or (f) the release of any security, if any, for the obligations of any Borrower under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of any Borrower or any of the Guarantors with any other person, or
(h) the release or discharge of any Borrower or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Operative Documents or this Guaranty, by operation of law or otherwise, or (i) the running of any limitation period otherwise


                  AMENDED AND RESTATED GUARANTY AGREEMENT
                  ---------------------------------------
applicable, or (j) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty or any of the Operative Documents, including without limitation the release, discharge or variance of the liability of any Guarantor, or (k) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

            5. Indemnity. As a separate, additional and continuing obligation,
               ---------
each Guarantor, jointly and severally, unconditionally and irrevocably undertakes and agrees with the Lenders and the Agents that, should the Guaranteed Obligations not be recoverable from any Guarantor under paragraph 1 for any reason whatsoever (including, without limitation, by reason of any provision of the Operative Documents or any other undertaking or obligation arising by law or otherwise in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Lenders or the Agents at any time, each Guarantor as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent for the benefit of the Lenders of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in the Operative Documents or in accordance with such other undertaking or obligation, as the case may be.

            6. International Transaction. This Guaranty arises in the context of
               -------------------------
an international transaction, and the specification of payment to any Agent or any Lender in a specific currency at a specific place and time pursuant to the Operative Documents is of the essence. Such specified currency shall be the currency of account and payment. The obligation of the Guarantors hereunder shall not be discharged by an amount paid in any other currency or at another place or time, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Administrative Agent at the place for payment under normal banking procedure, does not yield the amount of such currency due under this Guaranty and the related Operative Documents. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under the Operative Documents, the Lenders and the Agents shall have an independent cause of action against the Guarantors for the currency deficiency.

            7. Judgements. If for purposes of obtaining judgment in any court it
               ----------
becomes necessary to convert any currency due hereunder or under any Operative Document, as the case may be, into any other currency, the conversion shall be made at the Administrative Agent's spot rate of exchange prevailing on the day before the day on which the judgment is given. In the event there is a change in the Administrative Agent's spot rate of exchange between the day before the day on which the judgment is given and the date of payment of such judgment, the Guarantors will pay such additional amount, if any, or be credited for such lesser amount as may be necessary to ensure that the amount paid on such date is the amount in such other currency which when converted at the Administrative Agent's spot rate of exchange prevailing on the date of payment would yield the same amount of the currency due hereunder or under any Operative Document, as the case may be, as would have resulted from a conversion on the day before the


                    AMENDED AND RESTATED GUARANTY AGREEMENT
                    ---------------------------------------
day on which such judgment was given. Any amount due from the Guarantors under this paragraph 7 will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Guaranty.

            8. No Setoff or Deduction. All payments of the Guaranteed
               ----------------------
Obligations hereunder shall be made by the Guarantors without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Guarantors will pay such additional amounts as may be necessary so that payment of the Guaranteed Obligations, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder or under any Operative Document, as the case may be, and, in any such case, the Guarantors will furnish to the Administrative Agent certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

            9. Defaults. The occurrence of any one or more of the following
               --------
events or conditions shall be deemed an "Event of Default" under this Guaranty:

                  (a) Any Guarantor shall fail to pay when due any amount payable under this Guaranty; or

                  (b) Any representation or warranty made by the Guarantor in this Guaranty, or in any certificate, report, financial statement or other document furnished by or on behalf of any Guarantor shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Guaranty beyond any period of grace, if any, provided with respect thereto; or

                  (d) Any event of default under the Loan Agreement.

            10. Remedies. (a) Upon the occurrence and during the continuance of
                --------
any Event of Default, the Administrative Agent on behalf of the Lenders may, in addition to the remedies provided in the Operative Documents, exercise and enforce any and all other rights and remedies available to the Agents or any Lender, whether arising under this Guaranty or the Operative Documents or under applicable law, in any manner deemed appropriate by the Administrative Agent and the Lenders, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or the Operative Documents or in aid of the exercise of any power granted in this paragraph 10.


                       AMENDED AND RESTATED GUARANTY AGREEMENT
                       ---------------------------------------

                  (b) Upon the occurrence and during the continuance of any Event of Default, each of the Lenders may at any time and from time to time, without notice to any Guarantor or any Borrower (any requirement for such notice being expressly waived by each Guarantor and each Borrower) set off and apply against any and all of the obligations of any Guarantor or each Borrower now or hereafter existing under this Guaranty or any Operative Document any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of any Guarantor or any Borrower and any property of any Guarantor or any Borrower from time to time in possession of any Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Lenders agrees to provide notice to such Guarantor or such Borrower, as the case may be, within a reasonable period of time after the exercise of its set off rights. The Guarantors and the Borrowers each hereby grant to each Lender a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Guarantors and the Borrower under this Guaranty and the Operative Documents.

            (c) The rights of the Lenders and the Agents under this paragraph 10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which any Agent or any Lender may have. After the occurrence and during the continuance of any Event of Default, the Lenders and the Administrative Agent may apply any payments and other amounts received in respect of the Guaranteed Obligations in such manner as they may determine to any obligations of the Borrowers, the Guarantors [or any of their respective subsidiaries or affiliates owing to the Lenders].

            11. Waiver. Each Guarantor agrees that it will not at any time
                ------
insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty or any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or of the Borrowers under this Guaranty or any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

            12. Amendments. Etc. No amendment or waiver of any provision of this
                ---------------
Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Lenders and the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Each such amendment, waiver or consent shall be binding upon the Borrowers, whether or not undertaken with notice to or the consent of the Borrowers. Each Borrower, by accepting and entering into any loans, credit and other banking transactions with the Lenders, shall be deemed to have acknowledged and agreed to the terms and conditions


                     AMENDED AND RESTATED GUARANTY AGREEMENT
                     ---------------------------------------
hereof, including without limitation paragraphs 9 and 10 hereof. Each Guarantor agrees from time to time to provide to the Lenders such confirmation thereof as any Lender may request.

            13. Notices. All notices and other communications hereunder shall be
                -------
in writing and shall be delivered or sent to the Guarantors at the respective address set forth next to the name of each Guarantor on the signature pages hereof and in the manner, and with respect to the Administrative Agent at the address, provided in accordance with Section 8.2 of the Loan Agreement.

            14. Conduct No Waiver; Remedies Cumulative. The obligations of the
                --------------------------------------
Guarantors under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder. No course of dealing on the part of any Agent or any Lender, nor any delay or failure on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any Operative Document shall operate as a waiver of such right, power or privilege or otherwise prejudice any Agent's or any Lender's rights and remedies hereunder or thereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to any Agent or any Lender under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or under any Operative Document or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or under any Operative Document or by applicable law to any Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by any Agent or any Lender.

            15. Reliance on and Survival of Various Provisions. All terms,
                ----------------------------------------------
covenants, agreements, representations and warranties of the Guarantors made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Agents and the Lenders, notwithstanding any investigation heretofore or hereafter made by the Agents and the Lenders or on their behalf.

            16. No Investigation. Each Guarantor hereby waives unconditionally
                ----------------
any obligation which, in the absence of this provision, the Agents and the Lenders might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Guarantors have requested that the Agents and the Lenders not undertake such investigation.

            17. Governing Law. This Guaranty is a contract made under, and the
                -------------
rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely within such State without regard to the choice of law principles of such State. Each Guarantor agrees that any legal action or proceeding with respect to this Guaranty or the transactions contemplated hereby or by the Operative Documents or related hereto or thereto shall be brought in a court in the State of Michigan, or a court of the United States of America sitting in the State


                     AMENDED AND RESTATED GUARANTY AGREEMENT
                     ---------------------------------------
of Michigan, and each Guarantor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Guarantors or by mailing thereof by registered or certified mail, postage prepaid, to the Guarantors at the address as provided from time to time in paragraph 13. Each Guarantor further agrees upon the request of the Administrative Agent to appoint an agent for service of process and to maintain such an agent in the State of Michigan for such purpose. Notwithstanding the foregoing, nothing in this paragraph shall affect the right of the Agents or the Lenders to serve process in any other manner permitted by law or limit the right of the Agents or the Lenders to bring any such action or proceeding against any Guarantor or its property in the courts of any other jurisdiction. Each Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above-described courts.

            18. Headings Etc. The headings of the various subdivisions hereof
                ------------
are for convenience of reference only and shall in no way modify any of the terms or provisions hereof. If any provision of this Guaranty refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

            19. Intention and Severability; Enforceability. This Guaranty and
                ------------------------------------------
the Operative Documents embody the entire agreement and understanding between the Guarantors and the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof. In any case one or more of the obligations of any Guarantor or any Borrower under this Guaranty or any Operative Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Guarantor or any Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of any Guarantor or any Borrower under this Guaranty or any Operative Document in any other jurisdiction. It is expressly acknowledged and agreed that the obligations of any Guarantor under this Guaranty shall not in any way be affected or impaired by any invalidity, illegality or unenforceability of any obligation of any Borrower under any Operative Document. If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantifiable economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant liabilities were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, and (iii) the maximum amount for which this Guaranty is determined to be enforceable.

            20. Subordination, Subrogation, Etc. Each Guarantor agrees that any
                -------------------------------
present or future indebtedness, obligations or liabilities of the Borrowers to the Guarantor shall be fully


                     AMENDED AND RESTATED GUARANTY AGREEMENT
                     ---------------------------------------
subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrowers to the Lenders. Each Guarantor waives any right of subrogation, reimbursement, indemnity, exoneration, assignment, implied contract or any other claim whatsoever it may now or hereafter have against any Borrower, including without limitation any rights of recourse to security for the debts and obligations of any Borrower, unless and until the Guaranteed Obligations shall have been irrevocably paid in full.

            21. Counterpart Execution. This Guaranty may be signed upon any
                ---------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Guaranty shall become effective as to each Guarantor when a counterpart hereof shall have been signed by such Guarantor.

            22. Waiver of Jury Trial. The Lenders and the Agents in accepting
                --------------------
this Guaranty, and each Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty, any Operative Document or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any Operative Document or related hereto or thereto. Neither the Lenders and the Agents nor any Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Lenders, the Agents or the Guarantors except by a written instrument executed by all of them.

                [The rest of this page intentionally left blank.]


                     AMENDED AND RESTATED GUARANTY AGREEMENT
                     ---------------------------------------

            IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and to be delivered as of the day and year first set forth above.



Address for Notice:                           NUMATICS, INCORPORATED

1450 Milford Road                             By:
Highland, Michigan 48357                         -------------------------------
Attention: Chief Financial Officer
Facsimile No: (810) 887-2142                     Its:
                                                     ---------------------------


Address for Notice:                           NUMATION, INC.

c/o Numatics Incorporated                     By:
1450 Milford Road                                -------------------------------
Highland, Michigan 48357
Attention: Chief Financial Officer               Its:
Facsimile No: (810) 887-2142                         ---------------------------


Address for Notice:                           NUMATECH, INC.

1450 Milford Road                             By:
Highland, Michigan 48357                         -------------------------------
Attention: Chief Financial Officer
Facsimile No: (810) 887-2142                     Its:
                                                     ---------------------------


Address for Notice:                           MICRO-FILTRATION, INC.

1450 Milford Road                             By:
Highland, Michigan 48357                         -------------------------------
Attention: Chief Financial Officer
Facsimile No: (810) 887-2142                     Its:
                                                     ---------------------------



                     AMENDED AND RESTATED GUARANTY AGREEMENT
                     ---------------------------------------

Address for Notice:                          ULTRA AIR PRODUCTS, INC.

c/o Numatics Incorporated                    By:
1450 Milford Road                               --------------------------------
Highland, Michigan 48357
Attention: Chief Financial Officer           Its:
Facsimile No: (810) 887-2142                     -------------------------------


Address for Notice:                          MICROSMITH, INC.

c/o Numatics Incorporated                    By:
1450 Milford Road                               --------------------------------
Highland, Michigan 48357
Attention: Chief Financial Officer              Its:
Facsimile No: (810) 887-2142                        ----------------------------


                                             I.A.E. INCORPORATED

c/o Numatics Incorporated                    By:
1450 Milford Road                               --------------------------------
Highland, Michigan 48357
Attention: Chief Financial Officer              Its:
Facsimile No: (810) 887-2142                        ----------------------------


                    AMENDED AND RESTATED GUARANTY AGREEMENT
                    ---------------------------------------

                                   EXHIBIT D

           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------

            THIS AMENDED AND RESTATED PLEDGE AGREEMENT dated as of March 23, 1998 (this "Pledge Agreement"), is given by NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), in favor of NBD BANK, a Michigan banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the Lenders (as defined below).

                                    RECITALS
                                    --------

            A. The Company, Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany ("Numatics GmbH"), and Numatics Ltd., a corporation organized and existing under the laws of Canada ("Numatics Ltd." and, collectively with the Company and Numatics GmbH, the "Borrowers"), NBD Bank, as administrative agent (in such capacity, the "Administrative Agent"), BankBoston, N.A., as documentation agent (in such capacity, the "Documentation Agent") (the Collateral Agent, the Administrative Agent and the Documentation Agent may be collectively referred to as the "Agents") and the lenders named therein (the "Lenders") have entered into an Amended and Restated Loan Agreement dated as of March 19, 1998 (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Loan Agreement") pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

            B. The Company has issued a guaranty in favor of the Lenders guaranteeing the obligations of Numatics Ltd. and Numatics GmbH to the Lenders (as amended or modified from time to time, including any guaranty given in substitution therefor, the "Guaranty").

            C. Under the Loan Agreement, the Company has agreed to pledge to the Collateral Agent, for the benefit of the Lenders, and grant a first-priority security interest to the Collateral Agent, for the benefit of the Lenders, in and to, 100% of the issued and outstanding capital stock owned by the Company of all present and future Subsidiaries of the Company.

            D. This Pledge Agreement amends and restates that certain Pledge Agreement and Irrevocable Proxy dated as of January 3, 1996 given by the Company in favor of NBD Bank, as collateral agent.

            E. Due to tax reasons, the Collateral Agent has temporarily agreed to take only 66% of the outstanding capital stock owned by the Company of Foreign Subsidiaries (although the Collateral Agent will be taking 100% of the capital stock owned by the Company of Domestic Subsidiaries, and is not waiving, and hereby reserves, its right to obtain a pledge at any time in the remainder of the capital stock of Foreign Subsidiaries). Accordingly, pursuant hereto, the Company is granting a first-priority security interest to the Collateral Agent for the benefit of the Lenders, in and to 100% of the issued and outstanding capital stock owned by the

Company of all present and future subsidiaries of the Company which are organized under the laws of the United States or any state or other political subdivision thereof (the "Domestic Subsidiaries") and 66% of the issued and outstanding capital stock owned by the Company of all other present and future subsidiaries of the Company (the "Foreign Subsidiaries", and the Domestic Subsidiaries and Foreign Subsidiaries collectively referred to as the "Pledged Subsidiaries"); provided, however, that the Required Lenders have the ability
                --------  -------
under certain circumstances pursuant to the terms of the Loan Agreement to require the Company to grant a first priority security interest to the Lenders in 100% of the issued and outstanding capital stock owned by the Company of the Foreign Subsidiaries.

            For value received the Company hereby grants a first-priority security interest in and to, and herewith delivers to the Collateral Agent, for the benefit of the Lenders, stock certificates representing, 100% of the issued and outstanding capital stock owned by the Company of each Domestic Subsidiary and 66% of the issued and outstanding capital stock owned by the Company of each Foreign Subsidiary (said shares of stock, together with any other shares and securities from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such shares, being called the "Pledged Stock"); provided, however, that upon delivery of stock certificates representing the
--------  -------
remaining 34% of the capital stock of each Foreign Subsidiary pursuant to the terms of the Loan Agreement, the Company shall be deemed to have granted a first priority security interest to the Collateral Agent for the benefit of the Senior Lenders in and to such stock, such stock shall automatically become subject to the terms of this Agreement and such stock shall constitute "Pledged Stock"; to secure the "Secured Obligations". The term "Secured Obligations" shall mean all of the following, whether now or hereafter outstanding or incurred: (i) the principal amount of all Indebtedness of the Company outstanding under the Loan Agreement, (ii) all interest on and fees relating to the Secured Obligations described in clause (i) above, including such interest and fees as may accrue after the filing of a petition with respect to the Company under Title 11 of the United States Code or any successor statute, whether or not an allowable claim,
(iii) all reimbursement obligations pursuant to any letters of credit, bank acceptances, bank guarantees or similar documents issued or arranged for pursuant to the Loan Agreement, (iv) guarantees with respect to any obligations of the types described in this definition of Subsidiaries of the Company, (v) all charges, fees, expenses and other amounts in respect of the Loan Agreement or any other agreement, instrument or document executed in connection therewith, including without limitation attorneys fees, any interest rate protection obligations (including without limitation all obligations pursuant to any interest rate swap agreements or any other similar agreements) incurred in connection therewith, all premiums, indemnities and all other obligations of any kind relating thereto, (vi) all guarantees executed by the Company or other obligations of the Company for any indebtedness of any Subsidiary of the Company incurred under the Loan Agreement and (vii) all renewals, extensions, refinancing, refundings, amendments and modifications of the Secured Obligations described in clauses (i) and (ii) above.

            All of the documents, agreements and instruments between the Borrowers, the Subsidiaries, any Lender and any Agent, or any of them, evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations, including without limitation the Loan


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------

Agreement, the Notes, the Security Documents and this Agreement are collectively called the "Operative Documents".

            The Company represents and warrants to, and agrees with, the Collateral Agent for the benefit of the Lenders as follows:

            1. Representations and Warranties. The Company represents and
               ------------------------------
warrants that (a) the Pledged Stock is represented by the stock certificate or certificates described on Schedule 1 hereto, and that such stock certificate or certificates, accompanied by an instrument of assignment or transfer duly executed in blank by the Company as the owner named in such stock certificate or certificates, have been delivered to the Collateral Agent by the Company; (b) the Pledged Stock is duly authorized and validly issued, fully paid and nonassessable and constitutes 66% of all of the issued and outstanding shares of the capital stock of each Foreign Subsidiary and 100% of all of the issued and outstanding shares of the capital stock of each Domestic Subsidiary owned by the Company (and it is acknowledged and agreed that if more than 66% of the outstanding capital stock of any Foreign Subsidiary is delivered to the Collateral Agent, the Collateral Agent shall have a security interest in such capital stock only up to an amount equal to 66% of all of the issued and outstanding shares of the capital stock of such Foreign Subsidiary) that the Company is the legal and beneficial owner of the Pledged Stock, free and clear of all Liens other than the Lien of the Collateral Agent hereunder, with full right and power to deliver, pledge and assign the Pledged Stock to the Collateral Agent hereunder; and (c) to the best of the Company's knowledge, the pledge of the Pledged Stock pursuant to this Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in the Pledged Stock enforceable against the Company and all third parties and securing the payment of the Secured Obligations.

            2. Title; Stock Rights, Dividends, Etc. The Company will warrant and
               -----------------------------------
defend the Collateral Agent's title to the Pledged Stock, and the security interest herein created, against all claims of all persons, and will maintain and preserve such security interest. It is understood and agreed that the collateral hereunder includes any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and other property to which the Company may become entitled by reason of the ownership of the Pledged Stock during the existence of this Pledge Agreement, and any such property received by the Company shall be held in trust and forthwith delivered to the Collateral Agent to be held hereunder in accordance with the terms of this Pledge Agreement.

            3. Registration Rights. If any Pledged Subsidiary at any time or
               -------------------
from time to time proposes to register any of its securities under the Securities Act of 1933, the Company will at each such time give notice to the Collateral Agent of such Pledged Subsidiary's intentions so to do. Upon the request of the Collateral Agent given 30 days after receipt of such notice, the Company will cause all Pledged Stock of such Pledged Subsidiary to be included in the registration statement proposed to be filed, all to the extent requisite to permit the public sale or other public disposition of such Pledged Stock so registered by the holders thereof. The costs and expenses of all such registrations and qualifications under said Act shall be paid by the


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------

Company or such Pledged Subsidiary, except that underwriting discounts and commissions in respect of any Pledged Stock sold pursuant to any such registration statement shall be borne by the sellers thereof. As expeditiously as possible after the effective date of any such registration statement, the Company will deliver in exchange for any certificates representing shares of Pledged Stock so registered pursuant to such registration, which bear any restrictive legend, new Pledged Stock certificates not bearing such legend or any similar legend. In the event of any such registration, the Company hereby agrees to indemnify and hold harmless the Collateral Agent and the Lenders as pledgee of the Pledged Stock against any losses, claims, damages or liabilities to which the Collateral Agent and the Lenders may become subject to the extent that such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, and any preliminary prospectus or filed prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Collateral Agent and the Lenders for any legal or other expenses reasonably incurred by the Collateral Agent and the Lenders in connection with investigating or defending any such loss, claim, damage or liability. The indemnifications contained in this paragraph shall include each person, if any, who controls any Agent or any Lender.

            4. Events of Default; Remedies. (a) Upon the occurrence of any Event
               ---------------------------
of Default (as defined in the Loan Agreement) under the Loan Agreement, an Event of Default shall be deemed to have occurred hereunder and the Collateral Agent shall have all of the rights and remedies provided by law and/or by this Pledge Agreement, including but not limited to all of the rights and remedies of a secured party under the Michigan Uniform Commercial Code, and the Company hereby authorizes the Collateral Agent to sell all or any part of the Pledged Stock at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Collateral Agent) and then to the payment of the other Secured Obligations. Any requirement of reasonable notice shall be met if the Collateral Agent sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to the required notice. Either Agent or any Lender may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Pledged Stock in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to the Lenders. The Collateral Agent shall be under no obligation to preserve rights against prior parties.

            (b) The Company hereby waives as to the Collateral Agent and the Lenders any right of subrogation or marshalling of such stock and other collateral for indebtedness or other obligations owed to the Agents and the Lenders. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which either Agent or any Lender may hold, or which may come to any of their possession, may be dealt with in all respects and particulars as though this Pledge Agreement were not in existence. The Company agrees and acknowledges that because of applicable securities laws, the Collateral Agent may not be able to effect a public sale of the Pledged Stock and sales at a


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------
private sale may be on terms less favorable than if such securities were sold at a public sale and may be at a price less favorable than a public sale. The Company agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            (c) The Company irrevocably designates, makes, constitutes and appoints the Collateral Agent (and all persons designated by the Collateral Agent) as its true and lawful attorney (and agent-in-fact) and the Collateral Agent, or the Collateral Agent's agent, may, upon and after an Event of Default hereunder which has not been waived, with notice to the Company if the Secured Obligations have not been accelerated and without notice if the Secured Obligations have been accelerated, take any action as the Collateral Agent reasonably deems necessary under the circumstances to enforce or otherwise take action in respect to the Pledged Stock as required hereby, or to carry out any other obligation or duty of the Company under this Agreement. The Company shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent in connection with such action.

            5. Additional Remedies; Irrevocable Proxy. (a) Upon the occurrence
               --------------------------------------
of any Event of Default, the Collateral Agent shall have also the right to vote the Pledged Stock on all questions after giving notice to the Company of its election to exercise such rights. In the absence of any such Event of Default, the Company shall have the right to vote the Pledged Stock on all questions, provided that voting by the Company of the Pledged Stock shall be in conformity with performance of the obligations of the Company under the Operative Documents.

            (b) Whenever an Event of Default has occurred, the Collateral Agent may transfer into its name, or into the name of its nominee or nominees, any or all of the Pledged Stock and, as provided above, may vote any or all of the Pledged Stock (whether or not so transferred) and may otherwise act with respect thereto as though it were the outright owner thereof, the Company hereby irrevocably constituting and appointing the Collateral Agent as the proxy and attorney-in-fact of the Company, with full power of substitution, to do so.

            (c) In furtherance of the foregoing, it is acknowledged that the Collateral Agent may vote the Pledged Stock to remove the directors and officers of any Pledged Subsidiary, and to elect new directors and officers of any Pledged Subsidiary, who thereafter shall manage the affairs of such Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect to the business, properties and affairs of such Pledged Subsidiary which such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of such Pledged Subsidiary, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of such Pledged Subsidiary, and the employment of attorneys, agents or other employees deemed by such new directors to be necessary for the proper operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary, and all revenues from the operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary after the payment of expenses thereof shall be applied to the payment of the Secured Obligations.


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------

            (d) The Company agrees that the proxy granted in this paragraph 5 is coupled with an interest and is and shall be both valid and irrevocable so long as the Pledged Stock is subject to this Pledge Agreement. The Company further acknowledges that the term of said proxy may exceed three years from the date hereof.

            6. Remedies Cumulative. No right or remedy conferred upon or
               -------------------
reserved to the Agents and the Lenders under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agents and the Lenders under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agents and the Lenders. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

            7. Conduct No Waiver. No waiver of default shall be effective unless
               -----------------
in writing executed by the Collateral Agent and waiver of any default or forbearance on the part of the Collateral Agent in enforcing any of its rights under this Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

            8. Governing Law; Definitions. This Pledge Agreement is a contract
               --------------------------
made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Chief Financial Officer of the Company, at 1450 North Milford Road, Highland, Michigan 48357, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in the Loan Agreement. Nothing in this paragraph shall affect the right of the Agents to serve process in any other manner permitted by law or limit the right of the Agents to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------
above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the Stare of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

            9. Notices. All notices, demands, requests, consents and other
               -------
communications hereunder shall be delivered in the manner described in the Loan Agreement.

            10. Rights Not Construed as Duties. The Collateral Agent neither
                ------------------------------
assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Collateral Agent has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, the Collateral Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under paragraph 13. The powers conferred on the Collateral Agent hereunder are solely to protect its interests in the Pledged Stock and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Stock in its possession and accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Stock or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Stock.

            11. Amendments. None of the terms and provisions of this Pledge
                ----------
Agreement may be modified or amended in any way except by an instrument in writing executed by the Company and the Collateral Agent.

            12. Severability. If any one or more provisions of this Pledge
                ------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby. If at any time any portion of the obligations of the Company hereunder shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the obligations of the Company hereunder shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law. The Company hereby expressly and irrevocably waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution, assignment or implied contract or any other claim which it may now or hereafter have against the other Borrower or any other person directly or contingently liable for the Secured Obligations, or against or with respect to the other Borrower's or such other person's assets, arising from the existence or performance of this Pledge Agreement or any other present or future agreement of the Company with or in favor of any Lender. This Pledge Agreement and all the obligations hereunder shall remain in full force and effect without regard to, and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification or increase or supplement to the Secured Obligations or any Operative Document; (b) any surrender,


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------
impairment or other alteration of any collateral or guaranties or other support for the Secured Obligations, including without limitation the failure to perfect any security interest or abstaining from taking advantage or realizing upon any rights or remedies; (c) any default by any Borrower or any of the Company's Subsidiaries under, or lack of due execution, invalidity or enforceability of, any of the Operative Documents; (d) any waiver or other modification of any right or remedy of any Lender or any exercise or non-exercise thereof; or (e) any other cause, whether similar or dissimilar to any of the foregoing which, in the absence of this provision, would release, affect or impair the obligations of the Company hereunder, and in each case described herein whether or not the Company shall have notice or knowledge thereof.

            13. Expenses. (a) The Company agrees to indemnify the Collateral
                --------
Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

            (b) The Company will, upon demand, pay to the Collateral Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Stock, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or under the Operative Documents, or (iv) the failure of the Company to perform or observe any of the provisions hereof.

            14. Successors and Assigns; Termination. This Pledge Agreement shall
                -----------------------------------
create a continuing security interest in the Pledged Stock and shall be binding upon the Company, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the principal, interest, fees and other amounts owing under the Secured Obligations and under the credit facilities or other agreements of the Subsidiaries of the Company owing to any of the Lenders and the termination of all commitments to lend under the Operative Documents and any commitments to lend of any of the Lenders under the credit facilities or other agreements established for the Subsidiaries of the Company, the security interest granted hereunder shall terminate and all rights to the Pledged Stock shall revert to the Company.

            15. Waiver of Jury Trial. The Collateral Agent and the Lenders, in
                --------------------
accepting this Pledge Agreement, and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Pledge Agreement or any related instrument or agreement or any of the transactions contemplated by this Pledge Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agents, the Lenders nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------
action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Agents and the Lenders or the Company except by a written instrument executed by all of them.



                [The rest of this page intentionally left blank.]


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------

            IN WITNESS WHEREOF, the Company has caused this Pledge Agreement to be duly executed as of the day and year first above written.


                                       NUMATICS, INCORPORATED


                                       By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------


Accepted and Agreed:

NBD BANK, as Collateral Agent


By:
   ------------------------------

   Its:
       --------------------------


           AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY
           -----------------------------------------------------------

                                   EXHIBIT E-1

                              REVOLVING CREDIT NOTE
                              ---------------------


$_____________                                                    March __, 1998
                                                               Detroit, Michigan

            FOR VALUE RECEIVED, Numatics, Incorporated, a Michigan corporation (the "Company"), hereby promises to pay to the order of ______________________ (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the principal sum of ______________ Dollars ($______________), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Lender, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement referred to below.

            The Lender is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, amount and type of each Revolving Credit Loan, the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided,
                                                                --------
however, that any failure by the Lender to record any such information shall not
-------
relieve the Company of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

            The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses.

            This Revolving Credit Note evidences one or more Revolving Credit Loans made under the Amended and Restated Loan Agreement, dated as of March __, 1998 (the "Loan Agreement"), by and among the Company, Numatics Ltd., Numatics GmbH, the lenders (including the Lender) named therein, BankBoston, N.A., as documentation agent for the Lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Loan Agreement.

            This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                       NUMATICS, INCORPORATED


                                       By:
                                          --------------------------------------

                                         Its:
                                             -----------------------------------


                              REVOLVING CREDIT NOTE
                              ---------------------

                    Schedule to Revolving Credit Note, dated
                 March __, 1998, made by Numatics, Incorporated
                     in favor of __________________________.

                                                        Principal
                                                          Amount
Trans-    Principal   Type                 Interest     Paid, Pre-     Principal
action    Amount of    of      Interest   Period (if     paid or        Balance      Notation
Date        Loan      Loan*      Rate     applicable)   Converted     Outstanding    Made by
----        ----      -----      ----     -----------   ---------     -----------    -------



----------

* L - Libor Rate
  F - Adjusted Floating Rate


                             REVOLVING CREDIT NOTE
                             ---------------------

                              REVOLVING CREDIT NOTE
                              ---------------------

$3,000,000                                                        March 23, 1998
                                                               Detroit, Michigan

            FOR VALUE RECEIVED, Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany (the "Borrower"), hereby promises to pay to the order of The First National Bank of Chicago (the "Lender"), at the place for payment specified by the Administrative Agent in Deutschemarks and in immediately available funds, the principal sum of the Deutschemark Equivalent of Three Million Dollars ($3,000,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Lender, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement referred to below.

            The Lender is hereby authorized by the Borrower to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, amount and type of each Revolving Credit Loan, the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided,
                                                                --------
however, that any failure by the Lender to record any such information shall not
-------
relieve the Borrower of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

            The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses.

            This Revolving Credit Note evidences one or more Revolving Credit Loans made under the Amended and Restated Loan Agreement, dated as of March 23, 1998 (the "Loan Agreement"), by and among the Borrower, Numatics, Incorporated and Numatics Ltd., the lenders (including the Lender) named therein, BankBoston, N.A., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Loan Agreement.

            This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                       NUMATICS GMBH


                                       By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------


                              REVOLVING CREDIT NOTE
                              ---------------------

                    Schedule to Revolving Credit Note, dated
                      March 23, 1998, made by Numatics GmbH
                 in favor of The First National Bank of Chicago

                                                        Principal
                                                          Amount
Trans-    Principal   Type                 Interest     Paid, Pre-     Principal
action    Amount of    of      Interest   Period (if     paid or        Balance      Notation
Date        Loan      Loan*      Rate     applicable)   Converted     Outstanding    Made by
----        ----      -----      ----     -----------   ---------     -----------    -------



----------

* L - Libor Rate


                              REVOLVING CREDIT NOTE
                              ---------------------

                                 SWINGLINE NOTE

$5,000,000                                                        March 23, 1998
                                                               Detroit, Michigan

            FOR VALUE RECEIVED, NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), hereby unconditionally promises to pay to the order of NBD Bank, a Michigan banking corporation (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the unpaid principal amount of the Swingline Loans as evidenced by the books and records of the Lender, on the Termination Date or such earlier date as the Lender may require under the Loan Agreement referred to below, when the entire outstanding principal amount of the Swingline Loans evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swingline Loans evidenced hereby shall be paid in full, at the rates per annum on and the dates provided in the Loan Agreement referred to below.

            The Lender is hereby authorized by the Company to record on its books and records the date and the amount of each Swingline Loan, the applicable interest rate, the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prime facie evidence of the information so recorded absent manifest error in computation, provided, however, that any failure by the
                                      --------  -------
Lender to record any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Swingline Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Swingline Note and the Credit Agreement.

            The Company and each endorser or guarantor hereof waive presentment, protest, notice of dishonor and any other formality in connection with this Swingline Note. Should the indebtedness evidenced by this Swingline Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Swingline Note, including reasonable attorneys' fees and expenses.

            This Swingline Note evidences Swingline Loans made under the Amended and Restated Loan Agreement, dated as of March 23, 1998, by and among the Company, Numatics Ltd., Numatics GmbH, the lenders (including the Lender) named therein, BankBoston, N.A., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Swingline Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Swingline Note. Capitalized terms used but not defined in this Swingline Note shall have the respective meanings assigned to them in the Loan Agreement.

            This Swingline Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                       NUMATICS, INCORPORATED


                                       By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------


                                 SWINGLINE NOTE
                                 --------------

                                   EXHIBIT E-4

                                TERM LOAN A NOTE
                                ----------------


$________________                                                 March __, 1998
                                                               Detroit, Michigan

      FOR VALUE RECEIVED, Numatics, Incorporated, a Michigan corporation (the "Borrower"), hereby promises to pay to the order of_________ (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the principal sum of ___________ Dollars ($_____________), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Lender in 24 quarterly installments for the pro rata benefit of the Lenders in the amounts provided in the Loan Agreement referred to below payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of June, 1998, to and including the Maturity Date A when the entire outstanding principal amount of the Term Loan A evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and fluids, for the period from the date hereof until the Term Loan A evidenced hereby shall be paid in full, at the rate per annum and on the dates provided in the Loan Agreement

      The Lender is hereby authorized by the Borrower to record on the schedule attached to this Term Loan A Note, or on its books and records, the date and the amount of the Tern, Loan A, the applicable interest rate and type and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such
          --------  -------
notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of this Term Loan A, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Term Loan A Note and the Loan Agreement.

      The Borrower and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Term Loan A Note. Should the indebtedness evidenced by this Term Loan A Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Term Loan A Note, including attorneys' fees and expenses.

      This Term Loan A Note evidences a Term Loan A made under the Amended and Restated Loan Agreement, dated as of March __, 1998 (the "Loan Agreement"), by and among the Company, Numatics Ltd., Numatics GmbH, the lenders (including the Lender) named therein, BankBoston, NA., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Term Loan A Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Term Loan A Note. Capitalized terms used but not defined in this Term Loan A Note shall have the respective meanings assigned to them in the Loan Agreement.

      This Term Loan A Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                       NUMATICS, INCORPORATED


                                       By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------


                                TERM LOAN A NOTE
                                ----------------

                Schedule to Term Loan A Note dated March __, 1998
                         made by Numatics, Incorporated
                        in favor of ____________________


               Principal                                Principal     Principal
Transaction    Amount of   Applicable      Interest    Amount Paid     Balance
Date             Loan      Interest Rate    Period     or Prepaid    Outstanding
----             ----      -------------    ------     ----------    -----------


                                TERM LOAN A NOTE
                                ----------------

                                   EXHIBIT E-5

                                TERM LOAN A NOTE
                                ----------------

$2,000,000                                                        March __, 1998
                                                               Detroit, Michigan

      FOR VALUE RECEIVED, Numatics Ltd., a corporation organized and existing under the laws of Canada (the "Borrower"), hereby promises to pay to the order of First Chicago NBD Bank, Canada (the "Lender"), at the place for payment specified by the Administrative Agent in lawful money of Canada and in immediately available funds, the principal sum of the Canadian Dollar Equivalent on the Effective Date of Two Million Dollars ($2,000,000), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Lender in 24 quarterly installments in the amounts provided in the Loan Agreement referred to below payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of June, 1998, to and including the Maturity Date A when the entire outstanding principal amount of the Term Loan A evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Term Loan A evidenced hereby shall be paid in full, at the rate per annum and on the dates provided in the Loan Agreement.

      The Lender is hereby authorized by the Borrower to record on the schedule attached to this Term Loan A Note, or on its books and records, the date and the amount of the Term Loan A, the applicable interest rate and type and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such
          --------  -------
notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of this Term Loan A, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Term Loan A Note and the Loan Agreement.

      The Borrower and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Term Loan A Note. Should the indebtedness evidenced by this Term Loan A Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Term Loan A Note, including attorneys' fees and expenses.

      This Term Loan A Note evidences a Term Loan A made under the Amended and Restated Loan Agreement, dated as of March __, 1998 (the "Loan Agreement"), by and among the Company, Numatics, Incorporated, Numatics GmbH, the lenders (including the Lender) named therein, BankBoston, N.lA., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Term Loan A Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Term Loan A Note. Capitalized terms used but not defined in this Term Loan A Note shall have the respective meanings assigned to them in the Loan Agreement

      This Term Loan A Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                       NUMATICS, LTD.


                                       By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------


                                TERM LOAN A NOTE
                                ----------------

                Schedule to Term Loan A Note dated March __, 1998
                             made by Numatics Ltd.
                   in favor of First Chicago NBD Bank, Canada


               Principal                                Principal     Principal
Transaction    Amount of   Applicable      Interest    Amount Paid     Balance
Date             Loan      Interest Rate    Period     or Prepaid    Outstanding
----             ----      -------------    ------     ----------    -----------


                                TERM LOAN A NOTE
                                ----------------

                                   EXHIBIT E-6

                                TERM LOAN A NOTE
                                ----------------

$2,000,000                                                        March __, 1998
                                                               Detroit, Michigan

      FOR VALUE RECEIVED, Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany (the "Borrower"), hereby promises to pay to the order of The First National Bank of Chicago (the "Lender"), at the place for payment specified by the Administrative Agent in Deutschemarks and in immediately available funds, the principal sum of the Deutschemark Equivalent on the Effective Date of Two Million Dollars ($2,000,000), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Lender in 24 quarterly installments for the pro rata benefit of the Lenders in the amounts provided in the Loan Agreement referred to below payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of June, 1998, to and including the Maturity Date A when the entire outstanding principal amount of the Term Loan A evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Term Loan A evidenced hereby shall be paid in full, at the rate per annum and on the dates provided in the Loan Agreement.

      The Lender is hereby authorized by the Borrower to record on the schedule attached to this Term Loan A Note, or on its books and records, the date and the amount of the Term Loan A, the applicable interest rate and type and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such
          --------  -------
notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of this Term Loan A, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Term Loan A Note and the Loan Agreement.

      The Borrower and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Term Loan A Note. Should the indebtedness evidenced by this Term Loan A Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Term Loan A Note, including attorneys' fees and expenses.

      This Term Loan A Note evidences a Term Loan A made under the Amended and Restated Loan Agreement, dated as of March ___, 1998 (the "Loan Agreement"), by and among the Company, Numatics, Incorporated and Numatics Ltd., the lenders (including the Lender) named therein, BankBoston, N.A., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Term Loan A Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Term Loan A Note. Capitalized terms used but not defined in this Term Loan A Note shall have the respective meanings assigned to them in the Loan Agreement.

      This Term Loan A Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                          NUMATICS GMBH


                                          By:
                                             -------------------------------

                                                Its:
                                                    ------------------------


                                TERM LOAN A NOTE
                                ----------------

                Schedule to Term Loan A Note dated March __, 1998
                              made by Numatics GmbH
                 in favor of The First National Bank of Chicago

                Principal                              Principal     Principal
 Transaction    Amount of     Applicable     Interest  Amount Paid   Balance
    Date          Loan        Interest Rate   Period   or Prepaid    Outstanding
 -----------    ---------     -------------  --------  -----------   -----------


                                TERM LOAN A NOTE
                                ----------------

                                   EXHIBIT E-7

                                TERM LOAN B NOTE
                                ----------------

$__________________                                               March __, 1998
                                                               Detroit, Michigan

      FOR VALUE RECEIVED, Numatics, Incorporated, a Michigan corporation (the "Company"), hereby promises to pay to the order of ___________________________ (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the principal sum of _________________________Dollars ($____________________),
or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Lender in 30 consecutive quarterly installments for the pro rata benefit of the Term Loan B Lenders in the amounts provided in the Loan Agreement referred to below payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of June, 1998, to and including Maturity Date B when the entire outstanding principal amount of the Term Loan B evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Term Loan B evidenced hereby shall be paid in full, at the rate per annum and on the dates provided in the Loan Agreement referred to below.

      The Lender is hereby authorized by the Company to record on the schedule attached to this Term Loan B Note, or on its books and records, the date and the amount of the Term Loan B, the applicable interest rate and type and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such
          --------  -------
notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Term Loan B, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Term Loan B Note and the Loan Agreement.

      The Company and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Term Loan B Note. Should the indebtedness evidenced by this Term Loan B Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Term Loan B Note, including attorneys' fees and expenses.

      This Term Loan B Note evidences a Term Loan B made under the Amended and Restated Loan Agreement, dated as of March __, 1998 (the "Loan Agreement"), by and among the Company, Numatics Ltd., Numatics GmbH, the lenders (including the Lender) named therein,

BankBoston, N.A., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Term Loan B Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Term Loan B Note. Capitalized terms used but not defined in this Term Loan B Note shall have the respective meanings assigned to them in the Loan Agreement.

      This Term Loan B Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                          NUMATICS, INCORPORATED


                                          By:
                                             -------------------------------

                                                Its:
                                                    ------------------------


                                TERM LOAN B NOTE
                                ----------------

                Schedule to Term Loan B Note dated March __, 1998
                         made by Numatics, Incorporated
                     in favor of ___________________________

                Principal                              Principal     Principal
 Transaction    Amount of     Applicable     Interest  Amount Paid   Balance
    Date          Loan        Interest Rate   Period   or Prepaid    Outstanding
 -----------    ---------     -------------  --------  -----------   -----------


                                TERM LOAN B NOTE
                                ----------------

                                   EXHIBIT E-7

                                TERM LOAN B NOTE
                                ----------------

$__________________                                               March __, 1998
                                                               Detroit, Michigan

      FOR VALUE RECEIVED, Numatics, Incorporated, a Michigan corporation (the "Company"), hereby promises to pay to the order of ___________________________ (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the principal sum of _______________________ Dollars ($______________), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Lender in 30 consecutive quarterly installments for the pro rata benefit of the Term Loan B Lenders in the amounts provided in the Loan Agreement referred to below payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of June, 1998, to and including Maturity Date B when the entire outstanding principal amount of the Term Loan B evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Term Loan B evidenced hereby shall be paid in full, at the rate per annum and on the dates provided in the Loan Agreement referred to below.

      The Lender is hereby authorized by the Company to record on the schedule attached to this Term Loan B Note, or on its books and records, the date and the amount of the Term Loan B, the applicable interest rate and type and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such
          --------  -------
notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Term Loan B, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Term Loan B Note and the Loan Agreement.

      The Company and cash endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Term Loan B Note. Should the indebtedness evidenced by this Term Loan B Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Term Loan B Note, including attorneys' fees and expenses.

      This Term Loan B Note evidences a Term Loan B made under the Amended and Restated Loan Agreement, dated as of March __, 1998 (the "Loan Agreement"), by and among the Company, Numatics Ltd., Numatics GmbH, the lenders (including the Lender) named therein,

BankBoston, N.A., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Term Loan B Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Term Loan B Note. Capitalized terms used but not defined in this Term Loan B Note shall have the respective meanings assigned to them in the Loan Agreement.

      This Term Loan B Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                          NUMATICS, INCORPORATED


                                          By:
                                             -------------------------------

                                                Its:
                                                    ------------------------


                                TERM LOAN B NOTE
                                ----------------

                Schedule to Term Loan B Note dated March __, 1998
                         made by Numatics, Incorporated
                      in favor of__________________________

                Principal                              Principal     Principal
 Transaction    Amount of     Applicable     Interest  Amount Paid   Balance
    Date          Loan        Interest Rate   Period   or Prepaid    Outstanding
 -----------    ---------     -------------  --------  -----------   -----------


                                TERM LOAN B NOTE
                                ----------------

                                   EXHIBIT E-8

                                TERM LOAN B NOTE
                                ----------------

$2,000,000                                                        March 23, 1998
                                                               Detroit, Michigan

      FOR VALUE RECEIVED, Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany (the "Borrower"), hereby promises to pay to the order of The First National Bank of Chicago (the "Lender"), at the place for payment specified by the Administrative Agent in Deutschemarks and in immediately available funds, the principal sum of the Deutschemark Equivalent on the Effective Date of Two Million Dollars ($2,000,000), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Lender in 30 consecutive quarterly installments for the pro rata benefit of the Term Loan B Lenders in the amounts provided in the Loan Agreement referred to below payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of June, 1998, to and including Maturity Date B when the entire outstanding principal amount of the Term Loan B evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Term Loan B evidenced hereby shall be paid in full, at the rate per annum and on the dates provided in the Loan Agreement referred to below.

      The Lender is hereby authorized by the Company to record on the schedule attached to this Term Loan B Note, or on its books and records, the date and the amount of the Term Loan B, the applicable interest rate and type and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such
          --------  -------
notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Term Loan B, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Term Loan B Note and the Loan Agreement.

      The Company and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Term Loan B Note. Should the indebtedness evidenced by this Term Loan B Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon. all costs of collecting this Term Loan B Note, including attorneys' fees and expenses.

      This Term Loan B Note evidences a Term Loan B made under the Amended and Restated Loan Agreement dated as of March 23, 1998 (the "Loan Agreement"), by and among the Company, Numatics Ltd., Numatics GmbH, the lenders (including the Lender) named therein, BankBoston, N.A., as documentation agent for the lenders, and NBD Bank, as administrative agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Term Loan B Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Term Loan B Note. Capitalized terms used but not defined in this Term Loan B Note shall have the respective meanings assigned to them in the Loan Agreement.

      This Term Loan B Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                          NUMATICS GMBH


                                          By:
                                             -------------------------------

                                                Its:
                                                    ------------------------


                                TERM LOAN B NOTE
                                ----------------

                Schedule to Term Loan B Note dated March 23, 1998
                              made by Numatics GmbH
                 in favor of The First National Bank of Chicago

                Principal                              Principal     Principal
 Transaction    Amount of     Applicable     Interest  Amount Paid   Balance
    Date          Loan        Interest Rate   Period   or Prepaid    Outstanding
 -----------    ---------     -------------  --------  -----------   -----------


                                TERM LOAN B NOTE
                                ----------------

                                   EXHIBIT F

                              REQUEST FOR ADVANCE
                              -------------------


NBD Bank,
as Administrative Agent for the Lenders
611 Woodward Avenue
Detroit, Michigan 48226

      [Insert requesting Borrower], hereby requests a (insert Revolving Credit Loan, Term Loan A, Term Loan B or Letter of Credit Advance] pursuant to Section
2.4 of the Amended and Restated Loan Agreement, dated as of March __, 1998 (the "Loan Agreement"), among Numatics, Incorporated, Numatics Ltd., Numatics GmbH, the Lenders referenced therein, BankBoston, N.A., as documentation agent for the Lenders, and you, as Administrative Agent for the Lenders.

      If a Loan is requested, such Loan is to be made in the amount of $_________, to be made on __________, 19__ and evidenced by the Borrower's Revolving Credit Notes, Term Loan A Notes, or Term Loan B Notes, as the case may be. Such Loan shall be a (insert LIBOR Loan or Adjusted Floating Rate Rate Loan] and the initial LIBOR Interest Period, if such requested Loan is a LIBOR Loan, shall be [insert permitted LIBOR Interest Period].

      If a Letter of Credit Advance is requested, such Letter of Credit Advance shall be made by issuance by [insert requested L/C Issuer] of a Letter of Credit on ____________, 19__ in the maximum amount of $____________ to and for the benefit of _________________ with a stated expiry date of ____________ 19__, and containing the further terms and conditions set forth in the attached letter of credit application and other agreements of the L/C Issuer.

      In support of this request, the Borrower hereby represents and warrants to the Agents and the Lenders that:

      1. The representations and warranties contained in Article IV of the Loan Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.


                              REQUEST FOR ADVANCE

      2. No Event of Default or Unmatured Event has occurred and is continuing or will exist on the date such Advance is made and such Advance shall not cause an Event of Default or Unmatured Event.

      Acceptance of the proceeds of such Advance by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

      Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.

                                       [Signature of requesting Borrower]



                                       By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------

Dated:
      ----------------------, ----


                              REQUEST FOR ADVANCE

                                   EXHIBIT G


           [LETTERHEAD OF MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.]

March 23, 1998

First Chicago Capital Markets, Inc.
BancBoston Securities Inc.
c/o First Chicago Capital Markets, Inc.
One First National Plaza
Suite 0701, 8th Floor
Chicago, Illinois 60670

Ladies and Gentlemen:

      We have acted as counsel to Numatics, Incorporated, a Michigan corporation (the "Company"), and its subsidiaries, Numation, Inc., a Michigan corporation, Numatech, Inc., a Michigan corporation, Micro-Filtration, Inc., a Michigan corporation, Ultra Air Products, Inc., a Michigan corporation, Microsmith, Inc., an Arizona corporation, and I.A.E. Incorporated, a Michigan corporation (collectively, the "Guarantors"), in connection with the Company's issuance and sale to you today of $115,000,000 principal amount of its 9 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are being issued and sold pursuant to the Purchase Agreement dated March 18, 1998 among you (the "Initial Purchasers"), the Company, and the Guarantors (the "Purchase Agreement"). This letter is provided to you at the request of the Company pursuant to Section 9(e) of the Purchase Agreement In connection with such representation, we have examined the following:

            (a) The final Offering Memorandum dated March 18, 1998 relating to the Notes (the "Final Memorandum");

            (b) The Purchase Agreement;

            (c) The Registration Rights Agreement dated as of March 23, 1998 among the Company, the Guarantors, and the Initial Purchasers (the "Registration Rights Agreement");

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

            (d) The Notes;

            (e) The Indenture dated as of March 23, 1998 among the Company, the Guarantors, and First Trust National Association, as Trustee (the "Trustee"), under which the Notes are being issued (the "Indenture");

            (f) Copies of the Company's and each Guarantor's articles or certificate of incorporation, certified by the appropriate governmental authorities in their respective states of incorporation;

            (g) Certified copies of the Company's and each Guarantor's bylaws and resolutions adopted by its board of directors relating to the Notes, the Indenture, the Purchase Agreement, the Registration Rights Agreement, and related matters;

            (h) Certificates of good standing for the Company and each Guarantor issued by the appropriate governmental authorities in their respective states of incorporation;

            (i) Certificates of good standing or certificates of similar import with respect to the Company's qualification to do business as a foreign corporation issued by the appropriate governmental authorities in the states of Indiana and Tennessee and Numation, Inc.'s qualification to do business as a foreign corporation issued by the appropriate governmental authorities in the state of Ohio;

            (j) The contracts listed in Exhibit A to this letter (the "Other Contracts"), which an officer of the Company has certified as being a complete list of (i) all of the contracts to which the Company or any Guarantor is a party which, under applicable Securities and Exchange Commission rules, would be required to be flied as exhibits to an annual report on Form 10-K filed immediately after the issuance of the Notes and the consummation of the related transactions being consummated today as described in the Final Memorandum and (ii) all agreements to which the Company is a party relating to its rights and obligations to purchase any capital stock of a Guarantor owned by a person other than the Company; and

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

            (k) Such other certificates of officers or other representatives of the Company and the Guarantors and other documents as we have considered necessary or appropriate for us to examine in connection with the opinions set forth in this letter.

      In rendering the opinions and providing the other information contained in this letter, we have relied on the certificates described above as to the factual matters set forth in them.

      Unless otherwise indicated, capitalized terms used in this letter have the definitions given them in the Purchase Agreement.

      References in this letter to our "knowledge," "awareness," or similar references mean the conscious awareness of facts or other information by those lawyers in our firm who had active involvement in negotiating or preparing the Final Memorandum, the Notes, the Indenture, the Purchase Agreement, the Registration Rights Agreement, or this letter.

Assumption and Covered Law
--------------------------

      For purposes of the opinions set forth herein, we have assumed that:

            (a) Each party to the Indenture, the Purchase Agreement, and the Registration Rights Agreement other than the Company and the Guarantors has satisfied those legal requirements that are applicable to it to the extent necessary to make those agreements enforceable against it.

            (b) Each party to the Indenture, the Purchase Agreement, and the Registration Rights Agreement other than the Company and the Guarantors has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce those agreements.

            (c) Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

            (d) There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

            (e) The conduct of the parties to the Indenture, the Purchase Agreement, and the Registration Rights Agreement has complied with any applicable requirements of good faith, fair dealing, or conscionability.

            (f) The Trustee, the Initial Purchasers, and any agent acting for any of them in connection with the transactions described in the Notes, the Indenture, the Purchase Agreement, and the Registration Rights Agreement have acted in good faith and without notice of any defense against the enforcement of any rights created by any of those documents.

            (g) Neither the Company nor any Guarantor will in the future take any discretionary action (including a decision not to act) permitted but not required under the Notes, the Indenture, the Purchase Agreement, or the Registration Rights Agreement that would result in a violation of law or constitute a breach or default under any other agreement to which such person is a party.

      The law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the State of Michigan. The Notes, the form of the Series B Notes, the Indenture, and the Registration Rights Agreement all provide that they are to be governed by the law of the State of New York; however, our opinions as to their validity, binding effect, and enforceability are given as if they were governed by the law of the State of Michigan. For purposes of our opinions with respect to Microsmith, Inc., with your permission we have assumed that the law of the State of Arizona (including its business corporation law) would be identical to the law of the State of Michigan.

Opinions
--------

      Based upon and subject to the foregoing and to the qualifications and limitations hereinafter set forth, we are of the opinion that:

      1. Each of the Company and the Guarantors has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to carry on its business and to own, lease, and operate its properties as described in the Final Memorandum.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

      2. Based solely on the certificates of good standing or certificates of similar import described above, and to the extent set forth in such certificates, the Company is duly qualified to do business as a foreign corporation in the states of Indiana and Tennessee, and Numation, Inc. is duly qualified to do business as a foreign corporation in the state of Ohio.

      3. All of the outstanding shares of capital stock of each of the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable, and each Guarantor's stock records, stock certificates, and minute books indicate that such Guarantor's shares are owned by the Company in the percentage set forth on Schedule A to the Purchase Agreement. To our knowledge, none of such shares is subject to any Lien except as set forth in the Final Memorandum.

      4. The Notes have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity).

      5. The Subsidiary Guarantees have been duly authorized by each Guarantor. When the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Subsidiary Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will constitute the valid and legally binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity).

      6. The Indenture has been duly authorized, executed, and delivered by the Company and each Guarantor and is a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company, and

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity).

      7. The Purchase Agreement has been duly authorized, executed, and delivered by the Company and each Guarantor.

      8. The Registration Rights Agreement has been duly authorized, executed, and delivered by the Company and each Guarantor and is a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity).

      9. The Series B Notes have been duly authorized.

      10. The statements under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Management and Directors," "Description of Other Indebtedness," "Description of Notes," and "Plan of Distribution" in the Final Memorandum, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present in all material respects such legal matters or documents.

      11. The summary contained in the Final Memorandum under the caption "Certain Federal Tax Consequences for Foreign Persons" is an accurate summary of the issues described therein in all material respects.

      12. The execution, delivery, and performance of the Purchase Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions thereof, and the consummation of the transactions described therein will not (i) require any consent, approval, authorization, or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

provisions of, or a default under, the charter or bylaws of the Company or any of the Guarantors or (except as described in the Final Memorandum) any Other Contract, (iii) violate or conflict with any applicable law, rule, or regulation, or any judgment, order, or decree known to us of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or any obligation to create or impose) a Lien under any Other Contract.

      13. Neither the Company nor any of its subsidiaries is, nor after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Final Memorandum will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      14. To the best of our knowledge, other than the rights granted to Harvard Private Capital Holdings, Inc. with respect to the Company's capital stock, there are no contracts, agreements, or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

      15. The Indenture complies as to form in all material respects with the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale, and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

      16. No registration under the Act is required for the sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales assuming (i) that each Initial Purchaser is a QIB or an Accredited Institution, (ii) the accuracy of and compliance with the Initial Purchasers' representations and agreements contained in Section 7 of the Purchase Agreement, and (iii) the accuracy of the representations of the Company and the Guarantors set forth in Sections 5(h) and 6(bb), (dd), (ee), and (hh) of the Purchase Agreement.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Qualifications and Limitations
------------------------------

      The foregoing opinions are subject to the following qualifications and limitations:

      A. Our opinions are subject to generally applicable rules of law which:

            (1) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence, and reasonableness;

            (2) provide that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected;

            (3) limit the availability of a remedy under certain circumstances where another remedy has been elected;

            (4) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, or unlawful conduct;

            (5) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

            (6) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; or

            (7) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (a) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (b) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

      B. Our opinions deal only with the specific legal issues explicitly addressed herein and do not address any other matters.

      C. Our opinions do not address any of the following legal issues:

            (1) federal and state securities laws and regulations, except to the extent expressly set forth in paragraphs 10, 11, 13, 15, and 16 above;

            (2) federal and state antitrust and unfair competition laws and regulations;

            (3) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, municipalities, and political subdivisions, and judicial decisions to the extent that they deal with any of the foregoing;

            (4) fraudulent transfer and fraudulent conveyance laws;

            (5) federal and state tax laws and regulations, except to the extent expressly set forth in paragraph 11 above; and

            (6) federal and state laws, regulations, and policies concerning (a) national and local emergency or (b) possible judicial deference to acts of sovereign states.

      D. We express no opinion as to the validity or enforceability of any provisions of the Notes or the Indenture requiring the payment of interest on interest at a rate higher than 10 percent per annum simple interest or requiring the payment of prepayment premiums or premiums payable upon acceleration of indebtedness.

Confirmation as to Legal Proceedings
------------------------------------

      We hereby confirm that we do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, other than any disclosed in the Final Memorandum or in Exhibit B to this letter. Please be advised, however, that we have not conducted any search of any court docket or other governmental records in connection with the confirmation contained in this paragraph.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Confirmation as to Final Memorandum
-----------------------------------

      In connection with the offering of the Notes, we rendered certain legal advice and assistance in the course of the preparation of the Final Memorandum. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of and reports on certain corporate records, documents, and proceedings. We also participated in conferences with representatives of the Company, its independent accountants, the Initial Purchasers, and the Initial Purchasers' counsel, at which conferences prior to the date of the Final Memorandum the contents of the Final Memorandum and related matters were discussed. Between the date of the Final Memorandum and the time of delivery of this letter, among other things, we had discussions with, and made inquiries of, representatives of the Company and its independent accountants with regard to the Company and the contents of certain portions of the Final Memorandum, and we reviewed certificates of certain representatives of the Company and a letter from the Company's independent accountants.

      On the basis of the information which was developed in the course of the performance of the services referred to above and on the basis of the information we have gained in the course of our representation of the Company, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Act and the Securities Exchange Act of 1934, as amended, and relying as to materiality to a large extent upon the statements of officers and other representatives of the Company, we confirm to you that nothing has come to our attention in the course of our representation which causes us to believe that, either as of the date of the Final Memorandum or as of the date of this letter, the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

      The limitations inherent in the independent verification of factual matters and the character of determinations involved in the offering process are such, however, that we do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Final Memorandum (except to the extent set forth in paragraphs 10 and 11 above).

      We express no opinion or belief as to the financial statements and other financial data contained in the Final Memorandum.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                          ----------------------------

      This letter speaks only as of its date. We undertake no obligation to advise you (or any third party) of changes of law or fact that occur after the date hereof - even though the change may affect the conclusions herein.

      A copy of this letter may be delivered by you to the Trustee in connection with the Trustee's execution and delivery of the Indenture and authentication of the Notes, and the Trustee may rely on this letter as if it were addressed and had been delivered to it on the date hereof. Subject to the foregoing, this letter may be relied on only by you and only for the purpose contemplated by the Purchase Agreement and may not be used or relied on by you or any other person for any other purpose whatsoever without our prior written consent.


                                       Very truly yours,


                              /s/ Miller, Canfield, Paddock and Stone, P.L.C.

                                   Exhibit A

1.1 Amended and Restated Loan Agreement, dated as of March 23, 1998, among Numatics, Incorporated (the "Company"), Numatics GmbH, Numatics, Ltd., NBD Bank, as Administrative Agent, BankBoston, N.A., as Documentation Agent, and the Lenders party thereto

1.2 Amended and Restated Guaranty Agreement, dated as of March 23, 1998, by Numation, Inc., Numatech, Inc., Micro-Filtration, Inc., Ultra Air Products, Inc., Microsmith, Inc., and I.A.E. Incorporated (the "Guarantors") and the Company in favor of NBD Bank, as Administrative Agent, and BankBoston, N.A., as Documentation Agent

2.1 Purchase Agreement, dated March 18, 1998, among First Chicago Capital Markets, Inc. and BancBoston Securities Inc. (the "Initial Purchasers"), the Company, and the Guarantors

2.2 Indenture, dated as of March 23, 1998, among the Company, the Guarantors, and First Trust National Association, as Trustee

2.3 A/B Exchange Registration Rights Agreement, dated as of March 23, 1998, among the Company, the Guarantors, and the Initial Purchasers

3.1 Securities Purchase Agreement, dated as of January 3, 1996, between the Company and Harvard Private Capital Holdings, Inc. ("Harvard")

3.2 Numatics, Incorporated Class A Common Stock Purchase Warrant, dated January 3, 1996

3.3 Numatics, Incorporated Tag-Along and Drag-Along Agreement, dated January 3, 1996, among the Company, Harvard and shareholders of the Company

3.4 Registration Agreement, dated as of January 3, 1996, between the Company and Harvard

3.5 Amended and Restated Guarantee Agreements between Harvard and each of the Guarantors other than I.A.E. Incorporated, each dated as of March 23, 1998

3.6 Guaranty Agreement between Harvard and I.A.E. Incorporated, dated as of March 23, 1998

3.7   Agreement, dated as of March 23, 1998, between the Company and Harvard

4.1 Amended and Restated Stock Transfer Agreement, dated December 28, 1995, among the Company, John H. Welker, individually and as trustee of the John
      H. Welker Trust u/a dtd December 28, 1995, David K. Dodds, Donald E. McGeachey, Henry Fleischer, individually and as trustee of the Henry Fleischer Trust u/a dtd March 10, 1993, Robert P. Robeson, John A. Acuff, Bruce W. Hoppe, David King, and Philip Robinson

5.1 Voting Agreement, dated as of November 29, 1990, among the Company (under its former name, Numatics Acquisition Corporation) and shareholders of the Company

6.1   Employment Agreement, dated January 3, 1996, between the Company and John
      H. Welker

7.1 Employment Agreement, dated September 15, 1996, between the Company and David M. Tenniswood

8.1 Numatics, Incorporated Amended and Restated Deferred Compensation Plan, adopted December 28, 1995, and related acknowledgements by Eligible Employees (as therein defined)

9.1 Stock Purchase and Transfer Restriction Agreement, dated as of September 25, 1995, among William S. Smith, Dawn C. Smith and the Company

10.1 Asset Purchase Agreement, dated January 24, 1995, between Robert McKay and the Company, and first amendment thereto dated the same date

11.1 Stock Transfer Agreement, dated as of September 1, 1994, among Jeffrey R. Schneid, the Company and Numation, Inc.

12.1  Stock Transfer Agreement, dated as of September 1, 1994, between Richard
      L. Dalton, Jr. and the Company

13.1 Stock Purchase and Transfer Restriction Agreement, dated as of July 31, 1992, among Robert D. and Pamela S. Nuckles and the Company

                                   Exhibit B


      The Company is one of three defendants in a product liability case, Toledo
v. N.J. Malin & Associates (Case No. 94L-4158), pending in the Circuit Court of Cook County, Illinois. The plaintiff in that case alleges that he was injured when a conveyor gate unexpectedly descended and struck him on the head, injuring his back, and that the Company's valves were components of the conveyor gate. The trial is scheduled for August 24, 1998. The case is being defended by the Company's products liability insurance carrier. The lawyer engaged by the insurance carrier has advised the Company that it is highly unlikely that the Company's liability, if any, will exceed the limits of its insurance coverage.

      In McKenzie Banking Company v. Numatics, Incorporated (Civ. Action No. 97CVIII), pending in the Chancery Court of Carroll County, Tennessee, the Company is being sued for $19,754.90 by a factor to which one of the Company's suppliers sold its accounts receivable. The Company did not pay this amount due to setoffs it had against the supplier and intends to defend vigorously.

                                   EXHIBIT H

                          REQUEST FOR CONTINUATION OR
                          ---------------------------
                               CONVERSION OF LOAN
                               ------------------


                                     [Date]


NBD Bank,
as Administrative Agent for the Lenders
611 Woodward Avenue
Detroit, Michigan 48226

Attention: Michigan Banking Division

      [Insert requesting Borrower] hereby requests that $___________ of the principal amount of the Revolving Credit Loan originally made on _________, which Revolving Credit Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] on _____________, 19__. If such Revolving Credit Loan is requested to be converted to a LIBOR Loan, the Borrower hereby elects a LIBOR Interest Period for such Revolving Credit Loan of [insert permitted LIBOR Interest Period].

      Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Amended and Restated Loan Agreement dated as of March __, 1998, among Numatics, Incorporated, Numatics Ltd., Numatics GmbH, the lenders named therein, BankBoston, N.A., as documentation agent for the lenders, and you, as administrative agent for the lenders.


                                       [Signature of requesting Borrower]


                                       By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------

                                   EXHIBIT I

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

      Reference is made to the Amended and Restated Loan Agreement dated as of March __, 1998 (the "Loan Agreement") among NUMATICS, INCORPORATED, a Michigan corporation, NUMATICS LTD., a corporation organized and existing under the laws of Canada and Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany (collectively, the "Borrowers"), the lenders named therein (the "Lenders"), BANKBOSTON, N.A., as documentation agent for the Lenders (the "Documentation Agent"), and NBD BANK, as administrative agent for the Lenders (the "Administrative Agent" and collectively with the Documentation Agent, the "Agents"). Terms defined in the Loan Agreement are used herein with the same meaning.

      The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

      1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Loan Agreement. After giving effect to such sale and assignment the Assignee's Commitments and the amounts of the Advances owing to the Assignee will be as set forth on
Schedule 1.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by any Borrower of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Loan Agreement, respectively, as specified on Schedule 1.

      3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in
Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon either Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to each Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender; and
(v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

      5. Upon such acceptance and recording by the Administrative Agent as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

      6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                       [ASSIGNOR]


                                       BY:
                                          --------------------------------------

                                          ITS:
                                              ----------------------------------



                                       [ASSIGNEE]


                                       BY:
                                          --------------------------------------

                                          ITS:
                                              ----------------------------------


                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------


                                       -3-